EXHIBIT 10.1

AMENDED AND RESTATED LEASE AGREEMENT NO. 1,

dated as of June 9, 2015,

by and between

HPT TA PROPERTIES TRUST and HPT TA PROPERTIES LLC,

AS LANDLORD,

AND

TA OPERATING LLC,

AS TENANT

ARTICLE 1 DEFINITIONS	1
1.1 “AAA”	1
1.2 “Additional Charges”	1
1.3 “Additional Rent”	1
1.4 “Affiliated Person”	1
1.5 “Agreement”	2
1.6 “Applicable Laws”	2
1.7 “Arbitration Award”	2
1.8 “Award”	2
1.9 “Base Gross Revenues”	2
1.10 “Base Year”	2
1.11 “Business Day”	2
1.12 “Capital Addition”	2
1.13 “Capital Expenditure”	2
1.14 “Capital Replacements Budget”	3
1.15 “Change in Control”	3
1.16 “Claim”	3
1.17 “Code”	3
1.18 “Commencement Date”	3
1.19 “Condemnation”	3
1.20 “Condemnor”	3
1.21 “Consolidated Financials”	3
1.22 “Default”	4
1.23 “Disbursement Rate”	4
1.24 “Disputes”	4
1.25 “Distribution”	4
1.26 “Easement Agreement”	4
1.27 “Encumbrance”	4
1.28 “Entity”	4
1.29 “Environment”	4
1.30 “Environmental Obligation”	4
1.31 “Environmental Notice”	4
1.32 “Environmental Report”	4
1.33 “Event of Default”	4
1.34 “Excess Gross Revenues”	4
1.35 “Existing Third Party Trade Names and Service Mark Rights”	5
1.36 “Extended Term”	5
1.37 “Fair Market Value Rent”	5
1.38 “Financial Officer’s Certificate”	5
1.39 “Fiscal Year”	5
1.40 “Fixed Term”	5
1.41 “Fixtures”	5
1.42 “GAAP”	5
1.43 “Government Agencies”	5
1.44 “Gross Revenues”	5
1.45 “Ground Leases”	6
1.46 “Guarantor”	6

1.47 “Guaranty”	6
1.48 “Hazardous Substances”	6
1.49 “Immediate Family”	7
1.50 “Impositions”	7
1.51 “Indebtedness”	8
1.52 “Insurance Requirements”	8
1.53 “Interest Rate”	8
1.54 “Land”	8
1.55 “Landlord”	8
1.56 “Landlord Default”	8
1.57 “Landlord Liens”	8
1.58 “Lease Year”	9
1.59 “Leased Improvements”	9
1.60 “Leased Intangible Property”	9
1.61 “Leased Property”	9
1.62 “Legal Requirements”	9
1.63 “Lien”	9
1.64 “Management Agreement”	9
1.65 “Manager”	9
1.66 “Minimum Rent”	9
1.67 “New Property”	10
1.68 “Notice”	10
1.69 “Offer”	10
1.70 “Officer’s Certificate”	10
1.71 “Operating Rights”	10
1.72 “Original Lease”	10
1.73 “Other Leases”	10
1.74 “Overdue Rate”	10
1.75 “Parent”	10
1.76 “Percentage Reduction”	10
1.77 “Permitted Encumbrances”	10
1.78 “Permitted Use”	10
1.79 “Person”	11
1.80 “Prior Rent”	11
1.81 “Property”	11
1.82 “Property Mortgage”	11
1.83 “Property Mortgagee”	11
1.84 “Real Property”	11
1.85 “Rent”	11
1.86 “RMR”	11
1.87 “Rules”	11
1.88 “SARA”	11
1.89 “SEC”	11
1.90 “Shell”	11
1.91 “Shell Agreement”	11
1.92 “Shell SNDA”	11
1.93 “State”	11

1.94 “Subordinated Creditor”	11
1.95 “Subordination Agreement”	11
1.96 “Subsidiary”	12
1.97 “Successor Landlord”	12
1.98 “Superior Landlord”	12
1.99 “Superior Lease”	12
1.100 “Superior Mortgage”	12
1.101 “Superior Mortgagee”	12
1.102 “TA Franchise Agreement”	12
1.103 “TCA”	12
1.104 “Tenant”	12
1.105 “Tenant’s Personal Property”	12
1.106 “Term”	12
1.107 “Transferred Trademarks”	12
1.108 “Travel Center”	13
1.109 “UCC”	13
1.110 “Unsuitable for Its Permitted Use”	13
1.111 “Work”	13
ARTICLE 2 LEASED PROPERTY AND TERM	13
2.1 Leased Property	13
2.2 Condition of Leased Property	14
2.3 Term	14
2.4 Extended Terms	15
ARTICLE 3 RENT	16
3.1 Rent	16
3.1.1 Minimum Rent	16
3.1.2 Additional Rent	16
3.1.3 Additional Charges	18
3.2 Late Payment of Rent, Etc.	20
3.3 Net Lease, Etc.	20
3.4 No Termination, Abatement, Etc.	20
ARTICLE 4 USE OF THE LEASED PROPERTY	21
4.1 Permitted Use	21
4.1.1 Permitted Use	21
4.1.2 Necessary Approvals	22
4.1.3 Lawful Use, Etc.	23
4.2 Compliance with Legal/Insurance Requirements, Etc.	23
4.3 Environmental Matters	23
4.3.1 Restriction on Use, Etc.	23
4.3.2 Environmental Report	24
4.3.3 Underground Storage Tanks	24
4.3.4 Survival	24
4.4 Ground Leases	24
4.5 Shell Agreement	25
ARTICLE 5 MAINTENANCE AND REPAIRS	25
5.1 Maintenance and Repair	25
5.1.1 Tenant’s General Obligations	25

5.1.2 Landlord’s Obligations	26
5.1.3 Nonresponsibility of Landlord, Etc.	26
5.2 Tenant’s Personal Property	27
5.3 Yield Up	27
5.4 Management and Franchise Agreements	28
ARTICLE 6 IMPROVEMENTS, ETC.	28
6.1 Improvements to the Leased Property	28
6.2 Salvage	29
ARTICLE 7 LIENS	29
ARTICLE 8 PERMITTED CONTESTS	29
ARTICLE 9 INSURANCE AND INDEMNIFICATION	30
9.1 General Insurance Requirements	30
9.2 Waiver of Subrogation	30
9.3 Form Satisfactory, Etc.	31
9.4 No Separate Insurance; Self-Insurance	31
9.5 Indemnification of Landlord	31
ARTICLE 10 CASUALTY	32
10.1 Insurance Proceeds	32
10.2 Damage or Destruction	32
10.2.1 Damage or Destruction of Leased Property	32
10.2.2 Partial Damage or Destruction	33
10.2.3 Insufficient Insurance Proceeds	33
10.2.4 Disbursement of Proceeds	33
10.3 Damage Near End of Term	34
10.4 Tenant’s Personal Property	34
10.5 Restoration of Tenant’s Personal Property	34
10.6 No Abatement of Rent	34
10.7 Waiver	35
ARTICLE 11 CONDEMNATION	35
11.1 Total Condemnation, Etc.	35
11.2 Partial Condemnation	35
11.3 Abatement of Rent	36
11.4 Temporary Condemnation	36
11.5 Allocation of Award	36
ARTICLE 12 DEFAULTS AND REMEDIES	37
12.1 Events of Default	37
12.2 Remedies	38
12.3 Tenant’s Waiver	40
12.4 Application of Funds	40
12.5 Landlord’s Right to Cure Tenant’s Default	40
ARTICLE 13 HOLDING OVER	40
ARTICLE 14 LANDLORD DEFAULT	41
ARTICLE 15 PURCHASE OF TENANT’S PERSONAL PROPERTY	41
ARTICLE 16 SUBLETTING AND ASSIGNMENT	42
16.1 Subletting and Assignment	42
16.2 Required Sublease Provisions	43
16.3 Permitted Sublease	44

16.4 Sublease Limitation	44
ARTICLE 17 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS	44
17.1 Estoppel Certificates	44
17.2 Financial Statements	45
ARTICLE 18 LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT	46
18.1 Inspection	46
18.2 Quality Control	46
18.3 Transferred Trademarks, Registration and Maintenance	46
18.4 Enforcement	46
ARTICLE 19 EASEMENTS	46
19.1 Grant of Easements	46
19.2 Exercise of Rights by Tenant	47
19.3 Permitted Encumbrances	47
ARTICLE 20 PROPERTY MORTGAGES	47
20.1 Landlord May Grant Liens	47
20.2 Subordination of Lease	47
20.3 Notice to Mortgagee and Superior Landlord	48
ARTICLE 21 ADDITIONAL COVENANTS OF LANDLORD AND TENANT	49
21.1 Prompt Payment of Indebtedness	49
21.2 Conduct of Business	49
21.3 Maintenance of Accounts and Records	49
21.4 Notice of Litigation, Etc.	49
21.5 Indebtedness of Tenant	50
21.6 Distributions, Payments to Affiliated Persons, Etc.	50
21.7 Prohibited Transactions	50
21.8 Liens and Encumbrances	51
21.9 Merger; Sale of Assets; Etc.	51
21.10 Bankruptcy Remote Entities	51
21.11 Trade Area Restriction	51
ARTICLE 22 ARBITRATION	52
ARTICLE 23 MISCELLANEOUS	54
23.1 Limitation on Payment of Rent	54
23.2 No Waiver	54
23.3 Remedies Cumulative	54
23.4 Severability	54
23.5 Acceptance of Surrender	55
23.6 No Merger of Title	55
23.7 Conveyance by Landlord	55
23.8 Quiet Enjoyment	55
23.9 No Recordation	55
23.10 Notices	55
23.11 Construction	56
23.12 Counterparts; Headings	57
23.13 Applicable Law, Etc.	57
23.14 Right to Make Agreement	57
23.15 Attorneys’ Fees	57

v

23.16 Nonliability of Trustees	58
23.17 Original Lease	58

AMENDED AND RESTATED LEASE AGREEMENT NO. 1

THIS AMENDED AND RESTATED LEASE AGREEMENT NO. 1 is entered into as of June 9, 2015, by and between HPT TA PROPERTIES TRUST, a Maryland real estate investment trust, and HPT TA PROPERTIES LLC, a Maryland limited liability company (collectively, “Landlord”), and TA OPERATING LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant (as successor by merger with TA Leasing LLC) are parties to that certain Lease Agreement, dated as of January 31, 2007, as amended (as so amended, the “Original Lease”); and

WHEREAS, Landlord and Tenant wish to amend and restate the Original Lease into four (4) separate leases, add certain new properties to such four (4) separate leases and make certain other modifications thereto as herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, effective as of the date hereof, as follows:

ARTICLE 1

DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (c) all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

1.1                               “AAA”  shall have the meaning given such term in Article 22.

1.2                               “Additional Charges”  shall have the meaning given such term in Section 3.1.3.

1.3                               “Additional Rent”  shall have the meaning given such term in Section 3.1.2(a).

1.4                               “Affiliated Person”  shall mean, with respect to any Person, (a)  in the case of any such Person which is a partnership, any partner in such partnership, (b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), (d) any other Person who is an officer, director, trustee or employee of, or partner in or member of, such Person or any Person referred to in the preceding clauses (a), (b) and (c), and (e) any other

Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d).

1.5                               “Agreement”  shall mean this Amended and Restated Lease Agreement No. 1, including all exhibits attached hereto, as it and they may be amended from time to time as herein provided.

1.6                               “Applicable Laws”  shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits, notices and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, conservation of, or the protection of, real or personal property, Transferred Trademarks or human health or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, natural gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

1.7                               “Arbitration Award”  shall have the meaning given such term in Article 22.

1.8                               “Award”  shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of any Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord, in connection with obtaining any such award).

1.9                               “Base Gross Revenues”  shall mean, with respect to any Property, the amount of Gross Revenues for such Property for the Base Year.

1.10                        “Base Year”  shall mean the 2015 calendar year.

1.11                        “Business Day”  shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

1.12                        “Capital Addition”  shall mean, with respect to any Property, any renovation, repair or improvement to such Property, the cost of which constitutes a Capital Expenditure.

1.13                        “Capital Expenditure”  shall mean any expenditure treated as capital in nature in accordance with GAAP.

1.14                        “Capital Replacements Budget”  shall have the meaning given such term in Section 5.1.1(b).

1.15                        “Change in Control”  shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock or other voting interests of Tenant or any Guarantor, as the case may be, or the power to direct the management and policies of Tenant or any Guarantor, directly or indirectly, (b) the merger or consolidation of Tenant or any Guarantor with or into any other Person (other than the merger or consolidation of any Person into Tenant or any Guarantor that does not result in a Change in Control of Tenant or such Guarantor under clauses (a), (c) or (d) of this definition), (c) any one or more sales or conveyances to any Person of all or any material portion of its assets (including capital stock or other equity interests) or business of Tenant or any Guarantor, as the case may be, or (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on January 31, 2007) constituted the board of directors of Tenant or any Guarantor (together with any new directors whose election by such board or whose nomination for election by the shareholders of Tenant or such Guarantor, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors of Tenant or any Guarantor then in office.

1.16                        “Claim”  shall have the meaning given such term in Article 8.

1.17                        “Code”  shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

1.18                        “Commencement Date”  shall mean the date hereof.

1.19                        “Condemnation”  shall mean, with respect to any Property, or any portion thereof, (a) the exercise of any governmental power with respect to such Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of such Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of such Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting such Property, whether or not the same shall have actually been commenced.

1.20                        “Condemnor”  shall mean any public or quasi-public Person, having the power of Condemnation.

1.21                        “Consolidated Financials”  shall mean, for any Fiscal Year or other accounting period of TCA, annual audited and quarterly unaudited financial statements of TCA prepared on a consolidated basis, including TCA’s consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with GAAP throughout the periods reflected.

1.22                        “Default”  shall mean any event or condition which with the giving of notice and/or lapse of time would be an Event of Default.

1.23                        “Disbursement Rate”  shall mean an annual rate of interest, as of the date of determination, equal to the greater of (i) the Interest Rate and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus three hundred fifty (350) basis points.

1.24                        “Disputes”  shall have the meaning given such term in Article 22.

1.25                        “Distribution”  shall mean (a) any declaration or payment of any dividend (except ordinary cash dividends payable in common stock or other equity interests of Tenant) on or in respect of any shares of any class of capital stock or other equity interests of Tenant, (b) any purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of a corporation, (c) any other distribution on or in respect of any shares of any class of capital stock of Tenant or (d) any return of capital to shareholders.

1.26                        “Easement Agreement”  shall mean any conditions, covenants and restrictions, easements, declarations, licenses and other agreements which are Permitted Encumbrances and such other agreements as may be granted in accordance with Section 19.1.

1.27                        “Encumbrance”  shall have the meaning given such term in Section 20.1.

1.28                        “Entity”  shall mean any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

1.29                        “Environment”  shall mean soil, surface waters, ground waters, land, biota, sediments, surface or subsurface strata and ambient air.

1.30                        “Environmental Obligation”  shall have the meaning given such term in Section 4.3.1.

1.31                        “Environmental Notice”  shall have the meaning given such term in Section 4.3.1.

1.32                        “Environmental Report”  shall have the meaning given such term in Section 4.3.2.

1.33                        “Event of Default”  shall have the meaning given such term in Section 12.1.

1.34                        “Excess Gross Revenues”  shall mean, with respect to any Property, with respect to any Lease Year, or portion thereof, the amount of Gross Revenues for such Property for such

Lease Year, or portion thereof, in excess of Base Gross Revenues for such Property for the equivalent period during the Base Year.

1.35                        “Existing Third Party Trade Names and Service Mark Rights”  shall mean the rights as set forth in any TA Franchise Agreement in effect as of January 31, 2007 licensed to third parties in the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto which constitute a part of the Transferred Trademarks.

1.36                        “Extended Term”  shall have the meaning given such term in Section 2.4.

1.37                        “Fair Market Value Rent”  shall mean the per annum minimum rent which would be payable monthly in advance for the applicable Property or the Leased Property (as the case may be) in its then current condition and for its then current use, on the terms and conditions of this Agreement (including, without limitation, the obligation to pay Additional Rent).

1.38                        “Financial Officer’s Certificate”  shall mean, as to any Person, a certificate of the chief executive officer, chief financial officer or chief accounting officer (or such officers’ authorized designee) of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Section 17.2, in which such officer shall certify (a) that such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its operations for the periods covered thereby, and (b) in the event that the certifying party is an officer of Tenant and the certificate is being given in such capacity, that no Event of Default has occurred and is continuing hereunder.

1.39                        “Fiscal Year”  shall mean the calendar year or such other annual period designated by Tenant and approved by Landlord.

1.40                        “Fixed Term”  shall have the meaning given such term in Section 2.3.

1.41                        “Fixtures”  shall have the meaning given such term in Section 2.1(d).

1.42                        “GAAP”  shall mean generally accepted accounting principles consistently applied.

1.43                        “Government Agencies”  shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or any Property, or any portion thereof, or any Travel Center operated thereon.

1.44                        “Gross Revenues”  shall mean, with respect to any Property, for each Fiscal Year during the Term, all revenues and receipts (determined on an accrual basis and in all material respects in accordance with GAAP) of every kind derived from renting, using and/or operating such Property and parts thereof, including, but not limited to:  all rents and revenues received or receivable for the use of or otherwise by reason of all goods sold, services performed, space or facilities subleased on such Property, or any portion thereof, including, without limitation, any other arrangements with third parties relating to the possession or use of any portion of such Property; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following:  allowances according to GAAP for uncollectible accounts, including credit card accounts and other administrative discounts; federal, state or municipal excise, sales, use, occupancy or similar taxes included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); Award proceeds (other than for a temporary Condemnation); any proceeds from any sale of such Property or from the refinancing of any debt encumbering such Property; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Travel Center located thereon; any security deposits and other advance deposits, until and unless the same are forfeited to Tenant or applied for the purpose for which they were collected; interest income from any bank account or investment of Tenant; any revenues or receipts of every kind derived from the provision, sale or trade of motor fuel and gasoline at such Property (including, without limitation, any amounts that arise out of the Shell Agreement); any revenues or receipts derived from gaming operations (but Gross Revenues shall include any revenue or receipts derived from sales of lottery tickets without adjustment for payouts); or any amount based on the income or profits of any Person if as a consequence thereof the Rent or other amounts payable by Tenant hereunder would fail to qualify, in whole or in part, as “rents from real property” within the meaning of Section 856(d) of the Code.

1.45                        “Ground Leases”  shall mean, collectively, any and all ground leases in effect with respect to any portion of the Real Property.

1.46                        “Guarantor”  shall mean, collectively, TCA, TravelCenters of America Holding Company LLC, and each and every other guarantor of Tenant’s obligations under this Agreement, and each such guarantor’s successors and assigns, jointly and severally.

1.47                        “Guaranty”  shall mean any guaranty agreement executed by a Guarantor in favor of Landlord pursuant to which the payment or performance of Tenant’s obligations under this Agreement are guaranteed, together with all modifications, amendments and supplements thereto.

1.48                        “Hazardous Substances”  shall mean any substance:

(a)                                 the presence of which requires or may hereafter require notification, investigation or remediation under any Applicable Law; or

(b)                                 which is or becomes defined as a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any Applicable Law including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

(c)                                  which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Agencies; or

(d)                                 the presence of which on any Property, or any portion thereof, causes or materially threatens to cause an unlawful nuisance upon such Property, or any portion thereof, or to adjacent properties or poses or materially threatens to pose a hazard to such Property, or any portion thereof, or to the health or safety of persons; or

(e)                                  without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

(f)                                   without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

(g)                                  without limitation, which contains or emits radioactive particles, waves or material.

1.49                        “Immediate Family”  shall mean, with respect to any individual, such individual’s spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

1.50                        “Impositions”  shall mean, collectively, all taxes (including, without limitation, all taxes imposed under the laws of any State, as such laws may be amended from time to time, and all ad valorem, sales and use, occupancy, or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted upon the Leased Property by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord’s interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay and the term “Impositions” shall not include (i) any tax based on net income imposed on Landlord, (ii) any net revenue tax of Landlord, (iii) any transfer fee (but excluding any mortgage or similar tax payable in connection with a Property Mortgage) or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or the proceeds thereof, (iv) any single business, gross receipts tax, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, (v) any interest or penalties imposed on Landlord as a result of the failure of Landlord to file any return or report timely and in the form prescribed by law or to pay any tax or imposition, except to the extent such failure is a result of a breach by

Tenant of its obligations pursuant to Section 3.1.3, (vi) any impositions imposed on Landlord that are a result of Landlord not being considered a “United States person” as defined in Section 7701(a)(30) of the Code, (vii) any impositions that are enacted or adopted by their express terms as a substitute for any tax that would not have been payable by Tenant pursuant to the terms of this Agreement or (viii) any impositions imposed as a result of a breach of covenant or representation by Landlord in any agreement governing Landlord’s conduct or operation or as a result of the negligence or willful misconduct of Landlord.

1.51                        “Indebtedness”  shall mean (without duplication), (i) all obligations for borrowed money, (ii) the maximum amount available to be drawn under all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of Tenant and, without duplication, all unreimbursed drafts drawn thereunder, (iii) all obligations to pay the deferred purchase price of property or services, excluding trade payables incurred in the ordinary course of business, but including all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Tenant, (iv) all leases required, in accordance with GAAP, to be recorded as capital leases on Tenant’s balance sheet, (v) the principal balance outstanding and owing by Tenant under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, and (vi) all guaranties of or other liabilities with respect to the debt of another Person.

1.52                        “Insurance Requirements”  shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant, any Manager or the Leased Property.

1.53                        “Interest Rate”  shall mean eight and one half percent (8.5%) per annum.

1.54                        “Land”  shall have the meaning given such term in Section 2.1(a).

1.55                        “Landlord”  shall have the meaning given such term in the preambles to this Agreement and shall also include their respective permitted successors and assigns.

1.56                        “Landlord Default”  shall have the meaning given such term in Article 14.

1.57                        “Landlord Liens”  shall mean liens on or against the Leased Property or any payment of Rent (a) which result from any act of, or any claim against, Landlord or any owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property), or which result from any violation by Landlord of any terms of this Agreement, or (b) which result from liens in favor of any taxing authority by reason of any tax owed by Landlord or any fee owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property); provided, however, that “Landlord Lien” shall not include any lien resulting from any tax for which Tenant is obligated to pay or indemnify Landlord against until such time as Tenant shall have already paid to or on behalf of Landlord the tax or the required indemnity with respect to the same.

1.58                        “Lease Year”  shall mean any Fiscal Year or portion thereof during the Term.

1.59                        “Leased Improvements”  shall have the meaning given such term in Section 2.1(b).

1.60                        “Leased Intangible Property”  shall mean all agreements, service contracts, equipment leases and other arrangements or agreements affecting the ownership, repair, maintenance, management, leasing or operation of the Leased Property, or any portion thereof, to which Landlord is a party; all books, records and files relating to the leasing, maintenance, management or operation of the Leased Property, or any portion thereof, belonging to Landlord; all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, rights to deposits and telephone exchange numbers identified with the Leased Property; and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character belonging to Landlord with respect to the Leased Property.

1.61                        “Leased Property”  shall have the meaning given such term in Section 2.1.

1.62                        “Legal Requirements”  shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations and regulations necessary to operate any Property for its Permitted Use, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting any Property, including those which may (i) require material repairs, modifications or alterations in or to any Property or (ii) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Landlord’s status as a real estate investment trust.

1.63                        “Lien”  shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of general creditors.

1.64                        “Management Agreement”  shall mean, with respect to any Property, any operating, management, franchise or branding agreement from time to time entered into by Tenant with respect to such Property in accordance with the applicable provisions of this Agreement, together with all amendments, modifications and supplements thereto, excluding, however, any TA Franchise Agreement.

1.65                        “Manager”  shall mean, with respect to any Property, the operator or manager under any Management Agreement from time to time in effect with respect to such Property, and its permitted successors and assigns.

1.66                        “Minimum Rent”  shall mean Forty-Seven Million Three Hundred Ninety-Two Thousand Three Hundred and Two Dollars ($47,392,302) per annum, subject to adjustment as provided in Section 3.1.1(b).

1.67                        “New Property”  shall mean each Property identified on Exhibit B attached hereto.

1.68                        “Notice”  shall mean a notice given in accordance with Section 23.10.

1.69                        “Offer”  shall have the meaning given such term in Section 4.1.1(b).

1.70                        “Officer’s Certificate”  shall mean a certificate signed by an officer or other duly authorized individual of the certifying Entity duly authorized by the board of directors or other governing body of the certifying Entity.

1.71                        “Operating Rights”  shall have the meaning given such term in Section 5.3.

1.72                        “Original Lease”  shall have the meaning given such term in the recitals to this Agreement.

1.73                        “Other Leases”  shall mean, collectively, (a) that certain Amended and Restated Lease Agreement No. 2, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (b) that certain Amended and Restated Lease Agreement No. 3, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (c) that certain Amended and Restated Lease Agreement No. 4, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto.

1.74                        “Overdue Rate”  shall mean, on any date, a per annum rate of interest equal to the lesser of the Disbursement Rate plus four percent (4%) and the maximum rate then permitted under applicable law.

1.75                        “Parent”  shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, twenty percent (20%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

1.76                        “Percentage Reduction”  shall be eight and one-half percent (8.5%) other than for any New Property, as to which the Percentage Reduction shall be eight and six tenths percent (8.6%).

1.77                        “Permitted Encumbrances”  shall mean, with respect to any Property, all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner’s or leasehold title insurance policy issued to Landlord with respect to such Property, plus any other encumbrances as may have been granted or caused by Landlord or otherwise consented to in writing by Landlord from time to time.

1.78                        “Permitted Use”  shall mean, with respect to any Property, any use of such Property permitted pursuant to Section 4.1.1.

1.79                        “Person”  shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

1.80                        “Prior Rent”  shall have the meaning given such term in Section 2.4.

1.81                        “Property”  shall have the meaning given such term in Section 2.1.

1.82                        “Property Mortgage”  shall mean any Encumbrance placed upon the Leased Property, or any portion thereof, in accordance with Article 20.

1.83                        “Property Mortgagee”  shall mean the holder of any Property Mortgage.

1.84                        “Real Property”  shall have the meaning given such term in Section 2.1.

1.85                        “Rent”  shall mean, collectively, the Minimum Rent, Additional Rent and Additional Charges.

1.86                        “RMR”  shall have the meaning given such term in Article 22.

1.87                        “Rules”  shall have the meaning given such term in Article 22.

1.88                        “SARA”  shall mean the Superfund Amendments and Reauthorization Act of 1986, as the same has been and may be amended, restated, modified or supplemented from time to time.

1.89                        “SEC”  shall mean the Securities and Exchange Commission.

1.90                        “Shell”  shall mean Equilon Enterprises LLC (doing business as Shell Oil Products US), a Delaware limited liability company.

1.91                        “Shell Agreement”  shall mean that certain Liquefied Natural Gas Dispensing Site License and Sales Agreement, dated as of April 15, 2013, between Tenant and Shell, together with all modifications, amendments and supplements thereto.

1.92                        “Shell SNDA”  shall have the meaning given such term in Section 4.5.

1.93                        “State”  shall mean, with respect to any Property, the state, commonwealth or district in which such Property is located.

1.94                        “Subordinated Creditor”  shall mean any creditor of Tenant which is a party to a Subordination Agreement in favor of Landlord.

1.95                        “Subordination Agreement”  shall mean any agreement (and any amendments thereto) executed by a Subordinated Creditor pursuant to which the payment and performance of Tenant’s obligations to such Subordinated Creditor are subordinated to the payment and performance of Tenant’s obligations to Landlord under this Agreement.

1.96                        “Subsidiary”  shall mean, with respect to any Person, any Entity (a) in which such Person owns directly, or indirectly through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

1.97                        “Successor Landlord”  shall have the meaning given such term in Section 20.2.

1.98                        “Superior Landlord”  shall have the meaning given such term in Section 20.2.

1.99                        “Superior Lease”  shall have the meaning given such term in Section 20.2.

1.100                 “Superior Mortgage”  shall have the meaning given such term in Section 20.2.

1.101                 “Superior Mortgagee”  shall have the meaning given such term in Section 20.2.

1.102                 “TA Franchise Agreement”  shall mean a franchise agreement and, if applicable, any network lease agreement associated with such franchise agreement, between TCA, or one of its Affiliated Persons, as franchisor, and a Person who is not an Affiliated Person of TCA, as franchisee, for the operation of a Travel Center or other hospitality, fuel and/or service facility by such Person.

1.103                 “TCA”  shall mean TravelCenters of America LLC, a Delaware limited liability company, and its permitted successors and assigns.

1.104                 “Tenant”  shall have the meaning given such term in the preambles to this Agreement and shall also include its permitted successors and assigns.

1.105                 “Tenant’s Personal Property”  shall mean all motor vehicles and consumable inventory and supplies, furniture, furnishings, equipment, movable walls and partitions, equipment and machinery and all other tangible personal property of Tenant acquired by Tenant before, on or after the Commencement Date and located at the Leased Property or used in Tenant’s business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, other than any items included within the definition of Fixtures.

1.106                 “Term”  shall mean, collectively, the Fixed Term and each Extended Term, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

1.107                 “Transferred Trademarks”  shall mean all trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, owned by or licensed to Landlord and used in connection with any Travel Center or any other hospitality, fuel and service facility including without limitation trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, such as “TravelCenters of America”, “TA”, “Goasis”, “Country Pride”, “Fork in the Road” and “Buckhorn Family Restaurants” whether or not used at or on the Real Property; and all other licensable intellectual property of any kind or character belonging to Landlord with respect to the Leased Property.

1.108                 “Travel Center”  shall mean, with respect to any Property, collectively, the hospitality, fuel and service facilities located at such Property, including, hotel, food and beverage services facilities, fuel pumps, facilities for the storage and distribution of petroleum products, retail shops and other facilities and services being operated or proposed to be operated on such Property.

1.109                 “UCC”  shall mean the Uniform Commercial Code as in effect in the State of Ohio.

1.110                 “Unsuitable for Its Permitted Use”  shall mean, with respect to any Travel Center, a state or condition such that following any damage, destruction or Condemnation, such Travel Center cannot be operated on a commercially practicable basis for its Permitted Use and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage, destruction or Condemnation, and as otherwise required by this Agreement, within twenty-four (24) months following such damage, destruction or Condemnation or such longer period of time as to which business interruption insurance or Award proceeds is available to cover Rent and other costs related to the applicable Property following such damage, destruction or Condemnation.

1.111                 “Work”  shall have the meaning given such term in Section 10.2.4.

ARTICLE 2

LEASED PROPERTY AND TERM

2.1                               Leased Property.  Upon and subject to the terms and conditions hereinafter set forth, Landlord leases and licenses to Tenant and Tenant leases and licenses from Landlord all of Landlord’s right, title and interest in and to all of the following (each of items (a) through (f) below which, as of the Commencement Date, relates to any single Travel Center, a “Property” and together with item (g) below, collectively, the “Leased Property”, and those portions of the Leased Property described in items (a) through (d) below being the “Real Property”):

(a)                                 those certain tracts, pieces and parcels of land, as more particularly described in Exhibits A-1 through A-39, attached hereto and made a part hereof (the “Land”);

(b)                                 all buildings, structures and other improvements of every kind including, but not limited to, underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the “Leased Improvements”);

(c)                                  all easements, rights and appurtenances relating to the Land and the Leased Improvements;

(d)                                 all equipment, machinery and fixtures integral to the operation of the Leased Improvements, and other items of property now or hereafter permanently affixed or integral to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant’s Personal Property (collectively, the “Fixtures”);

(e)                                  all of the Leased Intangible Property;

(f)                                   any and all leases of space in the Leased Improvements; and

(g)                                  all of the Transferred Trademarks whether or not used at or on any Property (such rights of Tenant in the Transferred Trademarks being nonexclusive, worldwide, non-assignable but sublicensable to the extent expressly set forth in this Agreement).

2.2                               Condition of Leased Property.  Tenant acknowledges receipt and delivery of possession of the Leased Property and Tenant accepts the Leased Property in its “as is” condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased Property, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust existing prior to the Commencement Date or permitted by the terms of this Agreement, and such other matters which would be disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof.  TENANT REPRESENTS THAT IT HAS INSPECTED THE LEASED PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD’S AGENTS OR EMPLOYEES WITH RESPECT THERETO AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY.  LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.  To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord’s rights to proceed against any predecessor in interest or insurer for breaches of warranties or representations or for latent defects in the Leased Property.  Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord’s or Tenant’s name, all at Tenant’s sole cost and expense.  Tenant shall indemnify, defend, and hold harmless Landlord from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) incurred by Landlord in connection with such cooperation.

2.3                               Term.  The initial term of this Agreement (the “Fixed Term”) shall commence on the Commencement Date and shall expire on December 31, 2029.

The term hereof with respect to the Existing Third Party Trade Names and Service Mark Rights shall be co-terminous with the duration of the third party rights thereto as of January 31, 2007 and may extend beyond the Term, as the same may be extended pursuant to Paragraph 2.4 hereof, or any earlier termination of the Term hereof (but not later than December 31, 2027), and Tenant’s obligations hereunder to Landlord with respect to any such Existing Third Party Trade Names and Service Mark Rights shall apply throughout such additional period as if it were part of the Term; Tenant hereby representing that such extension for the period beyond what would have been the Term had it expired by passage of time does not apply to more than five (5) Travel Centers or other hospitality, fuel and service facilities in the aggregate.

2.4                               Extended Terms.  Tenant shall have the right to extend the Term for two (2) renewal terms of fifteen (15) years each (each, an “Extended Term”), provided that no Event of Default shall have occurred and be continuing at the time Tenant exercises a right to extend the Term.

If and to the extent Tenant shall exercise the foregoing options to extend the Term, the first Extended Term shall commence on January 1, 2030 and expire on December 31, 2044 and the second Extended Term shall commence on January 1, 2045 and expire on December 31, 2059.  All of the terms, covenants and provisions of this Agreement shall apply to each Extended Term, except that (x) the Minimum Rent payable during such Extended Term shall be the greater of the Prior Rent and the Fair Market Value Rent for the Leased Property (such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord) (taking into account that the Base Year shall remain unchanged) and (y) Tenant shall have no right to extend the Term beyond December 31, 2059.  For purposes of this Section 2.4, “Prior Rent” shall mean an amount equal to the per annum Minimum Rent in effect on the last day of the Fixed Term or Extended Term immediately preceding such Extended Term.  If Tenant shall elect to exercise the option to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice thereof not later than December 31, 2028, and if Tenant shall elect to exercise its option to extend the Term for the second Extended Term after having elected to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice not later than December 31, 2043, it being understood and agreed that time shall be of the essence with respect to the giving of any such Notice.  If Tenant shall fail to give any such Notice, this Agreement shall automatically terminate at the end of the Fixed Term or the first Extended Term as applicable and Tenant shall have no further option to extend the Term of this Agreement.  If Tenant shall give such Notice, the extension of this Agreement shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same.  Notwithstanding the provisions of the foregoing sentence, if, subsequent to the giving of such Notice, an Event of Default shall occur, at Landlord’s option, the extension of this Agreement shall cease to take effect and this Agreement shall automatically terminate at the end of the Fixed Term or the first Extended Term, as applicable, and Tenant shall have no further option to extend the Term of this Agreement.

ARTICLE 3

RENT

3.1                               Rent.  Tenant shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Minimum Rent and Additional Rent to Landlord and Additional Charges to the party to whom such Additional Charges are payable, during the Term.  All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion.  Rent for any partial calendar month shall be prorated on a per diem basis.

3.1.1                     Minimum Rent

(a)                                 Payments.  Minimum Rent shall be paid in equal monthly installments in arrears on the first Business Day of each calendar month during the Term.

(b)                                 Adjustments of Minimum Rent Following Disbursements Under Sections 5.1.2(b), 10.2.3 and 11.2.  Effective on the date of each disbursement to pay for the cost of any repairs, maintenance, renovations or replacements pursuant to Sections 5.1.2(b), 10.2.3 or 11.2, the annual Minimum Rent shall be increased by a per annum amount equal to the Disbursement Rate times the amount so disbursed.

3.1.2                     Additional Rent

(a)                                 Amount.  Tenant shall pay additional rent (“Additional Rent”) with respect to each Lease Year during the Term subsequent to the Base Year, with respect to each Property, in an amount equal to three percent (3%) of Excess Gross Revenues at such Property.

(b)                                 Quarterly Installments.  Installments of Additional Rent for each Lease Year during the Term, or portion thereof, shall be calculated and paid quarterly in arrears, on the first Business Day of the subsequent quarter, together with an Officer’s Certificate setting forth the calculation of Additional Rent due and payable for such quarter.

(c)                                  Reconciliation of Additional Rent.  In addition, within seventy-five (75) days after the end of the Base Year and each Lease Year thereafter (or any portion thereof occurring during the Term), Tenant shall deliver, or cause to be delivered, to Landlord (i) a financial report setting forth the Gross Revenues for each Property for such preceding Lease Year, or portion thereof, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such report is true, correct and complete, and (ii) a statement showing Tenant’s calculation of Additional Rent due for such preceding Lease Year based on the Gross Revenues set forth in such financial report, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such statement is true, correct and complete.

If the annual Additional Rent for such preceding Lease Year as set forth in Tenant’s statement thereof exceeds the amount previously paid with respect thereto by Tenant, Tenant shall pay such excess to Landlord at such time as the statement is delivered, together with interest at the Interest Rate, which interest shall accrue from the close of such preceding Lease Year until the date that such statement is required to be delivered and, thereafter, such interest shall accrue at the Overdue Rate, until the amount of such difference shall be paid or otherwise discharged.  If the annual Additional Rent for such preceding Lease Year as shown in such statement is less than the amount previously paid with respect thereto by Tenant, Landlord shall grant Tenant a credit against the Additional Rent next coming due in the amount of such difference, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date such credit is applied or paid, as the case may be.  If such credit cannot be made because the Term has expired prior to application in full thereof, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment by Landlord.

(d)                                 Confirmation of Additional Rent.  Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in all material respects in accordance with GAAP, which will accurately record all Gross Revenues and Tenant shall retain, for at least three (3) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all Gross Revenues for such Lease Year.  Landlord, at its own expense, shall have the right, exercisable by Notice to Tenant, to review Tenant’s books and records and/or to retain an independent public accounting firm of Landlord’s choice to audit the information set forth in the Officer’s Certificate referred to in subparagraph (c) above and, in connection with any such audit, to examine Tenant’s books and records with respect thereto (including supporting data and sales and excise tax returns).  Landlord shall begin any such review or audit as soon as reasonably possible following its receipt of the applicable Officer’s Certificate (or in the case of an audit after a review, promptly following completion of the review) and shall complete such review or audit as soon as reasonably possible thereafter.  Any such review or audit shall be performed at the location where such books and records are customarily kept and in such a manner so as to minimize any interference with Tenant’s business operations.  If any such review of Tenant’s books and records by Landlord discloses a deficiency in the payment of Additional Rent and Tenant agrees, or the decision of any arbitration shall have been that there shall have been a deficiency in payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of such deficiency together with interest at the Interest Rate from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency, as determined by such audit, together with interest at the Interest Rate, from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent of more than five percent (5%), Tenant shall forthwith pay to Landlord an amount equal to one hundred twenty-five percent (125%) of any third party costs incurred by Landlord in connection with such audit.  If any such audit discloses that Tenant paid more Additional Rent for any Lease Year than was due hereunder, and Landlord agrees with the result of such audit or such overpayment shall have been determined by arbitration if Landlord does not agree with such audit, Landlord shall, at Landlord’s option, either grant Tenant a credit or pay to Tenant an amount equal to the amount of such overpayment against Additional Rent next coming due in the amount of such difference, as finally agreed or determined, together with interest at the Interest Rate, which interest shall accrue from the time of payment by Tenant until the date such credit is applied or paid, as the case may be; provided, however, that, upon the expiration or sooner termination of the Term, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment from Landlord.  Any dispute concerning the correctness of an audit or a Landlord review shall be settled by arbitration pursuant to the provisions of Article 22.

Any proprietary information obtained by Landlord with respect to Tenant pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be disclosed or used, subject to appropriate confidentiality safeguards, pursuant to court order or in any litigation between the parties and except further that Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct such lenders to maintain such information as confidential.  The obligations of Tenant and Landlord contained in this Section 3.1.2 shall survive the expiration or earlier termination of this Agreement.

3.1.3                     Additional Charges.  In addition to the Minimum Rent and Additional Rent payable hereunder, Tenant shall pay (or cause to be paid) to the appropriate parties and discharge (or cause to be discharged) as and when due and payable the following (collectively, “Additional Charges”):

(a)                                 Impositions.  Subject to Article 8 relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other reasonably satisfactory proof evidencing such payments.  If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay, or cause to pay, such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto.  Landlord, at its expense, shall, to the extent required or permitted by Applicable Law, prepare and file, or cause to be prepared and filed, all tax returns and pay all taxes due in respect of Landlord’s net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock or other equity interests, and Tenant, at its expense, shall, to the extent required or permitted by Applicable Laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies.  If any refund shall be due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant, the same shall be paid over to or retained by Tenant.  Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports.  In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file, or cause to be filed, all personal property tax returns in such jurisdictions where it may legally so file.  Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.  Where Landlord is legally required to file personal property tax returns for property covered by this Agreement, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest.  All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty, subject to the provisions of Article 8.

Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord’s failure to give any such notice shall in no way diminish Tenant’s obligation hereunder to pay such Impositions.

(b)                                 Utility Charges.  Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

(c)                                  Insurance Premiums.  Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.

(d)                                 Other Charges.  Tenant shall pay or cause to be paid all other amounts, liabilities and obligations, including, without limitation, all amounts payable under any equipment leases and all agreements to indemnify Landlord under Section 9.5.

(e)                                  Reimbursement for Additional Charges.  If Tenant pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement, Tenant may, within a reasonable time after the end of the Term, provide Notice to Landlord of its estimate of such amounts.  Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement.

(f)                                   Deferral Rent.  Tenant shall pay to Landlord, contemporaneously with the last installment of Minimum Rent attributable to the Fixed Term (or if earlier, on or before the termination of this Agreement), the amount of Twenty-Seven Million Four Hundred Twenty-One Thousand Two Hundred and Seven Dollars ($27,421,207).

3.2                               Late Payment of Rent, Etc.  If any installment of Minimum Rent or Additional Rent or any Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid on its due date, Tenant shall pay Landlord, on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment or amount to the date of payment thereof.  To the extent that Tenant pays any Additional Charges directly to Landlord or any Property Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due.  If any payments due from Landlord to Tenant shall not be paid within ten (10) days after its due date, Landlord shall pay to Tenant, on demand, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment from the due date of such installment to the date of payment thereof.

In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost which is added for non-payment or late payment of such items.  Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

3.3                               Net Lease, Etc.  The Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of the Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide otherwise, including those provisions for adjustment or abatement of such Rent.  Landlord and Tenant acknowledge and agree that none of the Rent provided for under this Agreement is allocable to any personal property included in the Leased Property.

3.4                               No Termination, Abatement, Etc.  Except as otherwise specifically provided in this Agreement, each of Landlord and Tenant, to the maximum extent permitted by law, shall remain bound by this Agreement in accordance with its terms and shall not take any action without the consent of the other to modify, surrender or terminate this Agreement.  In addition, except as otherwise expressly provided in this Agreement, Tenant shall not seek, or be entitled to, any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to or destruction of the Leased Property, or any portion thereof, from whatever cause or any Condemnation; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any default (other than a monetary default) or breach of any warranty by Landlord under this Agreement or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) for any other cause whether similar or dissimilar to any of the foregoing (other than a monetary default by Landlord).  Except as otherwise specifically provided in this Agreement, Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Agreement or quit or surrender the Leased Property, or any portion thereof, or (b) which would entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder.  The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement.

ARTICLE 4

USE OF THE LEASED PROPERTY

4.1                               Permitted Use

4.1.1                     Permitted Use

(a)                                 Tenant shall, at all times during the Term, and at any other time that Tenant shall be in possession of any Property, continuously use and operate, or cause to be used and operated, such Property as a Travel Center, as currently operated, and any uses incidental thereto.  Tenant shall operate the Travel Centers under the name “TA”, “Travel Centers of America” or “Goasis”, or such other name as TCA shall use for all or substantially all of the travel center locations operated by it and its Affiliated Persons as of January 31, 2007, except that Tenant may operate the Travel Centers at the Properties identified on Exhibit C attached hereto under the name “Petro” or “Petro Stopping Centers”.  Tenant shall not use (and shall not permit any Person to use) any Property, or any portion thereof, for any other use without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.  No use shall be made or permitted to be made of any Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering such Property or any part thereof (unless another adequate policy is available) or which would constitute a default under any ground lease affecting such Property, nor shall Tenant sell or otherwise provide, or permit to be kept, used or sold in or about any Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter’s regulations.  Tenant shall, at its sole cost (except as expressly provided in Section 5.1.2(b)), comply or cause to be complied with all Insurance Requirements.  Tenant shall not take or omit to take, or permit to be taken or omitted to be taken, any action, the taking or omission of which materially impairs the value or the usefulness of any Property or any part thereof for its Permitted Use.

(b)                                 In the event that, in the reasonable determination of Tenant, it shall no longer be economically practical to operate any Property as currently operated, Tenant shall give Landlord Notice thereof, which Notice shall set forth in reasonable detail the reasons therefor.  Thereafter, Landlord and Tenant shall negotiate in good faith to agree on an alternative use for such Property, appropriate adjustments to the Additional Rent and other related matters; provided, however, in no event shall the Minimum Rent be reduced or abated as a result thereof.  If Landlord and Tenant fail to agree on an alternative use for such Property within sixty (60) days after commencing negotiations as aforesaid, Tenant may market such Property for sale to a third party.  If Tenant receives a bona fide offer (an “Offer”) to purchase such Property from a Person having the financial capacity to implement the terms of such Offer, Tenant shall give Landlord Notice thereof, which Notice shall include a copy of the Offer executed by such third party.  In the event that Landlord shall fail to accept or reject such Offer within thirty (30) days after receipt of such Notice, such Offer shall be deemed to be rejected by Landlord.  If Landlord shall sell the Property pursuant to such Offer, then, effective as of the date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option, (x) eight and one half percent (8.5%) of the net proceeds of sale received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  If Landlord shall reject (or be deemed to have rejected) such Offer, then, effective as of the proposed date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option (x) the applicable Percentage Reduction of the projected net proceeds determined by reference to such Offer or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  Notwithstanding the foregoing, Tenant shall not have the right to invoke the provisions of this Section 4.1.1(b) with respect to more than 15 Properties in the aggregate under this Agreement and the Other Leases during the Term.  For purposes of the preceding sentence, “Properties” shall include any Property under this Lease and any “Property” (as defined therein) under any Other Lease.

4.1.2                     Necessary Approvals.  Tenant shall proceed with all due diligence and exercise reasonable efforts to obtain and maintain, or cause to be obtained and maintained, all approvals necessary to use and operate, for its Permitted Use, each Property and the Travel Center located thereon under applicable law.

4.1.3                     Lawful Use, Etc.  Tenant shall not, and shall not permit any Person to, use or suffer or permit the use of any Property or Tenant’s Personal Property, if any, for any unlawful purpose.  Tenant shall not, and shall not permit any Person to, commit or suffer to be committed any waste on any Property, or in any Travel Center, nor shall Tenant cause or permit any unlawful nuisance thereon or therein.  Tenant shall not, and shall not permit any Person to, suffer nor permit any Property, or any portion thereof, to be used in such a manner as (i) may materially and adversely impair Landlord’s or Tenant’s title thereto or to any portion thereof, or (ii) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of such Property, or any portion thereof.

4.2                               Compliance with Legal/Insurance Requirements, Etc.  Subject to the provisions of Section 5.1.2(b) and Article 8, Tenant, at its sole expense, shall (i) comply with (or cause to be complied with) all material Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of any Property and with the terms and conditions of any ground lease affecting any Property, (ii) perform (or cause to be performed) in a timely fashion all of Landlord’s obligations under any ground lease affecting any Property except as provided in Section 4.4 and (iii) procure, maintain and comply with (or cause to be procured, maintained and complied with) all material licenses, permits and other authorizations and agreements required for any use of any Property and Tenant’s Personal Property, if any, then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

4.3                               Environmental Matters.

4.3.1                     Restriction on Use, Etc.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall not, and shall not permit any Person to, store on, release or spill upon, dispose of or transfer to or from such Property any Hazardous Substance, except in compliance with all Applicable Laws.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall maintain (or shall cause to be maintained) such Property at all times free of any Hazardous Substance (except in compliance with all Applicable Laws).  Tenant shall promptly (and shall direct any Manager to promptly):  (a) upon receipt of notice or knowledge, notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at any Property, (b) transmit to Landlord a copy of any report which is required to be filed by Tenant or any Manager with respect to any Property pursuant to SARA Title III or any other Applicable Law, (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or any Manager or their respective agents or representatives with respect to Hazardous Substances or violations or alleged violations of Applicable Law (each an “Environmental Notice”), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Applicable Law and/or presents a material risk of any material cost, expense, loss or damage (an “Environmental Obligation”), (d) observe and comply with (or cause to be observed and complied with) all Applicable Laws relating to the use, storage, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use, storage or maintenance, or requiring the removal, treatment, containment or other disposition of Hazardous Substances, and (e) pay or otherwise dispose (or cause to be paid or otherwise disposed) of any fine, charge or Imposition related to Hazardous Substances or violations of Applicable Law for which Tenant or any Person claiming by, through or under Tenant and/or Landlord are legally liable, unless Tenant or any Manager shall contest the same in good faith and by appropriate proceedings and the right to use and the value of any of the Leased Property is not materially and adversely affected thereby.

If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those maintained in accordance with Applicable Laws) are discovered on any Property, subject to Tenant’s right to contest the same in accordance with Article 8, Tenant shall take (and shall cause to be taken) all actions and incur any and all expenses, as are required by any Government Agency and by Applicable Law, (i) to clean up and remove from and about such Property all Hazardous Substances thereon, (ii) to contain and prevent any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property and (iii) to use good faith efforts to eliminate any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property.

4.3.2                     Environmental Report.  Tenant shall, at its sole cost and expense, provide Landlord with an Environmental Report (as hereinafter defined), prepared by an environmental consultant reasonably acceptable to Landlord and dated within sixty (60) days of the expiration or sooner termination of this Agreement concluding, subject to customary limitations and standards, that Tenant shall have complied with all of its obligations under Section 4.3 of this Agreement to date and that the Leased Property does not contain any Hazardous Substances, other than in compliance with Applicable Laws, and which, at Landlord’s request, Tenant shall remove from the Leased Property on or before the expiration or sooner termination hereof.  An “Environmental Report” shall be a so-called “Phase I” report or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with any additional investigation and report which would be needed to make the conclusions required above or which would customarily follow any discovery contained in any initial report(s), and for which the investigation and testing on which the conclusions shall have been based shall have been performed not earlier than thirty (30) days prior to the date of such report.

4.3.3                     Underground Storage Tanks.  It is expressly understood and agreed that Tenant’s obligations under this Agreement shall include the maintenance and, if necessary, replacement of underground storage tanks at the Leased Property.  Upon the expiration or sooner termination of this Agreement, Tenant shall pay to Landlord the amount of any asset retirement obligation reserve for underground storage tanks located at the Leased Property that Tenant would be required to recognize on its books and records pursuant to GAAP if Tenant owned those underground storage tanks.  Upon such payment, Tenant’s obligations under this Agreement with respect to the maintenance and replacement of underground storage tanks shall terminate.

4.3.4                     Survival.  The provisions of this Section 4.3 shall survive the expiration or sooner termination of this Agreement.

4.4                               Ground Leases.  Tenant shall pay and perform all of Landlord’s obligations as tenant under the Ground Leases.  If Landlord has the right, under the provisions of any of the

Ground Leases, to elect to renew or extend the term of such Ground Leases or to purchase the ground leased property, Tenant shall so notify Landlord at least one hundred eighty (180) days (but no more than one (1) year) prior to the expiration of the period within which Landlord is obligated to notify the landlord under such Ground Leases of its election to renew, extend or purchase, as the case may be.  Such notice from Tenant shall contain all of the relevant facts about the impending election to renew, extend or purchase, including, as applicable, the length of the period of renewal, the rental rate and/or the purchase price.  In the event of the expiration or termination of any Ground Lease, this Agreement shall terminate with respect to such Property as of the date of such expiration or termination; provided, however, in such event, there shall be no reduction in the Minimum Rent.  Landlord shall provide Tenant copies of notices received by Landlord from the lessor under any Ground Lease.

4.5                               Shell Agreement.  Tenant shall comply with its obligations under the Shell Agreement and Landlord and Tenant agree that this Agreement and the Other Leases shall, for purposes of Section 2 of the Subordination, Non-Disturbance and Attornment Agreement among Landlord, HPT PSC Properties Trust, HPT PSC Properties LLC, Tenant and Shell entered into as of April 15, 2013 (“Shell SNDA”)in connection with the Shell Agreement, constitute a replacement “Lease”, as defined in the SNDA, for the Original Lease.

ARTICLE 5

MAINTENANCE AND REPAIRS

5.1                               Maintenance and Repair

5.1.1                     Tenant’s General Obligations

(a)                              Tenant shall keep (or cause to be kept), at Tenant’s sole cost and expense, the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant’s Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant’s or any Manager’s use, any prior use, the elements or the age of the Leased Property or Tenant’s Personal Property or any portion thereof), and shall promptly make or cause to be made all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise).  All repairs shall be made in a good, workmanlike manner, consistent with industry standards for comparable Travel Centers in like locales, in accordance with all applicable federal, state and local statutes, ordinances, codes, rules and regulations relating to any such work.  Tenant shall not take or omit to take (or permit any Person to take or omit to take) any action, the taking or omission of which would materially and adversely impair the value or the usefulness of the Leased Property or any material part thereof for its Permitted Use.  Tenant’s use, occupancy and maintenance of the Leased Property shall comply with all published requirements imposed from time to time on a system-wide basis for TCA Travel Centers.  Tenant’s obligations under this Section 5.1.1 shall be limited in the event of any casualty or Condemnation as set forth in Article 10 and Article 11 and Tenant’s obligations with respect to Hazardous Substances are as set forth in Section 4.3.

(b)                              Tenant shall prepare and submit to Landlord for Landlord’s approval, on or before December 1 of each Lease Year during the Term hereof and for the next following Lease Year, a detailed budget (the “Capital Replacements Budget”) for each Property, projecting all costs, expenses and expenditures expected to be incurred at such Property during the following Lease Year for Capital Additions.  Each Capital Replacements Budget shall be supplemented by such information as Landlord shall reasonably request from time to time.

5.1.2                     Landlord’s Obligations

(a)                                 Except as otherwise expressly provided in this Agreement, Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Real Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased Property in any way.  Except as otherwise expressly provided in this Agreement, Tenant hereby waives, to the maximum extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect on the Commencement Date or thereafter enacted.  Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic’s lien laws now or hereafter existing.

(b)                                 If, pursuant to the terms of this Agreement, Tenant is required to make any Capital Expenditures, including, without limitation, the Capital Expenditures identified in any Capital Replacements Budget, Tenant may, at its election, advance such funds or give Landlord Notice thereof, which Notice shall set forth, in reasonable detail, the nature of the required Capital Expenditure, the estimated cost thereof and such other information with respect thereto as Landlord may reasonably require.  Provided that no Event of Default shall have occurred and be continuing and Tenant shall otherwise comply with the applicable provisions of Article 6, Landlord shall, within ten (10) Business Days after such Notice, subject to and in accordance with the applicable provisions of Article 6, disburse such required funds to Tenant (or, if Tenant shall so elect, directly to the Manager or any other Person performing the required work) and, upon such disbursement, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  Notwithstanding the foregoing, Landlord may elect not to disburse such required funds to Tenant; provided, however, that if Landlord shall elect not to disburse such required funds as aforesaid, Tenant’s obligation to make such required Capital Expenditure shall be deemed waived by Landlord, and, notwithstanding anything contained in this Agreement to the contrary, Tenant shall have no obligation to make such Capital Expenditure.

5.1.3                     Nonresponsibility of Landlord, Etc.  All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property, or any part thereof, are hereby charged with notice that liens on the Leased

Property or on Landlord’s interest therein are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished to Tenant or any Manager or for any other purpose during the term of this Agreement.

Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Leased Property or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Property or any part thereof nor to subject Landlord’s estate in the Leased Property or any part thereof to liability under any mechanic’s lien law of any State in any way, it being expressly understood Landlord’s estate shall not be subject to any such liability.

5.2                               Tenant’s Personal Property.  Tenant shall provide and maintain (or cause to be provided and maintained) throughout the Term all such Tenant’s Personal Property as shall be necessary in order to operate in compliance with applicable material Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Permitted Use.  If, from and after January 31, 2007, Tenant acquires an interest in any item of tangible personal property (other than motor vehicles) on, or in connection with, the Leased Property, or any portion thereof, which belongs to anyone other than Tenant, Tenant shall require the agreements permitting such use to provide that Landlord or its designee may assume Tenant’s rights and obligations under such agreement upon Landlord’s purchase of the same in accordance with the provisions of Article 15 and the assumption of management or operation of the Travel Center by Landlord or its designee.

5.3                               Yield Up.  Upon the expiration or sooner termination of this Agreement, Tenant shall remove all of Tenant’s Personal Property (other than that purchased by Landlord pursuant to Article 15) and vacate and surrender the Leased Property to Landlord (except that Tenant shall not surrender its rights to use the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, to the extent necessary for it to comply with its obligations with respect to the Existing Third Party Trade Names and Service Mark Rights until the various dates on which the rights thereto of such third parties expire, to the extent and as more particularly described in Section 2.3) in substantially the same condition in which the Leased Property was in on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear excepted (and casualty damage and Condemnation, in the event that this Agreement is terminated following a casualty or Condemnation in accordance with Article 10 or Article 11, excepted).

In addition, upon the expiration or earlier termination of this Agreement, Tenant shall, at Landlord’s sole cost and expense, use its good faith efforts to transfer (or cause to be transferred) to Landlord or its nominee, and cooperate with Landlord or Landlord’s nominee in connection with the processing of all applications for, licenses, operating permits and other governmental authorizations and all contracts, including contracts with Government Agencies and rights with third party franchisors which may be necessary for the use and operation of the Travel Centers as then operated (all such licenses, permits, authorizations and contracts being “Operating Rights”).  Tenant hereby appoints Landlord as its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this paragraph and taking any action, including, without limitation, executing, delivering and filing applications, certificates, instruments and other documents and papers with Government Agencies, and executing any instruments, assignments, conveyances, and other transfers which are required to be taken or executed by Tenant, on its behalf and in its name, which appointment is coupled with an interest, is irrevocable and durable and shall survive the subsequent dissolution of Tenant.

If requested by Landlord, Tenant shall continue to manage one or more of the Travel Centers after the expiration of the Term for up to one hundred eighty (180) days, on such reasonable terms (including receipt by Tenant of a market management fee), as Landlord shall reasonably request.

5.4                               Management and Franchise Agreements.  Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned with respect to Tenant’s Affiliated Persons), enter into, amend or modify the provisions of, or extend or renew (or allow to be entered into, amended, modified, extended or renewed) any Management Agreement or TA Franchise Agreement.  Any agreements entered into pursuant to the provisions of this Section 5.4 shall be subordinate to this Agreement and shall provide, inter alia, that all amounts due from Tenant thereunder shall be subordinate to all amounts due from Tenant to Landlord (provided that, as long as no Event of Default has occurred and is continuing, Tenant may pay all amounts due from it thereunder) and for termination thereof, at Landlord’s option, upon the termination of this Agreement.  Tenant shall not take any action, grant any consent or permit any action or consent under, any Management Agreement or TA Franchise Agreement which might have a material adverse effect on Landlord, without the prior written consent of Landlord.  Tenant shall enforce, or cause to be enforced, all rights of the franchisor under the TA Franchise Agreements.

ARTICLE 6

IMPROVEMENTS, ETC.

6.1                               Improvements to the Leased Property.  Tenant shall not make, construct or install (or permit to be made, constructed or installed) any Capital Additions without, in each instance, obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned provided that (a) construction or installation of the same would not adversely affect or violate any material Legal Requirement or Insurance Requirement applicable to any Property and (b) Landlord shall have received an Officer’s Certificate certifying as to the satisfaction of the conditions set out in clause (a) above; provided, however, that no such consent shall be required in the event immediate action is required to prevent imminent harm to person or property or with respect to any Capital Addition approved in the applicable Capital Replacements Budget and having an aggregate cost not to exceed $250,000.  Prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any such proposed improvement and shall provide to Landlord such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Landlord may reasonably request.  Landlord shall have thirty (30) days to review all materials submitted to Landlord in connection with any such proposal.  Failure of Landlord to respond to Tenant’s proposal within thirty (30) days after receipt of all information and materials requested by Landlord in connection with the proposed improvement shall be deemed to constitute approval of the same.  Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such proposed improvement and the use or uses to which it will be put.  No Capital Addition shall be made which would tie in or connect any Leased Improvements with any other improvements on property adjacent to any Property (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities.  Except as permitted herein, Tenant shall not finance the cost of any construction of such improvement by the granting of a lien on or security interest in the Leased Property or such improvement, or Tenant’s interest therein, without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord’s sole discretion.  Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

6.2                               Salvage.  All materials which are scrapped or removed in connection with the making of either Capital Additions or non-Capital Additions or repairs required by Article 5 shall be or become the property of the party that paid for such work.

ARTICLE 7

LIENS

Subject to Article 8, Tenant shall use its best efforts not, directly or indirectly, to create or allow to remain and shall promptly discharge (or cause to be discharged), at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property, or any portion thereof, or Tenant’s leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) subleases permitted by Article 16, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Article 8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Article 8, (g) any Property Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article 20 and (h) Landlord Liens and any other voluntary liens created by Landlord.

ARTICLE 8

PERMITTED CONTESTS

Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, “Claims”) as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant’s obligation to pay (or cause to be paid) any Claims as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any ground lease, mortgage or deed of trust encumbering the Leased Property, or any portion thereof (Landlord agreeing that any such ground lease, mortgage or deed of trust shall permit Tenant to exercise the rights granted pursuant to this Article 8) or any interest therein or result in or reasonably be expected to result in a lien attaching to the Leased Property, or any portion thereof, (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys’ fees, incurred by Landlord in connection therewith or as a result thereof.  Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Tenant agrees by agreement in form and substance reasonably satisfactory to Landlord, to assume and indemnify Landlord with respect to the same.  Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord to the extent that Landlord has been fully reimbursed by Tenant.  If Tenant shall fail (x) to pay or cause to be paid any Claims when finally determined, (y) to provide reasonable security therefor or (z) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.

ARTICLE 9

INSURANCE AND INDEMNIFICATION

9.1                               General Insurance Requirements.  Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of any Property, or any portion thereof, keep (or cause to be kept) such Property and all property located therein or thereon, insured against the risks and in such amounts as Landlord shall reasonably require and may be commercially reasonable.  Tenant shall prepare a proposal setting forth the insurance Tenant proposes to be maintained with respect to each Property during the ensuing Lease Year, and shall submit such proposal to Landlord on or before December 1st of the preceding Lease Year, for Landlord’s review and approval, which approval shall not be unreasonably withheld, delayed or conditioned.  In the event that Landlord shall fail to respond within thirty (30) days after receipt of such proposal, such proposal shall be deemed approved.

9.2                               Waiver of Subrogation.  Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in any State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, the party carrying such insurance and suffering said loss releases the others of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies (and, if Landlord or Tenant shall self insure in accordance with the terms hereof, Landlord or Tenant, as the case may be) shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom.  In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

9.3                               Form Satisfactory, Etc.  All insurance policies and endorsements required pursuant to this Article 9 shall be fully paid for, nonassessable, and issued by reputable insurance companies authorized to do business in the State and having a general policy holder’s rating of no less than A in Best’s latest rating guide.  All property, business interruption, liability and flood insurance policies with respect to each Property shall include no deductible in excess of Five Hundred Thousand Dollars ($500,000).  At all times, all property, business interruption, liability and flood insurance policies, with the exception of worker’s compensation insurance coverage, shall name Landlord and any Property Mortgagee as additional insureds, as their interests may appear.  All loss adjustments shall be payable as provided in Article 10, except that losses under liability and worker’s compensation insurance policies shall be payable directly to the party entitled thereto.  Tenant shall cause all insurance premiums to be paid and shall deliver (or cause to be delivered) policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy).  All such policies shall provide Landlord (and any Property Mortgagee if required by the same) thirty (30) days prior written notice of any material change or cancellation of such policy.  In the event Tenant shall fail to effect (or cause to be effected) such insurance as herein required, to pay (or cause to be paid) the premiums therefor or to deliver (or cause to be delivered) such policies or certificates to Landlord or any Property Mortgagee at the times required, Landlord shall have the right, upon Notice to Tenant, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until (but excluding) the date repaid.

9.4                               No Separate Insurance; Self-Insurance.  Tenant shall not take (or permit any Person to take) out separate insurance, concurrent in form or contributing in the event of loss with that required by this Article 9, or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including Landlord and all Property Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Agreement.  In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt Notice thereof.  Tenant shall not self-insure (or permit any Person to self-insure).

9.5                               Indemnification of Landlord.  Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of the following, except to the extent caused by Landlord’s gross negligence or willful misconduct:  (a) any accident or injury to, or death of, persons or loss of or damage to property occurring on or about any Property or portion thereof or adjoining sidewalks or rights of way during the Term, (b) any past, present or future condition or use, misuse, non-use, management, maintenance or repair by Tenant, any Manager or anyone claiming under any of them of any Property, Tenant’s Personal Property or Transferred Trademarks, or any litigation, proceeding or claim by governmental entities (other than Condemnation proceedings) or other third parties relating to any Property or portion thereof or Tenant’s Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof, including failure to perform obligations under this Agreement, to which Landlord is made a party during the Term (limited, in the case of Environmental Obligations, to those provided in Section 4.3.1), (c) any Impositions that are the obligations of Tenant to pay pursuant to the applicable provisions of this Agreement, and (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Agreement.  Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord (and shall not be responsible for any duplicative attorneys’ fees incurred by Landlord) or may compromise or otherwise dispose of the same, with Landlord’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned).  The obligations of Tenant under this Section 9.5 shall survive the termination of this Agreement.

ARTICLE 10

CASUALTY

10.1                        Insurance Proceeds.  Except as provided in the last clause of this sentence, all proceeds payable by reason of any loss or damage to any Property, or any portion thereof, and insured under any policy of insurance required by Article 9 (other than the proceeds of any business interruption insurance or insurance proceeds for Tenant’s Personal Property) shall be paid directly to Landlord (subject to the provisions of Section 10.2) and all loss adjustments with respect to losses payable to Landlord shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that, so long as no Event of Default shall have occurred and be continuing, all such proceeds less than or equal to Two Hundred Fifty Thousand Dollars ($250,000) shall be paid directly to Tenant and such losses may be adjusted without Landlord’s consent.  If Tenant is required to reconstruct or repair any Property as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of such Property necessitated by such damage or destruction, subject to and in accordance with the provisions of Section 10.2.4.  Any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant.  In the event that the provisions of Section 10.2.1 are applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to Section 10.2.1.

10.2                        Damage or Destruction

10.2.1              Damage or Destruction of Leased Property.  If, during the Term, any Property shall be totally or partially destroyed and the Travel Center located thereon is thereby rendered Unsuitable for Its Permitted Use, either Landlord or Tenant may, by the giving of Notice thereof to the other, terminate this Agreement with respect to such affected Property, whereupon, this Agreement shall terminate with respect to such affected Property, Landlord shall be entitled to retain the insurance proceeds payable on account of such damage, Tenant shall pay to Landlord the amount of any deductible under the insurance policies covering such Travel Center, the amount of any uninsured loss and any difference between the replacement cost of the affected Property and the casualty insurance proceeds therefor, and the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the total amount received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

10.2.2              Partial Damage or Destruction.  If, during the Term, any Property shall be totally or partially destroyed but the Travel Center located thereon is not rendered Unsuitable for Its Permitted Use, Tenant shall, subject to Section 10.2.3, promptly restore such Travel Center as provided in Section 10.2.4.

10.2.3              Insufficient Insurance Proceeds.  If the cost of the repair or restoration of the applicable Travel Center exceeds the amount of insurance proceeds received by Landlord and Tenant pursuant to Section 9.1, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that, if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable in Landlord’s sole discretion by Notice to Tenant, given within sixty (60) days after Tenant’s notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property by Notice to the other, whereupon, this Agreement shall so terminate and insurance proceeds shall be distributed as provided in Section 10.2.1.  It is expressly understood and agreed, however, that, notwithstanding anything in this Agreement to the contrary, Tenant shall be strictly liable and solely responsible for the amount of any deductible and shall, upon any insurable loss, pay over the amount of such deductible to Landlord at the time and in the manner herein provided for payment of the applicable proceeds to Landlord.

10.2.4              Disbursement of Proceeds.  In the event Tenant is required to restore any Property pursuant to Section 10.2 and this Agreement is not terminated as to such Property pursuant to this Article 10, Tenant shall commence (or cause to be commenced) promptly and continue diligently to perform (or cause to be performed) the repair and restoration of such Property (hereinafter called the “Work”), so as to restore (or cause to be restored) the applicable Property in material compliance with all Legal Requirements and so that such Property shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction.  Subject to the terms hereof, Landlord shall advance the insurance proceeds and any additional amounts payable by Landlord pursuant to Section 10.2.3 or otherwise deposited with Landlord to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair.  Any such advances shall be made not more often than monthly within ten (10) Business Days after Tenant submits to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord).  Landlord may, at its option, condition advancement of such insurance proceeds and other amounts on (i) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (ii) general contractors’ estimates, (iii) architect’s certificates, (iv) conditional lien waivers of general contractors, if available, (v) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (vi) if Tenant has elected to advance deficiency funds pursuant to Section 10.2.3, Tenant depositing the amount thereof with Landlord and (vii) such other certificates as Landlord may, from time to time, reasonably require.

Landlord’s obligation to disburse insurance proceeds under this Article 10 shall be subject to the release of such proceeds by any Property Mortgagee to Landlord.

Tenant’s obligation to restore the applicable Property pursuant to this Article 10 shall be subject to the release of available insurance proceeds by the applicable Property Mortgagee to Landlord or directly to Tenant and, in the event such proceeds are insufficient, Landlord electing to make such deficiency available therefor (and disbursement of such deficiency).

10.3                        Damage Near End of Term.  Notwithstanding any provisions of Section 10.1 or 10.2 to the contrary, if damage to or destruction of any Property occurs during the last twelve (12) months of the Term and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is six (6) months prior to the end of the Term, the provisions of Section 10.2.1 shall apply as if such Property had been totally or partially destroyed and the Travel Center thereon rendered Unsuitable for Its Permitted Use.

10.4                        Tenant’s Personal Property.  All insurance proceeds payable by reason of any loss of or damage to any of Tenant’s Personal Property shall be paid to Tenant and, to the extent necessary to repair or replace Tenant’s Personal Property in accordance with Section 10.5, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant’s Personal Property.

10.5                        Restoration of Tenant’s Personal Property.  If Tenant is required to restore any Property as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant and Tenant’s Personal Property, or (b) replace such alterations and improvements and Tenant’s Personal Property with improvements or items of the same or better quality and utility in the operation of such Property.

10.6                        No Abatement of Rent.  This Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving the Leased Property, or any portion thereof (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder).  The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction to the Leased Property, or any portion thereof, and, to the maximum extent permitted by law, no local or State statute, laws, rules, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.

10.7                        Waiver.  Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property, or any portion thereof.

ARTICLE 11

CONDEMNATION

11.1                        Total Condemnation, Etc.  If either (i) the whole of any Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of any Property renders any Property Unsuitable for Its Permitted Use, this Agreement shall terminate with respect to such Property, and Tenant and Landlord shall seek the Award for their interests in the applicable Property as provided in Section 11.5.  Upon payment to Landlord of any such Award, the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the amount of such Award received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

11.2                        Partial Condemnation.  In the event of a Condemnation of less than the whole of any Property such that such Property is still suitable for its Permitted Use, Tenant shall, to the extent of the Award and any additional amounts disbursed by Landlord as hereinafter provided, commence (or cause to be commenced) promptly and continue diligently to restore (or cause to be restored) the untaken portion of the applicable Leased Improvements so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as such Leased Improvements existing immediately prior to such Condemnation, in material compliance with all Legal Requirements, subject to the provisions of this Section 11.2.  If the cost of the repair or restoration of the affected Property exceeds the amount of the Award, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord’s sole election by Notice to Tenant given within sixty (60) days after Tenant’s Notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property and the entire Award shall be allocated as set forth in Section 11.5.

Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award received by Landlord and necessary to complete such repair or restoration, together with severance and other damages awarded to Landlord for the taken Leased Improvements and any deficiency Landlord has agreed to disburse, to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration.  Landlord may, at its option, condition advancement of such portion of the Award and other amounts on (a) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (b) general contractors’ estimates, (c) architect’s certificates, (d) conditional lien waivers of general contractors, if available, (e) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (f) if Tenant has elected to advance deficiency funds pursuant to the preceding paragraph, Tenant depositing the amount thereof with Landlord and (g) such other certificates as Landlord may, from time to time, reasonably require.  Landlord’s obligation under this Section 11.2 to disburse the Award and such other amounts shall be subject to (x) the collection thereof by Landlord and (y) the satisfaction of any applicable requirements of any Property Mortgage, and the release of such Award by the applicable Property Mortgagee.  Tenant’s obligation to restore the Leased Property shall be subject to the release of any portion of the Award by the applicable Property Mortgagee to Landlord.

11.3                        Abatement of Rent.  Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any Condemnation involving the Leased Property, or any portion thereof.  The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving the Leased Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

11.4                        Temporary Condemnation.  In the event of any temporary Condemnation of any Property or Tenant’s interest therein, this Agreement shall continue in full force and effect and Tenant shall continue to pay (or cause to be paid), in the manner and on the terms herein specified, the full amount of the Rent.  Tenant shall continue to perform and observe (or cause to be performed and observed) all of the other terms and conditions of this Agreement on the part of the Tenant to be performed and observed.  The entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant.  Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore the affected Property to the condition that existed immediately prior to such Condemnation, in material compliance with all applicable Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration.

11.5                        Allocation of Award.  Except as provided in Section 11.4 and the second sentence of this Section 11.5, the total Award shall be solely the property of and payable to Landlord.  Any portion of the Award made for the taking of Tenant’s leasehold interest in the Leased Property, loss of business during the remainder of the Term, the taking of Tenant’s

Personal Property, the taking of Capital Additions paid for by Tenant and Tenant’s removal and relocation expenses shall be the sole property of and payable to Tenant.  In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.

ARTICLE 12

DEFAULTS AND REMEDIES

12.1                        Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)                                 should Tenant fail to make any payment of the Rent or any other sum payable hereunder when due and should such failure continue for a period of five (5) Business Days after Notice thereof from Landlord to Tenant; or

(b)                                 should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clause (a) above) and should such default continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional ninety (90) days in the aggregate) as may be necessary to cure such default with all due diligence; or

(c)                                  should any obligation of Tenant or any Guarantor in respect of any Indebtedness of Ten Million Dollars ($10,000,000) or more for money borrowed or for any material property or services, or any guaranty relating thereto, be declared to be or become due and payable prior to the stated maturity thereof, or should there occur and be continuing with respect to any such Indebtedness any event of default under any instrument or agreement evidencing or securing the same, the effect of which is to permit the holder or holders of such instrument or agreement or a trustee, agent or other representative on behalf of such holder or holders, to cause any such obligations to become due prior to its stated maturity; or

(d)                                 should an event of default occur and be continuing beyond the expiration of any applicable cure period under any Guaranty; or

(e)                                  should Tenant or any Guarantor generally not be paying its debts as they become due or should Tenant or any Guarantor make a general assignment for the benefit of creditors; or

(f)                                   should any petition be filed by or against Tenant or any Guarantor under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Tenant or any Guarantor seeking to adjudicate Tenant or any Guarantor a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of Tenant’s or any Guarantor’s debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or any Guarantor or for any substantial part of the property of Tenant or any Guarantor and such proceeding is not dismissed within one hundred eighty (180) days after institution thereof; or

(g)                                  should Tenant or any Guarantor cause or institute any proceeding for its dissolution or termination; or

(h)                                 should the estate or interest of Tenant in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of (x) ninety (90) days after commencement thereof, unless the amount in dispute is less than $250,000, in which case Tenant shall give Notice to Landlord of the dispute but Tenant may defend in any suitable way, and (y) two hundred seventy (270) days after receipt by Tenant of Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 8); or

(i)                                     should there occur any direct or indirect Change in Control of Tenant or any Guarantor, except as otherwise permitted by Article 16; or

(j)                                    should there occur any “Event of Default” (as defined therein) under any Other Lease.

then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement with respect to any or all of the Leased Property (except with respect to any Existing Third Party Trade Names and Service Mark Rights to the extent and as more particularly described in Section 2.3) by giving Notice thereof to Tenant and upon the expiration of the time, if any, fixed in such Notice, this Agreement shall terminate with respect to all or the designated portion of the Leased Property and all rights of Tenant under this Agreement with respect thereto shall cease.  Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant’s breach of this Agreement.

Upon the termination of this Agreement in connection with any Event of Default, Landlord may, in addition to any other remedies provided herein (including the rights set forth in Section 5.3), enter upon the Real Property, or any portion thereof and take possession thereof, without liability for trespass or conversion (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord).

12.2                        Remedies.  None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Leased Property, or any portion thereof, (c) the failure of Landlord to relet the Leased Property, or any portion thereof, nor (d) the reletting of all or any of portion of the Leased Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting.  In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property, or terminated portion thereof, through and including the date of such termination.  Thereafter, Tenant, until the end of what would have been the Term of this Agreement in the absence of such termination, and whether or not the Leased Property, or any portion thereof, shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent (Additional Rent and Additional Charges to be reasonably calculated by Landlord) which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any reletting of the Leased Property, or any portion thereof, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting.  Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Leased Property.

At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages beyond the date of such termination, at Landlord’s election, Tenant shall pay to Landlord an amount equal to the present value (as reasonably determined by Landlord using a discount rate equal to five percent (5%) per annum) of the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Additional Rent and Additional Charges would be the same as payments required for the immediately preceding twelve calendar months, or if less than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Agreement if the same remained in effect, over the fair market rental for the same period.  Nothing contained in this Agreement shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may, (a) relet the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property, or any portion thereof, as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be liable in any way whatsoever for any failure to relet all or any portion of the Leased Property, or, in the event that the Leased Property is relet, for failure to collect the rent under such reletting.  To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the occurrence and continuation of an Event of Default hereunder.

Notwithstanding anything to the contrary set forth in this Agreement, if an Event of Default shall be triggered solely with respect to any of Sections 3.1.2(c), 3.1.2(d), 5.4, 9.5(d), 12.1(c), 12.1(d), 12.1(i), 17.2(a), 17.2(b), 21.1, 21.3, 21.4 or 21.9 (and not with respect to any other Section of this Agreement), in no event shall the damages recovered by Landlord pursuant to this Agreement exceed an amount equal to the sum of (i) the present value (as reasonably determined by Landlord using a discount rate equal to ten and eight tenths percent (10.8%) per annum) of the Minimum Rent which would be payable hereunder from the date of such termination for what would be the then unexpired Term of this Agreement if the same remained in effect; and (ii) all amounts due and unpaid under this Agreement as of the date of the occurrence of the Event of Default.

12.3                        Tenant’s Waiver.  IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 12.1 OR 12.2, TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS ARTICLE 12, AND THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.

12.4                        Application of Funds.  Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant’s current and past due obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State.  Any balance shall be paid to Tenant.

12.5                        Landlord’s Right to Cure Tenant’s Default.  If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Real Property, or any portion thereof, for such purpose and take all such action thereon as, in Landlord’s sole and absolute discretion, may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of Tenant.  All reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

ARTICLE 13

HOLDING OVER

Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Minimum Rent and other charges herein provided (prorated on a daily basis).  Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over.

Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable.  Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.

ARTICLE 14

LANDLORD DEFAULT

If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement or any obligation of Landlord, if any, under any agreement affecting the Leased Property, the performance of which is not Tenant’s obligation pursuant to this Agreement, and any such default shall continue for a period of thirty (30) days after Notice thereof from Tenant to Landlord and any applicable Property Mortgagee, or such additional period as may be reasonably required to correct the same, Tenant may declare the occurrence of a “Landlord Default” by a second Notice to Landlord and to such Property Mortgagee.  Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys’ fees and court costs) incurred by Tenant in curing the same, together with interest thereon (to the extent permitted by law) from the date Landlord receives Tenant’s invoice until paid, at the Overdue Rate.  Tenant shall have no right to terminate this Agreement for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof.  If Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord’s Notice of dispute, either may submit the matter for resolution in accordance with Article 22.

ARTICLE 15

PURCHASE OF TENANT’S PERSONAL PROPERTY

Landlord shall have the option to purchase Tenant’s Personal Property and any other property of any of Tenant’s subtenants which are Affiliated Persons of Tenant and which is used in connection with the operation of any Travel Center, at the expiration or sooner termination of this Agreement, for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed such as equipment leases, conditional sale contracts and other encumbrances securing such liabilities to which such Personal Property or property of such subtenant is subject.  In addition, upon the expiration or sooner termination of this Agreement, Landlord shall have the right (i) to require Tenant or any Affiliated Person of Tenant to grant a perpetual license to Landlord or its nominee all software programs and similar intellectual property owned or licensed by Tenant or any such Affiliated

Person used at the Travel Centers for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed, and (ii) to offer employment to any and all employees of Tenant and any Affiliated Person of Tenant employed at the Travel Centers.  Tenant shall cause each Affiliated Person of Tenant to enter into any license and sub-license necessary to effectuate the foregoing and shall not interfere with, and shall cause each such Affiliated Person to cooperate with Landlord and its nominees, and not to interfere with, the exercise of such right.

ARTICLE 16

SUBLETTING AND ASSIGNMENT

16.1                        Subletting and Assignment.  Except as provided in Section 16.3, Tenant shall not, without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease or permit the sublease (which term shall be deemed to include the granting of concessions, licenses, sublicenses and the like), of the Leased Property, or any portion thereof, or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Leased Property, or any portion thereof, by anyone other than Tenant or any Manager approved by Landlord pursuant to the applicable provisions of this Agreement, or the Leased Property, or any portion thereof, to be offered or advertised for assignment or subletting.

For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include, without limitation, any direct or indirect Change in Control of Tenant.

If this Agreement is assigned or if the Leased Property, or any portion thereof is sublet (or occupied by anybody other than Tenant or any Manager and their respective employees), after termination of this Agreement, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

Any assignment or transfer of Tenant’s interest under this Agreement shall be subject to such assignee’s or transferee’s delivery to Landlord of a Guaranty, which Guaranty shall be in form and substance satisfactory to Landlord in its sole discretion and which Guaranty shall constitute a Guaranty hereunder.

No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless Landlord and Tenant expressly otherwise agree that Tenant shall be released from all obligations hereunder), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1.

No assignment, subletting or occupancy shall affect any Permitted Use.  Any subletting, assignment or other transfer of Tenant’s interest under this Agreement in contravention of this Section 16.1 shall be voidable at Landlord’s option.

16.2                        Required Sublease Provisions.  Except for subleases which are terminable at will by Tenant on not more than sixty (60) days’ prior notice, any sublease of all or any portion of the Leased Property entered into on or after the Commencement Date shall provide (a) that the subtenant shall, at Landlord’s or Tenant’s request pursuant to Tenant’s obligations or Landlord’s rights under Section 5.3 or Article 15, transfer as so requested any of its Operating Rights and/or other property relating to such Leased Property (and shall be deemed to have granted Landlord the power of attorney with respect to its Operating Rights and other property as Tenant has granted pursuant to the second sentence of the second paragraph of Section 5.3); (b) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (c) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Property Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one (1) month’s rent, (iv) be bound by any covenant of Tenant to undertake or complete any construction of the applicable Property, or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant unless actually delivered to Landlord by Tenant, or (viii) be required to remove any Person occupying any portion of the Leased Property; and (d) in the event that such subtenant receives a written Notice from Landlord or any Property Mortgagee stating that this Agreement has terminated, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct.  Such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn.  An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance reasonably satisfactory to Landlord, shall be delivered promptly to Landlord and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Agreement on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof and (b) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 16.1.

16.3                        Permitted Sublease.  Subject to the provisions of Section 16.2 and Section 16.4 and any other express conditions or limitations set forth herein, Tenant may, in each instance without consent, (a) enter into third party agreements or sublease space at any Property for fuel station, restaurant/food service or mechanical repair purposes or other concessions in furtherance of the Permitted Use, so long as such subleases will not violate or affect any Legal Requirement or Insurance Requirement, and Tenant shall provide such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Property Mortgagee may reasonably require, and (b) enter into one or more subleases or licenses with Affiliated Persons of Tenant with respect to the Leased Property, or any portion thereof (including but without limitation with respect to any trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, constituting part of the Transferred Trademarks), provided such subleases or licenses or sublicenses do not grant any rights beyond the Term.  Landlord and Tenant acknowledge and agree that if Tenant enters into one (1) or more subleases, licenses or sublicenses with Affiliated Persons of Tenant with respect to any Property, or any portion thereof, in accordance with the preceding clause (b), Tenant may allocate the rent and other charges with respect to the affected Property in any reasonable manner; provided, however, that such allocation shall not affect Tenant’s (nor any Guarantor’s) liability for the Rent and other obligations of Tenant under this Agreement; and, provided, further, that Tenant shall give Landlord prompt written notice of any allocation or reallocation of the rent and other charges with respect to the affected Property and, in any event, Tenant shall give Landlord written notice of the amount of such allocations at least ten (10) Business Days prior to the date that Landlord or Hospitality Properties Trust is required to file any tax returns in any State where such affected Leased Property is located.

16.4                        Sublease Limitation.  Anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet or sublicense the Leased Property, or any portion thereof, on any basis such that the rental to be paid by any sublessee or sublicensee thereunder would be based, in whole or in part, on the net income or profits derived by the business activities of such sublessee or sublicensee, any other formula such that any portion of such sublease rental or sublicense would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or would otherwise disqualify Landlord or any Affiliated Person for treatment as a “real estate investment trust” under the Code.

ARTICLE 17

ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

17.1                        Estoppel Certificates.  At any time and from time to time, but not more than a reasonable number of times per year, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other an Officer’s Certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that no Default or an Event of Default has occurred and is continuing or, if a

Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request.  Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of the Leased Property, or any portion thereof, or the leasehold estate created hereby.

17.2                        Financial Statements.  Tenant shall furnish or cause TCA to furnish, as applicable, the following statements to Landlord:

(a)                                 within forty-five (45) days after each of the first three fiscal quarters of any Fiscal Year, the most recent Consolidated Financials, accompanied by the Financial Officer’s Certificate;

(b)                                 within ninety (90) days after the end of each Fiscal Year, the most recent Consolidated Financials and financials of Tenant for such year, certified by an independent certified public accountant reasonably satisfactory to Landlord and accompanied by a Financial Officer’s Certificate;

(c)                                  within forty-five (45) days after the end of each month, an unaudited operating statement and statement of Capital Expenditures prepared on a Property by Property basis and a combined basis, accompanied by a Financial Officer’s Certificate;

(d)                                 at any time and from time to time upon not less than twenty (20) days Notice from Landlord or such additional period as may be reasonable under the circumstances, any Consolidated Financials, Tenant financials or any other audited or unaudited financial reporting information required to be filed by Landlord with any securities and exchange commission, the SEC or any successor agency, or any other governmental authority, or required pursuant to any order issued by any court, governmental authority or arbitrator in any litigation to which Landlord is a party, for purposes of compliance therewith;

(e)                                  promptly after receipt or sending thereof, copies of all notices alleging a material default given or received by Tenant under any Management Agreement or TA Franchise Agreement; and

(f)                                   promptly upon Notice from Landlord, such other information concerning the business, financial condition and affairs of Tenant, any Guarantor, and/or any Affiliated Person of Tenant as Landlord reasonably may request from time to time.

Landlord may at any time, and from time to time, provide any Property Mortgagee with copies of any of the foregoing statements, subject to Landlord obtaining the agreement of such Property Mortgagee to maintain such statements and the information therein as confidential.

ARTICLE 18

LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT

18.1                        Inspection.  Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property, or any portion thereof, during usual business hours upon not less than forty-eight (48) hours’ notice and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant’s use and operation of the Leased Property and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

18.2                        Quality Control.  Landlord shall have the right to exercise quality control over the use made by Tenant (and any and all Affiliated Persons and permitted sublicensees) of the Transferred Trademarks to a degree reasonably necessary to maintain the validity and enforceability of the Transferred Trademarks and to protect the goodwill associated therewith.  Tenant (and any and all Affiliated Persons and permitted sublicensees) shall not combine the Transferred Trademarks with any other trademarks, service marks, trade names, logos, domain names or other brand-source indicia unless it obtains Landlord’s prior written consent.

18.3                        Transferred Trademarks, Registration and Maintenance.  Tenant shall be responsible for trademark registration and maintenance on behalf of Landlord.

18.4                        Enforcement.  In the event that Tenant (or any Affiliated Person or sublicensee) learns of any infringement or unauthorized use of any of the Transferred Trademarks, it shall promptly notify Landlord.  If requested to do so, Tenant (and any and all Affiliated Persons and sublicensees) shall cooperate with and assist Landlord in any action that Landlord may commence to protect its right, title and interest in the Transferred Trademarks, including joining the action as a party if necessary.

ARTICLE 19

EASEMENTS

19.1                        Grant of Easements.  Provided no Event of Default has occurred and is continuing, Landlord will join in granting and, if necessary, modifying or abandoning such rights-of-way, easements and other interests as may be reasonably requested by Tenant for ingress and egress, and electric, telephone, gas, water, sewer and other utilities so long as:

(a)                                 the instrument creating, modifying or abandoning any such easement, right-of-way or other interest is satisfactory to and approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned);

(b)                                 Landlord receives an Officer’s Certificate from Tenant stating (i) that such grant, modification or abandonment is not detrimental to the proper conduct of business on such Property, (ii) the consideration, if any, being paid for such grant, modification or abandonment (which consideration shall be paid by Tenant), (iii) that such grant, modification or abandonment does not impair the use or value of such Property for the Permitted Use, and (iv) that, for as long as this Agreement shall be in effect, Tenant will perform all obligations, if any, of Landlord under any such instrument; and

(c)                                  Landlord receives evidence satisfactory to Landlord that the Manager has granted its consent to such grant, modification or abandonment in accordance with the requirements of such Manager’s Management Agreement or that such consent is not required.

19.2                        Exercise of Rights by Tenant.  So long as no Event of Default has occurred and is continuing, Tenant shall have the right to exercise all rights of Landlord under the Easement Agreements and, in connection therewith, Landlord shall execute and promptly return to Tenant such documents as Tenant shall reasonably request.  Tenant shall perform all obligations of Landlord under the Easement Agreements.

19.3                        Permitted Encumbrances.  Any agreements entered into in accordance with this Article 19 shall be deemed a Permitted Encumbrance.

ARTICLE 20

PROPERTY MORTGAGES

20.1                        Landlord May Grant Liens.  Without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement (“Encumbrance”) upon the Leased Property, or any portion thereof, or interest therein, whether to secure any borrowing or other means of financing or refinancing.

20.2                        Subordination of Lease.  This Agreement and any and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages and deeds of trust, which may now or hereafter affect the Leased Property, or any portion thereof, or any improvements thereon and/or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages and deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and deeds of trust and all consolidations of such mortgages and deeds of trust.  This section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination.  Any lease to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest at the time referred to is herein called “Superior Landlord” and any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder, trustee or beneficiary of a Superior Mortgage is herein called “Superior Mortgagee”.  Tenant shall have no obligations under any Superior Lease or Superior Mortgage other than those expressly set forth in this Section 20.2.

If any Superior Landlord or Superior Mortgagee or the nominee or designee of any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord under this Agreement (any such person, “Successor Landlord”), whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, at such Successor Landlord’s request,

Tenant shall attorn to and recognize the Successor Landlord as Tenant’s landlord under this Agreement and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Agreement), whereupon, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Agreement, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior Landlord, (d) bound by any modification of this Agreement subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto, (e) liable to Tenant beyond the Successor Landlord’s interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, (f) responsible for the performance of any work to be done by the Landlord under this Agreement to render the Leased Property ready for occupancy by Tenant (subject to Landlord’s obligations under Section 5.1.2(b) or with respect to any insurance or Condemnation proceeds), or (g) required to remove any Person occupying the Leased Property or any part thereof, except if such Person claims by, through or under the Successor Landlord.  Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid, and Landlord agrees to provide Tenant with an instrument of nondisturbance and attornment from each such Superior Mortgagee and Superior Landlord (other than the lessors under any ground leases with respect to the Leased Property, or any portion thereof) in form and substance reasonably satisfactory to Tenant.  Notwithstanding the foregoing, any Successor Landlord shall be liable (a) to pay to Tenant any amounts owed under Section 5.1.2(b), and (b) to pay to Tenant any portions of insurance proceeds or Awards received by Landlord or the Successor Landlord required to be paid to Tenant pursuant to the terms of this Agreement, and, as a condition to any mortgage, lien or lease in respect of the Leased Property, or any portion thereof, and the subordination of this Agreement thereto, the mortgagee, lienholder or lessor, as applicable, shall expressly agree, for the benefit of Tenant, to make such payments, which agreement shall be embodied in an instrument in form reasonably satisfactory to Tenant.

20.3                        Notice to Mortgagee and Superior Landlord.  Subsequent to the receipt by Tenant of Notice from Landlord as to the identity of any Property Mortgagee or Superior Landlord under a lease with Landlord, as ground lessee, which includes the Leased Property, or any portion thereof, as part of the demised premises and which complies with Section 20.1 (which Notice shall be accompanied by a copy of the applicable mortgage or lease), no Notice from Tenant to Landlord as to a default by Landlord under this Agreement shall be effective with respect to a Property Mortgagee or Superior Landlord unless and until a copy of the same is given to such Property Mortgagee or Superior Landlord at the address set forth in the above described Notice, and the curing of any of Landlord’s defaults within the applicable notice and cure periods set forth in Article 14 by such Property Mortgagee or Superior Landlord shall be treated as performance by Landlord.

ARTICLE 21

ADDITIONAL COVENANTS OF LANDLORD AND TENANT

21.1                        Prompt Payment of Indebtedness.  Tenant shall (a) pay or cause to be paid when due all payments of principal of and premium and interest on Tenant’s Indebtedness for money borrowed and shall not permit or suffer any such Indebtedness to become or remain in default beyond any applicable grace or cure period, (b) pay or cause to be paid when due all lawful claims for labor and rents with respect to the Leased Property, (c) pay or cause to be paid when due all trade payables and (d) pay or cause to be paid when due all other of Tenant’s Indebtedness upon which it is or becomes obligated, except, in each case, other than that referred to in clause (a), to the extent payment is being contested in good faith by appropriate proceedings in accordance with Article 8 and if Tenant shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, if appropriate, or unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced.

21.2                        Conduct of Business.  Tenant shall not engage in any business other than the leasing and operation of the Leased Property (including any incidental or ancillary business relating thereto) and shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and its rights and licenses necessary to conduct such business.

21.3                        Maintenance of Accounts and Records.  Tenant shall keep true records and books of account of Tenant in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Tenant in accordance with GAAP.  Tenant shall apply accounting principles in the preparation of the financial statements of Tenant which, in the judgment of and the opinion of its independent public accountants, are in accordance with GAAP, where applicable, except for changes approved by such independent public accountants.  Tenant shall provide to Landlord either in a footnote to the financial statements delivered under Section 17.2 which relate to the period in which such change occurs, or in separate schedules to such financial statements, information sufficient to show the effect of any such changes on such financial statements.

21.4                        Notice of Litigation, Etc.  Tenant shall give prompt Notice to Landlord of any litigation or any administrative proceeding to which it may hereafter become a party of which Tenant has notice or actual knowledge which involves a potential liability equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000) or which may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or condition, financial or other, of Tenant.  Forthwith upon Tenant obtaining knowledge of any Default, Event of Default or any default or event of default under any agreement relating to Indebtedness for money borrowed in an aggregate amount exceeding, at any one time, Two Hundred Fifty Thousand Dollars ($250,000), or any event or condition that would be required to be disclosed in a current report filed by Tenant on Form 8-K or in Part II of a quarterly report on Form 10-Q if Tenant were required to file such reports under the Securities Exchange Act of 1934, as amended, Tenant shall furnish Notice thereof to Landlord specifying the nature and period of existence thereof and what action Tenant has taken or is taking or proposes to take with respect thereto.

21.5                        Indebtedness of Tenant.  Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any Indebtedness except the following:

(a)                                 Indebtedness of Tenant to Landlord;

(b)                                 Indebtedness of Tenant for Impositions, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article 8;

(c)                                  Indebtedness of Tenant in respect of judgments or awards (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $250,000 in the aggregate at any one time outstanding and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article 8, and in respect of which execution thereof shall have been stayed pending such appeal or review;

(d)                                 unsecured borrowings of Tenant from its Affiliated Persons which are by their terms expressly subordinate pursuant to a Subordination Agreement to the payment and performance of Tenant’s obligations under this Agreement; or

(e)                                  Indebtedness for purchase money financing in accordance with Section 21.8(a) and other operating liabilities incurred in the ordinary course of Tenant’s business;

(f)                                   Indebtedness of Tenant as guarantor or borrower secured by Liens permitted under Section 21.8(c); or

(g)                                  A guaranty of TCA’s obligations under its revolving line of credit and for any privately placed or publicly issued debt.

21.6                        Distributions, Payments to Affiliated Persons, Etc.  Tenant shall not declare, order, pay or make, directly or indirectly, any Distributions or any payment to any Affiliated Person of Tenant (including payments in the ordinary course of business) or set apart any sum or property therefor, or agree to do so, if, at the time of such proposed action, or immediately after giving effect thereto, any Event of Default shall have occurred and be continuing.  Otherwise, as long as no Event of Default shall have occurred and be continuing, Tenant may make Distributions and payments to Affiliated Persons; provided, however, that any such payments shall at all times be subordinate to Tenant’s obligations under this Agreement.

21.7                        Prohibited Transactions.  Tenant shall not permit to exist or enter into any agreement or arrangement whereby it engages in a transaction of any kind with any Affiliated Person as to Tenant or any Guarantor, except on terms and conditions which are commercially reasonable.

21.8                        Liens and Encumbrances.  Except as permitted by Article 7 and Section 21.5, Tenant shall not create or incur or suffer to be created or incurred or to exist any Lien on this Agreement or any of Tenant’s assets, properties, rights or income, or any of its interest therein, now or at any time hereafter owned, other than:

(a)                                 Security interests securing the purchase price of equipment or personal property whether acquired before or after the Commencement Date; provided, however, that (i) such Lien shall at all times be confined solely to the asset in question and (ii) the aggregate principal amount of Indebtedness secured by any such Lien shall not exceed the cost of acquisition or construction of the property subject thereto;

(b)                                 Permitted Encumbrances;

(c)                                  Security interests in Accounts or Chattel Paper, in Support Obligations, General Intangibles or Deposit Accounts relating to such Accounts or Chattel Paper, in any Instruments or Investment Property evidencing or arising from such Accounts or Chattel Paper, in any documents, books, records or other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to any property described in this Section 21.8(c) or in any Proceeds of any of the foregoing (capitalized terms used in this Section 21.8(c) without definition being used as defined in or for purposes of Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts); or

(d)                                 As permitted pursuant to Section 21.5.

21.9                        Merger; Sale of Assets; Etc.  Without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion), Tenant shall not (i) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, all or any material portion of its assets (including capital stock or other equity interests) or business to any Person, (ii) merge into or with or consolidate with any other Entity, or (iii) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, any personal property or fixtures or any real property; provided, however, that, notwithstanding the provisions of clause (iii) preceding, Tenant may dispose of equipment or fixtures which have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, provided substitute equipment or fixtures having equal or greater value and utility (but not necessarily having the same function) have been provided.

21.10                 Bankruptcy Remote Entities.  At Landlord’s request, Tenant shall make such amendments, modifications or other changes to its charter documents and governing bodies (including, without limitation, Tenant’s board of directors), and take such other actions, as may from time to time be necessary to qualify Tenant as a “bankruptcy remote entity”, provided that Landlord shall reimburse Tenant for all costs and expenses reasonably incurred by Tenant in connection with the making of such amendments or modifications.

21.11                 Trade Area Restriction.  Notwithstanding anything to the contrary in this Agreement, except for Travel Centers owned by Landlord or any Affiliated Person of Landlord, neither Tenant nor any Affiliated Person of Tenant shall acquire, own, franchise, finance, lease, manage, operate or open any Travel Center or similar business (it being agreed by Landlord and

Tenant that convenience stores which provide services primarily to non-professional drivers shall not be a “similar business”) within seventy-five (75) miles in either direction along the primary interstate on which any Property is located without Landlord’s consent, which consent may be given or withheld in Landlord’s sole discretion.  Notwithstanding the foregoing, Landlord confirms that, subject to the other terms and conditions of this Agreement, Tenant or any Affiliated Person of Tenant may acquire, own, franchise, finance, lease, manage, operate or open the Travel Centers identified on Exhibit D attached hereto.

ARTICLE 22

ARBITRATION

Any disputes, claims or controversies arising out of or relating to this Agreement, (i) between the parties or (ii) brought by or on behalf of any shareholder of any party or a direct or indirect parent of a party (which, for purposes of this Article 22, shall mean any shareholder of record or any beneficial owner of shares of any party, or any former shareholder of record or beneficial owner of shares of any party), either on his, her or its own behalf, on behalf of any party or on behalf of any series or class of shares of any party or shareholders of any party against any party or any member, trustee, officer, manager (including Reit Management & Research LLC (“RMR”) or its successor), agent or employee of any party, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration provision, or the declarations of trust, limited liability company agreements or bylaws of any party hereto (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Article 22.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of any party and class actions by a shareholder against those individuals or entities and any party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Article 22, the term “party” shall include any direct or indirect parent of a party.

There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within fifteen days after receipt by respondent of a copy of the demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party.  If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either all claimants or all respondents fail to timely select an arbitrator then such arbitrator (who shall be neutral, impartial and unaffiliated with any party) shall be appointed by the AAA.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

The place of arbitration shall be at the office of the AAA in Boston, Massachusetts unless otherwise agreed by the parties and all parties waive all questions of personal jurisdiction and venue for the purpose of carrying out this paragraph.

There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the laws of the State of Maryland.  Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

Except to the extent as otherwise agreed by the parties after the date of this Agreement, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

An Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Arbitration Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth day following the date of the Arbitration Award or such other date as the Arbitration Award may provide.

This Article 22 is intended to benefit and be enforceable by the shareholders, members, direct and indirect parents, trustees, directors, officers, managers (including RMR or its successor), agents or employees of any party and the parties and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

ARTICLE 23

MISCELLANEOUS

23.1                        Limitation on Payment of Rent.  All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under applicable law, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount.  This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

23.2                        No Waiver.  No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term.  To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

23.3                        Remedies Cumulative.  To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

23.4                        Severability.  Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

23.5                        Acceptance of Surrender.  No surrender to Landlord of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

23.6                        No Merger of Title.  It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Agreement or the leasehold estate created hereby and the fee estate or ground landlord’s interest in the Leased Property.

23.7                        Conveyance by Landlord.  If Landlord or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of such of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

23.8                        Quiet Enjoyment.  Tenant shall peaceably and quietly have, hold and enjoy the Real Property for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted under Article 20 or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Tenant’s ability to operate any Travel Center and (d) liens that have been consented to in writing by Tenant.  Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Tenant hereunder.

23.9                        No Recordation.  Neither Landlord nor Tenant shall record this Agreement.

23.10                 Notices.

(a)                                 Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)                                 All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)                                  All such notices shall be addressed,

if to Landlord:

c/o Hospitality Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Attn:  Mr. John G. Murray

Telecopier No. (617) 969-5730

if to Tenant:

c/o TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio  44145

Attn:  Mr. Thomas M. O’Brien

Telecopier No. (440) 808-3301

(d)                                 By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

23.11                 Construction.  Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration.  In no event shall Landlord be liable for any consequential damages suffered by Tenant as the result of a breach of this Agreement by Landlord.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition.  Time is of the essence with respect to the provisions of this Agreement.  Except as otherwise set forth in this Agreement, any obligations of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement.  Tenant hereby acknowledges that the agreement between Landlord and Tenant to treat this Agreement as a single lease in all respects was and is of primary importance, and a material inducement, to Landlord to enter into this Agreement.  Without limiting the generality of the foregoing, the parties hereto acknowledge that this Agreement constitutes a single lease of the Leased Property and is not divisible notwithstanding any references herein to any individual Property and notwithstanding the possibility that certain individual Properties may be deleted herefrom pursuant to the express provisions of this Agreement.

23.12                 Counterparts; Headings.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed.  Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

23.13                 Applicable Law, Etc.  Except as to matters regarding the internal affairs of Landlord and issues of or limitations on any personal liability of the shareholders and trustees or directors of Landlord for obligations of Landlord, as to which the laws of the State of Maryland shall govern, this Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or (vii) any combination of the foregoing.  Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of any Property.

23.14                 Right to Make Agreement.  Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken.  Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

23.15                 Attorneys’ Fees.  If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

23.16                 Nonliability of Trustees.  THE DECLARATION OF TRUST ESTABLISHING HPT TA PROPERTIES TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME OF SUCH ENTITY REFERS TO THE TRUSTEES UNDER SUCH DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH ENTITY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITY.  ALL PERSONS DEALING WITH SUCH ENTITY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

23.17                 Original Lease.  The Original Lease shall continue to govern the rights and obligations of the parties with respect to periods prior to the Commencement Date.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

LANDLORD:

HPT TA PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

HPT TA PROPERTIES LLC

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

TENANT:

TA OPERATING LLC

By:	/s/ Mark R. Young
Mark R. Young
Executive Vice President

[Signature Page to Amended Restated Lease No. 1]

EXHIBITS A-1 through A-39

Land

Exhibit	TA Site No.	Property Address
A-1	352	1724 West Grand Avenue, Gadsden, AL 35904.
A-2	226	1501 N. Fort Grant Road, Wilcox, AZ 85643.
A-3	160	27769 Lagoon Drive, Buttonwillow, CA 93206.
A-4	162	4325 Guasti Road, Ontario, CA 91761.
A-5	163	12310 S. Highway 33, Santa Nella, CA 95322.
A-6	174	12151 W. 44th Avenue, Wheat Ridge (Denver West), CO 80033.
A-7	171	3 East Industrial Road , Branford (New Haven), CT 06405.
A-8	178	2112 Highway 71 South, Marianna, FL 32448.
A-9	197	8909 20th Street, Vero Beach, FL 32966.
A-10	177	4401 Highway 17, Richmond Hill (Savannah), GA 31324.
A-11	44	19 N. 430 Route 20, Hampshire (Elgin), IL 60140.
A-12	236	21 Romines Dr., Morris, IL 60450.
A-13	379	1409 S. Country Road #850 East, Greensburg, IN 47240.
A-14	219	1201 Ripley Street, Lake Station, IN 46405.
A-15	46	224 Highway 65 South, Tallulah, LA 71284.
A-16	151	7401 Assateague Drive, Jessup, MD 20794.
A-17	89	200 Baker Road, Dexter (Ann Arbor), MI 48130.
A-18	47	2150 Russell Mt. Gilead Rd., Meridian, MS 39301.
A-19	18	102 NW 4th Street, Concordia, MO 64020.
A-20	172	200 North McCarran Blvd., Sparks, NV 89431.
A-21	211	108 Ocean Drive, Greenland, NH 03840.
A-22	8	3404 W. Highway 66, Gallup, NM 87301.
A-23	14	202 N. Motel Blvd., Las Cruces, NM 88005.
A-24	208	9616 Commerce Drive, Dansville, NY 14437.
A-25	24	940 US Rt. 42, NE, London, OH 43140.
A-26	15	8834 Lake Road, Seville, OH 44273.
A-27	58	5400 Seventy Six Drive, Youngstown, OH 44515.
A-28	212	6 Buckhorn Road, Bloomsburg, PA 17815.
A-29	3	245 Allegheny Blvd., Brookville, PA 15825.
A-30	393	3001 TV Road, Florence, SC 29501.
A-31	117	13011 Old Hickory Blvd., Antioch, TN 37013.
A-32	231	802 E. York, Highway 59, Ganado, TX 77962.
A-33	49	2105 S. Goliad Street, Rockwall, TX 75087.
A-34	60	8836 N. Highway 40, Tooele (Salt Lake City), UT 84074.
A-35	143	1025 Peppers Ferry Rd., Wytheville, VA 24382.
A-36	176	46630 North Bend Way, North Bend (Seattle East), WA 98045.
A-37	149	4195 State Rt. 34, Hurricane, WV 25526.
A-38	192	713 Highway 12, Hudson, WI 54016.
A-39	187	4000 I-80 Service Rd., Burns (Cheyenne), WY 82053.

[See attached copies.]

EXHIBIT A-1 Petro Gadsden l 724 West Grand Avenue Gadsden, AL Parcel I: A parcel of land located in the North half of Section 14, To'Nllship 12 South, Range 5 East, Etowah County, Alabama, and being more particularly described as follows: Commence at a concrete monument found at the Northeast corner of said Section 14; thence run North 89 degrees 31 minutes, 28 seconds West and along the Section line 1049.93 feet; thence run South 00 degrees, 38 minutes 01 seconds West 1280.05 feet to a concrete monument found at the Point of Beginning; thence run North 89 degrees 20 minutes, 49 seconds West 1361.70 feet to a rebar found on the East right-of-way of Interstate 59, a variable-width right-of-way; thence run South 45 degrees, 53 minutes, 22 seconds West and along said East right-of-way 326.88 feet to a concrete monument found; thence run South 89 degrees, 20 minutes 20 seconds East 1593.90 feet to a rebar found; thence run North 00 degrees, 3 7 minutes, 40 seconds East 230.40 feet to the Point of Beginning; situated, lying and being in Etowah County, Alabama. Parcel II: Commence at the Southeast corner of the Southeast 1 /4 of the Northeast 1 /4, Section 14, Township 12 South, Range 5 East, and run northerly along the East line of said Southeast 1 1 / 4 of the Northeast / 4 a distance of 127.60 feet; thence deflect 89 deg. 35 min. 00 sec. left and run a distance of 17.70 feet; thence deflect 90 deg. 00 min. 00 sec. right and run northerly a distance of 1608.53 feet, said point being 100 feet South of and parallel to the centerline of Alabama Highway 77; thence deflect 63 deg. 56 min. 00 sec. left and run northwesterly 1 00 feet South of and parallel to the centerline of Alabama Highway 77 a distance of 1015.30 feet; thence deflect 90 deg. 00 min. 00 sec. left and run southwesterly a distance of 50.00 feet to a point on the southwesterly right of way line of Alabama Highway 77; thence deflect 89 deg. 47 min. 21 sec. right and run northwesterly along the southwesterly right of way line of Alabama Highway 77 a distance of 128.66 feet to the point of beginning; From said point of beginning deflect 115 deg. 49 min. 09 sec. left and run southerly along the West line of a I 00 foot wide reserved road right of way a distance of 851.43 feet; thence deflect 90 de g. 01 min. 34 sec. right and run westerly a distance of 1361.76 feet to a point on the southeasterly right of way line of Interstate 59; thence deflect 13 5 de g. 15 min. 00 sec. right and run northeasterly along the southeasterly right of way line of Interstate 59 ramp a distance of 692.44 feet to an existing concrete monument; thence deflect 11 deg. 19 min. 40 sec. left and continue northeasterly along the southeasterly right of way line of Interstate 59 ramp a distance of 500.07 feet to an existing concrete monument; thence deflect 18 deg. 30 min. 40 sec. left and continue northeasterly along the southeasterly right of way line of Interstate 59 ramp a distance of

165.52 feet to an existing concrete monument on the South right of way line of Alabama Highway 77; thence deflect right and run southeasterly along the southwesterly right of way line of Alabama Highway 77 and along a curve to the right having a Central Angle of 12 deg. 59 min. 48 sec., Radius of 1995.80 feet, Arc= 452.72 feet, a distance of451.75 feet, measured along the chord of said curve having a Deflection Angle of 94 de g. 15 min. 18 sec. right and from the previous course; thence deflect 6 deg. 07 min. 37 sec. right from the chord of said curve and continue southeasterly along the southwesterly right of way line of Alabama Highway 77 a distance of 134.97 feet to the point of beginning. Said 1 /2 of Section 14, Township 12 South, Range 5 parcel of land being a portion of the North East, being subject to a 15 foot utility easement along the North side of the properly and a 30 foot utility easement along the West sides of the property for an existing gas main, lying and being in Gadsden, Etowah County, Alabama. Parcel III: A parcel of land located in the Northeast Quarter of Section 14, Township 12 South, Range 5 East, Etowah County, Alabama, and being more particularly described as follows: Commence at the Northeast corner of said Section 14; thence run North 89 degrees, 3 1 minutes, 28 seconds West and along the North line of Section 14 a distance of 1049.93 feet; thence run South 00 degrees, 38 minutes, 01 seconds West a distance of 428.58 feet to a point on the South right-of-way of Alabama Highway 77, variable-width right-of-way, and the Point of Beginning; thence run South 00 degrees, 38 minutes, 01 seconds West and along the West margin of a I 00 foot wide street right-of-way a distance of 851.47 feet; thence run South 00 degrees, 37 minutes, 40 seconds West and along the West margin of a 100 foot wide street right-of-way a distance of 230.40 feet; thence run North 89 degrees, 20 minutes 20 seconds East a distance of 40.00 feet; thence run North 00 degrees, 38 minutes 03 seconds East a distance of 1062.53 feet, more or less, to a point on the South right-of way of said Highway 77; thence run North 63 degrees, 34 minutes, 10 seconds West and along said right-of-way a distance of 44.44 feet, more or less, to the Point of Beginning; situated, lying and being in Etowah County, Alabama. Less and Except from Parcels l, ll & Ill: A parcel of land located in the Northeast quarter of Section 14, Township 12 South, Range 5 East, Etowah County, Alabama, and being more particularly described as follows: Commence at a concrete monument found at the Northeast corner of said Section 14; thence run North 89 degrees, 31 minutes, 28 seconds West and along the section line 1049.93 feet; thence run South 00 degrees, 38 minutes, 01 seconds West 428.58 feet to a concrete monument found on the South right-of way of Alabama Highway 77, a variable width right-of-way; thence run North 63 degrees, 34 minutes, 10 seconds West and along said right-of-way134.52 feet to a concrete monumentfound;thence continue northwestwardly along said right-of-way, said right-of-way curYing to the left and having a radius of 2067.90 feet, a chord distance of 451.75 feet to a concrete monument found on the East right-of-way of Interstate 59, said chord bearing North 69 degrees, 40 minutes, 16 seconds West; thence run South 16 degrees, 04 minutes 41 seconds West and along said East right of way 165.52 feet to a concrete monument found; thence run South 34 degrees, 33 minutes, 56 seconds West 38.69 feet to a capped rebar set at the Point of Beginning; thence continue South 34 degrees 33 minutes, 56 seconds West along said right-of-way 247.27 feet to a capped rebar set; thence run South 58 degrees, 34 minutes, 55 seconds East 240.29 feet to a capped rebar set; thence run North 34 degrees, 34 minutes, 57 seconds East 95.02 feet to a capped rebar set; thence run northeastwardly along a curve to the left, said curve having a radius of 420.00 feet, a chord distance of 86.40 feet to a capped rebar set, said chord bearing North 28 degrees, 40 minutes 05 seconds East; thence run North 22 degrees, 46 minutes 33 seconds East 99.22 feet to a capped rebar set; thence run North 67 degrees, 13 minutes, 27 seconds West 215.37 feet to the Point of Beginning. Austin's Seafood and Steakhouse, L.L.C. Legal Parcel IV: A parcel of land located in the Northeast quarter of Section 14, Township 12 South, Range 5 East, Etowah County, Alabama, and being more particularly described as follows: Commence at a concrete monument found at the Northeast corner of said Section 14; thence run North 89 degrees, 31 minutes, 28 seconds West and along the section line 1049.93 feet; thence run South 00 degrees, 38 minutes, 01 seconds West 428.58 feet to a concrete monument found on the South right-of-way of Alabama Highway 77, a variable-width right of-way; thence run North 63 degrees, 34 minutes, 10 seconds West and along said right-of way 134.52 feet to a concrete monument found; thence continue northwestwardly along said right-of-way, said right-of-way curving to the left and having a radius of 2067.90 feet, a chord distance of 451.75 feet to a concrete monument found on the East right-of-way of Interstate 59, said chord bearing North 69 degrees, 40 minutes, 16 seconds West; thence run South 16 degrees, 04 minutes 41 seconds West and along said East right ofway 165.52 feet to a concrete monument found; thence run South 34 degrees, 33 minutes, 56 seconds West 38.69 feet to a capped rebar set at the Point of Beginning; thence continue South 34 degrees 33 minutes, 56 seconds West along said right-of-way 24 7.27 feet to a capped rebar set; thence run South 58 degrees, 34 minutes, 55 seconds East 240.29 feet to a capped rebar set; thence run North 34 degrees, 34 minutes, 57 seconds East 95.02 feet to a capped rebar set; thence run northeastwardly along a curve to the left, said curve having a radius of 420.00 feet, a chord distance of 86.40 feet to a capped rebar set, said chord bearing North 28 degrees, 40 minutes 05 seconds East; thence run North 22 degrees, 46 minutes 33 seconds East 99.22 feet to a capped rebar set; thence run North 67 degrees, 13 minutes, 27 seconds West 215.37 feet to the Point ofBeginning.

EXHIBIT A-2

TA Willcox
1501 N. Fort Grant Road
Willcox, AZ

PARCEL NO. 1:

THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 13 SOUTH, RANGE 24 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, COCHISE COUNTY, ARIZONA;

EXCEPT THOSE PARCELS (A), (B), (C), (D), (E), (F), (G), AND (H), DESCRIBED AS FOLLOWS:

PARCEL (A):

BEGINNING AT THE SOUTHEAST CORNER OF SAID SECTION 25;

THENCE NORTH 0 DEGREES 25 MINUTES 00 SECONDS WEST, ALONG THE EAST LINE OF SAID SECTION 25, A DISTANCE OF 351.16 FEET;

THENCE SOUTH 18 DEGREES 30 MINUTES 34 SECONDS WEST, 370.54 FEET TO THE SOUTH LINE OF SAID SECTION 25;

THENCE NORTH 89 DEGREES 53 MINUTES 35 SECONDS EAST, ALONG SAID SOUTH SECTION LINE, A DISTANCE OF 120.18 FEET TO THE POINT OF BEGINNING; AND

PARCEL (B):

BEGINNING AT A POINT ON THE EAST LINE OF SAID SECTION 25, WHICH POINT BEARS NORTH 0 DEGREES 25 MINUTES 00 SECONDS WEST, 351.16 FEET FROM THE SOUTHEAST CORNER OF SAID SECTION 25;

THENCE NORTH 00 DEGREES 25 MINUTES 00 SECONDS WEST, ALONG SAID EAST SECTION LINE, A DISTANCE OF 770.24 FEET;

THENCE SOUTH 89 DEGREES 35 MINUTES 00 SECONDS WEST, 50.00 FEET;

THENCE SOUTH 00 DEGREES 25 MINUTES 00 SECONDS EAST, 142.25 FEET;

THENCE SOUTH 33 DEGREES 16 MINUTES 45 SECONDS WEST, 898.16 FEET;

THENCE SOUTH 60 DEGREES 91 MINUTES 40 SECONDS WEST, 367.16 FEET;

THENCE SOUTH 89 DEGREES 51 MINUTES 40 SECONDS WEST, 961.67 FEET;

THENCE SOUTH 00 DEGREES 05 MINUTES 49 SECONDS EAST, 50.18 FEET TO THE SOUTH LINE OF SAID SECTION 25;

THENCE NORTH 89 DEGREES 53 MINUTES 35 SECONDS EAST, ALONG SAID SOUTH SECTION LINE, A DISTANCE OF 1,732.05 FEET TO A POINT, WHICH POINT BEARS SOUTH 89 DEGREES 53 MINUTES 35 SECONDS WEST, 120.18 FEET FROM THE AFORESAID SOUTHEAST CORNER OF SECTION 25;

THENCE NORTH 18 DEGREES 30 MINUTES 34 SECONDS EAST, 370.54 FEET TO THE POINT OF BEGINNING; AND

PARCEL (C):

BEGINNING AT THE NORTHWEST CORNER OF THE SAID SOUTHEAST QUARTER;

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THENCE SOUTH 89 DEGREES 51 MINUTES 04 SECONDS EAST, ALONG THE NORTI-1 LINE OF SAID SOUTHEAST QUARTER, A DISTANCE OF 1,047.48 FEET; THENCE SOUTH 00 DEGREES 13 MINUTES 22 SECONDS EAST,1,500.69 FEET TO A UNE 1,135.28 FEET NORTH OF AND PARAllEL WllH THE SOUTH LINE OF THE SAID SOUTHEASf QUARTER; THENCE NORTH 89 DEGREES 57 MINUTES 00 SECONDS WEST,ALONG THE SAJD PARALLEL UNE,A DISTANCE OF 1,049.07 FEET TO THE WEST LINE OF THE SAID SOUTHEAST QUARTER; TiiENCE NORTH 00 DEGREES 09 MINUTES 43 SECONDS WEST ALONG THE SAID WEST UNE,A DISTANCE OF 1,502.'19 FEET TO TI-lE POINT OF BEGINNING;AND PARCEL (D): THE NORTH 40.00 FEET OF TliE SOUTHEAST QUARTER OF SAID SECTION 25; AND PARCEL (E): COMMENCING AT THE NORTliWEST CORNER OF THE SAID SOUTHEAST QUARTER; TliENCE SOUTH 89 DEGREES 51 MINUTES 04 SECONDS EAST, ALONG THE NORTH UNE OF THE SAID SOUTHEAST QUARTER,A DISTANCE OF 1,047.48 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE SOUTH 89 DEGREES 51 MINUTES 04 SECONDS EAST, ALONG THE SAID NORTH LINE, A DiSTANCE OF 312.22 FEET; THENCE SOUTH 00 DEGREES 13 MINUTES 22 SECONDS EAST,312.22 FEET; ll-IENCE NORTI-1 89 DEGREES 51 MINUTES 04 SECONDS WEST PARALLEL WITH SAID NORTH LINE, A DISTANCE OF 312.22 FEET; THENCE NORlll 00 DEGREES 13 MINUTES 22 SECONDS WEST,312.22 FEET TO lliE POINT OF BEGINNING; AND PARCEL (F): THE SOUTH 950.00 FEET OF THE WEST HALF OF THE WEST HAlf OF THE SOUTHEAST QUARTER, AND THE SOUTH 940.00 FEET OF THE WEST HALF OF THE EAST HALF OF THE WEST HALF OF THE SOUTiiEAST QUARTER;AND PARCEL (G): COMMENCING AT THE NORTHWEST CORNER OF SAID SOlJTHEAST QUARTER; THENCE SOUTH 89 DEGREES 51 MINUTEi 04 SECONDS EAST, ALONG THE NORTH LINE OF THE SAID SOlffHEAST QUARTER, A DISTANCE OF 1,047.48 FEET; THENCE SOUTH 00 DEGREES 13 MINUTES 22 SECONDS EAST, 1,500.69 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE SOUTH 00 DEGREES 13 MINUTES 22 SECONDS EAST, 1,085.29 FEET TO THE NORTH RIGHT-OF-WAY UNE OF FORT GRANT ROAD; THENCE NORTH 89 DEGREES 57 MINUTES 00 SECONDS WEST,ALONG SAID NORTH RIGHT-OF-WAY LINE, A DISTANCE OF 30.00 FEET; 2 of6

THENCE NORTH 00 DEGREES 13 MINUTES 22 SECONDS WEST, 1,085.29 FEET;

THENCE SOUTH 89 DEGREES 47 MINUTES 00 SECONDS EAST, PARALLEL WITH THE SAID NORTH RIGHT-OF-WAY LINE, A DISTANCE OF 30.00 FEET TO THE POINT OF BEGINNING; AND

PARCEL (H):

COMMENCING AT THE NORTHWEST CORNER OF SAID SOUTHEAST QUARTER;

THENCE NORTH 89 DEGREES 51 MINUTES 04 SECONDS EAST, ALONG THE NORTH LINE OF THE SAID SOUTHEAST QUARTER, A DISTANCE OF 1,407.48 FEET;

THENCE SOUTH 00 DEGREES 13 MINUTES 22 SECONDS EAST, 312.22 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 89 DEGREES 51 MINUTES 04 SECONDS EAST, PARALLEL WITH THE SAID NORTH LINE, A DISTANCE OF 30.00 FEET;

THENCE SOUTH 00 DEGREES 13 MINUTES 22 SECONDS EAST, 2,273.72 FEET TO THE NORTH RIGHT-OF-WAY LINE OF FORT GRANT ROAD;

THENCE NORTH 89 DEGREES 57 MINUTES 00 SECONDS WEST, ALONG SAID NORTH RIGHT-OF-WAY LINE 30.00 FEET;

THENCE NORTH 00 DEGREES 13 MINUTES 22 SECONDS WEST, 2,273.77 FEET TO THE POINT OF BEGINNING.

LESS AND EXCEPT ANY PORTION OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 13 SOUTH, RANGE 2 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, COCHISE COUNTY, ARIZONA, LYING EASTERLY OF THE WEST RIGHT OF WAY LINE OF VIRGINIA AVENUE.

PARCEL NO. 2:

THE SOUTH 950.00 FEET OF THE WEST HALF OF THE WEST HALF OF THE SOUTHEAST QUARTER, AND THE SOUTH 950.00 FEET OF THE WEST HALF OF THE EAST HALF OF THE WEST HALF OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 13 SOUTH, RANGE 24 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, COCHISE COUNTY, ARIZONA;

EXCEPTING THEREFROM ANY PORTION LYING WITHIN THE FOLLOWING DESCRIBED PARCEL:

BEGINNING AT A POINT ON THE EAST LINE OF SAID SECTION 25, WHICH POINT BEARS NORTH 00 DEGREES 25 MINUTES 00 SECONDS WEST, 351.16 FEET FROM THE SOUTHEAST CORNER OF SAID SECTION 25;

THENCE NORTH 00 DEGREES 25 MINUTES 00 SECONDS WEST, ALONG SAID EAST SECTION LINE, A DISTANCE OF 770.24 FEET;

THENCE SOUTH 89 DEGREES 35 MINUTES 00 SECONDS WEST, 50.00 FEET;

THENCE SOUTH 00 DEGREES 25 MINUTES 00 SECONDS EAST, 142.25 FEET;

THENCE SOUTH 33 DEGREES 16 MINUTES 45 SECONDS WEST, 898.16 FEET;

THENCE SOUTH 60 DEGREES 91 MINUTES 40 SECONDS WEST, 367.16 FEET;

THENCE SOUTH 89 DEGREES 51 MINUTES 40 SECONDS WEST, 981.67 FEET;

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THENCE SOUTH 00 DEGREES 05 MINUTES 49 SECONDS EAST, 50.18 FEET TO THE SOUTH LINE OF SAID SECTION 25;

THENCE NORTH 89 DEGREES 53 MINUTES 35 SECONDS EAST, ALONG SAID SOUTH SECTION LINE, A DISTANCE OF 1,732.05 FEET TO A POINT, WHICH POINT BEARS SOUTH 89 DEGREES 53 MINUTES 35 SECONDS WEST, 120.18 FEET FROM THE AFORESAID SOUTHEAST CORNER OF SECTION 25;

THENCE NORTH 18 DEGREES 30 MINUTES 34 SECONDS EAST, 370.54 FEET TO THE POINT OF BEGINNING; AND

EXCEPT AN UNDIVIDED 1/8 INTEREST IN AND TO ALL OIL, GAS, COAL AND MINERAL RIGHTS AS SET FORTH IN DOCKET 1340, PAGE 580, DOCKET 1340, PAGE 584 AND IN DOCKET 1340, PAGE 588, RECORDS OF COCHISE COUNTY, ARIZONA.

PARCEL NO. 3:

THE SOUTH 950.00 FEET OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 13 SOUTH, RANGE 24 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, COCHISE COUNTY, ARIZONA, LYING WESTERLY OF THE WEST LINE OF VIRGINIA AVENUE DESCRIBED IN DOCUMENT NO. 9203-05002, RECORDS OF COCHISE COUNTY, ARIZONA;

EXCEPT THOSE PARCELS (A) AND (B), DESCRIBED AS FOLLOWS:

PARCEL (A):

BEGINNING AT A POINT ON THE EAST LINE OF SAID SECTION 25, WHICH POINT BEARS NORTH 0 DEGREES 25 MINUTES 00 SECONDS WEST, 351.16 FEET FROM THE SOUTHEAST CORNER OF SAID SECTION 25;

THENCE NORTH 00 DEGREES 25 MINUTES 00 SECONDS WEST, ALONG SAID EAST SECTION LINE, A DISTANCE OF 770.24 FEET;

THENCE SOUTH 89 DEGREES 35 MINUTES 00 SECONDS WEST, 50.00 FEET;

THENCE SOUTH 00 DEGREES 25 MINUTES 00 SECONDS EAST, 142.25 FEET;

THENCE SOUTH 33 DEGREES 16 MINUTES 45 SECONDS WEST, 898.16 FEET;

THENCE SOUTH 60 DEGREES 91 MINUTES 40 SECONDS WEST, 367.16 FEET;

THENCE SOUTH 89 DEGREES 51 MINUTES 40 SECONDS WEST, 961.67 FEET;

THENCE SOUTH 00 DEGREES 05 MINUTES 49 SECONDS EAST, 50.18 FEET TO THE SOUTH LINE OF SAID SECTION 25;

THENCE NORTH 89 DEGREES 53 MINUTES 35 SECONDS EAST, ALONG SAID SOUTH SECTION LINE, A DISTANCE OF 1,732.05 FEET TO A POINT, WHICH POINT BEARS SOUTH 89 DEGREES 53 MINUTES 35 SECONDS WEST, 120.18 FEET FROM THE AFORESAID SOUTHEAST CORNER OF SECTION 25;

THENCE NORTH 18 DEGREES 30 MINUTES 34 SECONDS EAST, 370.54 FEET TO THE POINT OF BEGINNING; AND

PARCEL (B):

THE SOUTH 950.00 FEET OF THE WEST HALF OF THE WEST HALF OF THE SOUTHEAST QUARTER, AND THE SOUTH 950.00 FEET OF THE WEST HALF OF THE EAST HALF OF THE WEST HALF OF THE SOUTHEAST QUARTER; AND

4 of 6

EXCEPT AN UNDIVIDED 1/8 INTEREST IN AND TO ALL OIL, GAS, COAL AND MINERAL RIGHTS AS SET FORTH IN DOCKET 1340, PAGE 580, DOCKET 1340, PAGE 584 AND IN DOCKET 1340, PAGE 588 RECORDS OF COCHISE COUNTY, ARIZONA.

EXCEPTING FURTHER, FROM THE ABOVE PARCEL NOS. 2 AND 3, PROPERTY CONVEYED TO THE ARIZONA DEPARTMENT OF TRANSPORTATION IN DEED RECORDED JULY 14, 2005 IN 0507-25614, DESCRIBED AS FOLLOWS;

THAT PORTION OF THE SOUTH 1135.28 FEET OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 13 SOUTH, RANGE 24 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, COCHISE COUNTY, ARIZONA, WHICH LIES BETWEEN THE EXISTING NORTHERLY RIGHT-OF-WAY LINE OF FORT GRANT ROAD, THE EXISTING WESTERLY RIGHT-OF-WAY LINE OF VIRGINIA AVENUE, AND THE FOLLOWING DESCRIBED LINE:

COMMENCING AT A 2 INCH BRASS CAP MARKING THE SOUTH QUARTER CORNER OF SAID SECTION 25, BEING SOUTH 89 DEGREES 58 MINUTES 34 SECONDS WEST, 2647.45 FEET DISTANT FROM THE SOUTHEAST CORNER THEREOF;

THENCE NORTH 89 DEGREES 58 MINUTES 34 SECONDS EAST ALONG THE SOUTH LINE THEREOF, A DISTANCE OF 995.45 FEET;

THENCE NORTH 00 DEGREES 18 MINUTES 00 SECONDS WEST, A DISTANCE OF 50.29 FEET TO THE TRUE POINT OF BEGINNING ON THE NORTHERLY RIGHT-OF-WAY LINE OF FORT GRANT ROAD;

THENCE NORTH 00 DEGREES 18 MINUTES 00 SECONDS WEST ALONG A LINE THAT IS 25.00 FEET WEST OF AND PARALLEL TO THE WESTERLY RIGHT-OF-WAY LINE OF VIRGINIA AVENUE, A DISTANCE OF 215.00 FEET TO POINT "A";

THENCE CONTINUING NORTH 00 DEGREES 18 MINUTES 00 SECONDS WEST, A DISTANCE OF 870.00 FEET TO THE POINT OF ENDING.

SAID PARCELS 1, 2 AND 3 ARE FURTHER DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

A PARCEL OF LAND LOCATED IN PART OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 13 SOUTH , RANGE 24 EAST OF THE GILA AND SALT RIVER MERIDIAN, COCHISE COUNTY, ARIZONA. MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTH QUARTER CORNER OF SAID SECTION 25, BEING A FOUND BRASS CAPPED MONUMENT IN A HAND HOLE SECURED IN CONCRETE, FROM WHICH THE SOUTHEAST CORNER OF SAID SECTION 25 BEING A G.L.O. BRASS CAPPED MONUMENT FOUND 1 FOOT BELOW THE SURFACE, BEARS NORTH 89 DEGREES 57 MINUTES 45 SECONDS EAST (MEASURED) 2647.42 FEET, SAID LINE BEING ALSO THE BASIS OF BEARINGS FOR THIS DESCRIPTION;

THENCE NORTH 00 DEGREES 14 MINUTES 54 SECONDS WEST 1135.28 FEET ALONG THE NORTH-SOUTH MID-SECTION LINE, TO A FOUND 1/2 INCH IRON BAR WITH PLASTIC CAP "LS 26922 HOLMES";

THENCE NORTH 89 DEGREES 57 MINUTES 45 SECONDS EAST 1019.17 FEET, PARALLEL WITH THE SOUTH LINE OF SAID SECTION 25, TO A FOUND 1/2 INCH IRON BAR WITH PLASTIC CAP IS "LS 26922 HOLMES" BEING ON THE WESTERLY LINE OF VIRGINIA AVENUE;

THENCE SOUTH 00 DEGREES 18 MINUTES 48 SECONDS EAST 1085.06 FEET, ALONG SAID WESTERLY LINE TO THE ARIZONA DEPARTMENT OF TRANSPORTATION'S (A.D.O.T.) NORTHERLY RIGHT OF WAY LINE ALONG FORT GRANT ROAD AS MONUMENTED BY A.D.O.T. RIGHT OF WAY MARKERS BEING ALUMINUM CAPPED MONUMENTS IN CONCRETE;

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THENCE ALONG SAID NORTHERLY RIGHT OF WAY,SOUTH 89 DEGREES 57 MINUTES 45 SECONDS WEST, 225.12 FEET (MEASURED),SOUTII89 DEGREES 51MINUTES 40 SECONDS WEST (RECORDED IN DOCJ<ET 411 PAGE 433}, TO A FOUND A.D.O.T. MONUMENT MARKED "STA 0+67.44 ELEV. 4179.22"; THENCE SOUTH 00 DEGREES 04 MINUTES 40 SECONDS WEST 50.23 FEET (MEASURED), SOUTli 00 DEGREES 05 MINUTES 49 SECONDS EAST 50.18 FEET (RECORDED IN DOCKET 411 PAGE 433), TO THE CENTERUNE OF FORT GRANT ROAD AND THE SOUTH UNE OF SAID SECTION 25; THENCE SOIJll-t 89 DEGREES 57 MINUTES 45 SECONDS WEST 794.99 FEET ALONG SAID SECTION LINE TO THE POINT OF BEGINNING OF THIS DESCRIPTION. 6 of6

.I!..AHltlll A-.5 I 1\ Buttom\illov, 27769 Lagoon Drive Buttonwillow. C1\ LEGAL DESCRIPTION Real property tn the unincorporated area of the County' of KERN,State of califomia, described as follows: PARCEL 1OF PARCEL MAP 3840 IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA,AS PER MAP RECORDED JUNE 2,1977 IN BOOK 18,PAGE 122 OF PARCEL MAPS,IN Tiff OFFICE OF TifE COUNn' RECORDER OF SAID COUNTY. EXCEPTING "THEREFROM ALL OIL, GAS,MINERALS AND OlHER HYDROCARBON SUBSTANCES AND GRAVEL WITHIN OR UNDERLYING SAID LAND, AND lHE EXCLUSNE RIGHT TO PROSPECf fOR, DRILL FOR, PRODUCE, MINE,EXTRACT AND REMOVE OIL,GAS, MINERALS,GRAVEL AND OlliER HYDROCARBON SUBSTANCES UPON AND FROM SAID PROPERTY,THE EXCLUSNE RIGHT TO DRILL UPON,TO DRILL THROUGH AND OTHERWISE TO USE SAID PROPERTY TO PRODUCE, MINE,EXTRACT AND REMOVE OIL, GAS, GRAVEL AND OTHER MINERALS FROM ADJACENT OR NEIGHBORING LANDS, AND Tl-IE EXCLUSIVE RIGHT TO INJECT IN, STORE UNDER AND THEREAFTER WITHDRAW FROM SAID PROPERTY, OIL,GAS, GRAVEL AND OTHER MINERALS AND PRODUCTS THEREOF,WHETHER PRODUCED FROM SAID PROPERTY OR ELSEWHERE; BUT UNLESS GRANTEE OR ITS SUCCESSORS OR ASSIGNS SHALL GIVE WRITTEN CONSENT TO Tl-IE DRIWNG OF WELLS UPON THE SURFACE OF SAID LANDS, AlOl F THE FOREGOING RIGHTS SHALL BE EXERCISED ONLY BY THE DRIWNG OF WELLS FROM LOCATIONS ON ADJACENT OR NEIGHBORING LANDS INTO AND THROUGH SAID PROPERTY AT lEASf 500 FEET BELOW lliE SURFACE OF THE GROUND AND Wm-tOUT EIIITERING UPON OR USING ANY PORTION OF SAID PROPERTY LYING ABOVE SAID DEPTH, AS RESERVED BY M & T INCORPORATED,A NEVADA CORPORATION, IN DEED RECORDED JANUARY 8,1968 IN BOOK 4118,PAGE 364 OF OFFIOAL RECORDS. APN: 103-280-60 and 103-280-61and 103-280-62

EXHIBIT A-4

Petro Ontario
4265 East Guasti Road (Ontario West)
Ontario, CA

Legal Description

PARCEL 9 OF PARCEL MAP NO. 9500, IN THE CITY OF ONTARIO, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS PER PLAT RECORDED IN BOOK 107 OF PARCEL MAPS, PAGE(S) 61 THROUGH 63, INCLUSIVE, RECORDS OF SAID COUNTY.

THE BOUNDARIES OF SAID PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID PARCEL 9; THENCE SOUTH 88 DEG. 28' 13" WEST 1115.00 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 1144.00 FEET; THENCE WESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 11 DEG. 28' 42" A DISTANCE OF 229.18 FEET TO A POINT OF REVERSE CURVE WITH A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 1056.00 FEET; THENCE WESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 11 DEG. 28' 42" A DISTANCE OF 211.55 FEET; THENCE SOUTH 88 DEG. 28' 13" WEST 146.87 FEET; THENCE NORTH 23 DEG. 25' 37" WEST 77.02 FEET; THENCE SOUTH 88 DEG. 28' 13" WEST 30.01 FEET; THENCE NORTH 00 DEG. 01' 48" WEST 139.42 FEET; THENCE NORTH 42 DEG. 36' 12" EAST 941.22 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 350.00 FEET; THENCE NORTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 44 DEG. 52' 42" A DISTANCE OF 274.15 FEET; THENCE NORTH 87 DEG. 28' 50" EAST 688.51 FEET; THENCE SOUTH 84 DEG. 39' 36" EAST 166.98 FEET; THENCE SOUTH 01 DEG. 31' 47" EAST 940.54 FEET TO THE POINT OF BEGINNING.

APN: 0238-042-26-0-000

EXHIBIT A-5 TA Santa Nella 123 I 0 S. Highway 33 Santa Nella. CA Legal Description Parcel A: Parcel I in the County of Merced, State of California as shown on Parcel Map filed in Book 54, Pages II and 12 of Parcel Maps in the Office of the County Recorder of said County and being a portion of Lot 3 and all of Lot l, Map of San Luis Subdivision, as per plat recorded in Book 26, Page 44, records of said County. Excepting therefrom: Beginning at a point on course (4) as described in deed to the State of California recorded November 8,· 1963 in Volume 1630 of Official Records, Page 561 as Instrument No. 25102, Merced County Records, distant along said course N. 4 deg. 27' 38" W., 180.14 feet from the Southerly terminus of said course, thence along said course N. 4 deg. 27' 38" W., 100.46 feet to course {3) as described in said deed; thence along said course (3) N. 88 deg. 44' 54' W., 10.00 feet to a point of bearingS. 88 deg. 44' 54" E., 30.00 feet from Engineer's Station 65 + 70.00 on the Department ofTransportation's 1984 construction centerline for State Highway Route 10-Mer-33, Post Mile 16.9; thence along a line parallel with said centerline N. deg. l 5' 06" E., 199.20 feet to the Northerly line of Parcel "A" as shown on map for Alfred A. Souza filed for record December IS, 1969 in Book 10 of Parcel Maps, Page 5, Merced County Records; thence along said Northerly lineS. 77 deg. 29' 20" E., 10.20 feet; thence S. I deg. 15' 06" W., 103.00 feet; thence S. 12 deg. 47' 04" E., 4123 feet; thence S. l deg. IS' 06" W., 154.17 feet to the point of beginning. Also excepting therefrom a portion of Parcel "A" as said parcel is shown on map entitled, " Parcel Map for Alfred A. Soum", filed for record December 15, 1969 in Book 10 of Parcel Maps, Page 5, Merced County Records, situate in the West one-half of Section 32, T. 9 S., R. 9 E., M.D. B.& M., said portion described as follows: Beginning at the Southerly terminus of that certain course (5) as described in deed to the State of California recorded November 8, 1963 in Volume 1630 of Official Records, Page 561 as Instrument No. 25102, Merced CoWlty Records, thence (A) along said course N. 6 deg. 00' 00" W., 92.00 feet; thence (B) S. 52 deg. 30' 27" E., 173.75 feet; thence (C) S. 24 dcg. 29' 21" E., 174.D6 feet; thence (D) S.9 deg. 20' 00" w:, 477.36 feet; thence (E) S. 0 deg. 20' 57" E., 139.01 feet; thence (P} S. 16 deg. 57' 18" E., 198.6!feet; thence (G) S. 25 deg. 03' 45" E., 346.22 feet to that certain course (8) described in said deed; thence along said course (8) and courses (7) and (6) as described in said deed the following courses: N. 31 deg. 01' 19" W., 429.33 feet; from a tangent that bears N. 28 deg. 50' 00" W., along a curve concave to the Northeast having a rarlius of 944.00 feet through a central angle of30 deg. 05' 06" an arc distance of 495.68 feet and N. I deg. 06" E., 442.61 feet to the point of beginning. Assessor's Parcel No.: a portion of 070-230-042 Parcel B: All that portion of Parcel 2 as shown upon that certain parcel map for Mid-California Autoffruck Plaza Inc., as per map recorded September 25, 1985 in Book 54 of Parcel Maps, Pages II and 12, Merced County Records, described as follows: Beginning atthe most Northeasterly comer of Parcell, thence South 88 deg. 46' 23" East 200.00 feet; thence South I deg. 13' 37" West 790.52 feet; thence North 88 deg. 46' 23" West 200 feel to a corner on the East line of Parcel I; thence along the East line of said Parcel North I dcg. 13' 37" East 790.52 feet to the point of beginning. Assessors Parcel No.: 070-230-038 Parcel C: Lot 2 according to map of"San Luis Subdivision", recorded July 9, 1980 in Vol. 26 of Official Plats, Page 44, 45 and 46, Merced County Records. Together with: All that portion of Parcel 2 as shown on the "Parcel Map for Mid-California Autoffruck Plaza" recorded in Volume 54, Parcel Maps, Page 12, Merced County Records, described as follows: I of2

Commencing at the Northeast comer of Lot 2 as shown on the "M3p of San Luis Subdivision," Volume 26, Official Plats, Page 45, Merced County Records; thence S. 88 deg. 45' 08" E. 10.00 feet to the previously adjusted lot eomer for Lot 2 as shown on the "Record of Survey for Dave Buchanan" recorded in Volume 22, Surveys, Page 30, Merced County Records and the True Point of Beginning for this description; thence along the previously adjusted east line ofLot 2 as shown on the aforesaid Record of SurveyS. I deg. 13' 3T' W. 351.45 feet; thence N. 88 deg. 45' 08" W. 10.00 feet to the point of beginning, by · Certificate of Compliance recorded April7, 1988 in Book 2668, Page 248, Official Records of Merced County. Assessors Parcel No.: 070-230-042 a portion o[ 2 of2

EXHIBIT A-6 TA Wheat Ridge 12151 W. 44th Avenue Denver (Wheat Ridge). CO All that portion of Lots 13, 14 and 15, Nicholas Gardens, described as follows: Beginning at the Southeast corner of said Lot 13, said corner being at a point on the Northerly right of way line of West 44"' Avenue; Thence along said right of way line North 89°40' West 115.86 feet to the most Easterly corner of Parcel No. I 78, as described in Rule and Order granting said parcel to Board of County Commissioners of Jefferson County and Department of Highways, State of Colorado, recorded in Book I 963 at Pages 587 through 590, in the office of the Clerk and Recorder; Thence along the North line of said parcel North 74°24'45" West 228.0 feet; Thence continuing along said North line North 89°40' West 25.8 feet to the Northeast corner of Parcel No. 178A, Rev. 2, as described in Rule and Order granting said parcel to Board of County Commissioners of Jefferson County and Department of Highways, State of Colorado, recorded in Book 2015 at Pages 65,66 and 67, in the office of the Jefferson County Clerk and Recorder; Thence along the North line of said parcel North 89°40' West 148.0 feet to the Northeast comer of Parcel No. 178B, Rev. 2, as described in Rule and Order granting said parcel to Board of County Commissioners of Jefferson County and Department of Highways, State of Colorado, recorded in Book 1963 at Pages 587 through 590 in the office of the Jefferson County Clerk and Recorder; Thence along the North line of said parcel 30.0 feet to the Northeast comer of Parcel No. 173, Rev. 2, as described in Rule and Order granting said parcel to Board of County Commissioners of Jefferson County and Department of Highways, State of Colorado, recorded in Book 1972 at Pages 137 through 141 in the office ofthe Jefferson County Clerk and Recorder; Thence along the North line of said parcel North 89°40' West 25.6 feet to Easterly Northeast comer of Parcel No. 172, Rev. 2, described in Deed to the Department of Highways, State of Colorado, recorded in Book 1909 at Pages 698 and 699, in the office of the Jefferson County Clerk and Recorder; Thence along the North line of said parcel North 89°40' west 170.0 feet; Thence along the Northeasterly line of said parcel North 44°50" West 70.9 feet; Thence along the East line of said parcel North 00°00'15" West 40.0 feet to the Southeast comer of Parcel No. 177, Rev. 3, as described in Rule and Order granting said parcel to Board of County Commissioners of Jefferson County and Department of Highways, State of Colorado, recorded in Book 1972 at Pages 137 through 141, in the office of the Jefferson County Clerk and Recorder; Thence along the East line of said parcel North 00°00'15" West 200.8 feet; Thence along the Easterly line of said parcel North 14°12'4 5" East 234.0 feet; Thence along the Southeasterly line of said parcel North 51°23'30" East 223.I feet to a point on the Southwesterly line of Parcel 8A, as described in the Deed to the State Highway Commission of Colorado, recorded in Book 939 at Pages I 47 and 148, in tlie office of the Jefferson County Clerk and Recorder; Thence along said Southwesterly line North 64°20'30" East 15.3 feet to the Southwest corner of Parcel9A, as described in Deed to the State Highway Commission of Colorado, recorded in Book 845 at Pages 247 and 248, in the office of the Jefferson County Clerk and Recorder, Thence along the Southwesterly line of said parcel North 64°20'30" East 593.2 feet to the East line of Lot 13, Nicholas Gardens; Thence along said East line South 00°16'00" East 984.89 feet to the point of beginning. Excepting those parcels conveyed by Deed recorded July 20, 1987 at Reception No. 87093520. County of Jefferson, State of Colorado.

EXHIBIT A-7

TA New Haven
3 East Industrial Road
Branford (New Haven), CT

A certain piece or parcel of land shown as lots 10.1 and 11 and known as 3 - 5 East Industrial Road, as shown on a map entitled, "Survey Map Travel Centers of America, T.A. Operating Corporation, Tax maps H - 05, J - 05, Block 1, lots 10.1 & 11, 3 - 5 East Industrial Road, Branford, Connecticut 1 inch = 80 feet, Nov. 1, 2003 revised to 3-7-05, prepared by Design Development Group Consulting Engineers - Land Surveyors 458 East Main Street, Meriden, Ct.

Said piece containing 461,317 square feet and being more particularly bounded and described as follows:

Commencing at a point in the Northwest corner of the herein described parcel, said point being approximately 200 feet easterly of the intersection of East Industrial Road and Leets Island Road, when measured along the southerly street line of East Industrial Road.

THENCE RUNNING North 79 degrees 46 minutes 14 seconds East 175.06 feet along the southerly street line of East Industrial Road;

THENCE RUNNING North 76 degrees 43 minutes 34 seconds East 278.83 feet along the southerly street line of East Industrial Road;

THENCE RUNNING North 80 degrees 25 minutes 30 seconds East 618.75 feet along the southerly street line of East Industrial Road;

THENCE RUNNING North 84 degrees 51 minutes 04 seconds East 261.79 feet along the southerly street line of East Industrial Road;

THENCE RUNNING South 81 degrees 12 minutes 27 seconds East 82.34 feet along the southerly street line of East Industrial Road;

THENCE RUNNING South 9 degrees 36 minutes 50 seconds East 96.41 feet along the westerly boundary line of the on ramp to I-95;

THENCE RUNNING 314.62 feet along a curve having a radius of 229.00 feet and being concave to the northwest, along the on ramp to I-95;

THENCE RUNNING South 79 degrees 37 minutes 02 seconds West 423.16 feet along the northerly highway line of I-95, land belonging now or formerly to the State of Connecticut;

THENCE RUNNING South 79 degrees 37 minutes 05 seconds West 300.00 feet along the northerly highway line of I-95, land belonging now or formerly to the

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THENCE RUNNING 176 88 feet to an iron pin;along a·cuive'hav·uig·li.radius .of 459.26 feet and being concave to the South, along the northerly.highway linof . 1-95, land belonging now or foime.rly to the State of.COnriectlcut; . · ---····-·····---·-----------·---·-----· ---------THENCE RUNNING North 2 degrees 52 minutes 24 .seconds.West 207.04 feet along land belonging now or formerly to Exxon Oil Comp-any, to the point and place of Commencement; The above parcel is subject to a 20 foot wide drainage ea·sement. to the Town of Branford, along the westerly line of the above described parcel, nd subject to.a 20 foo_t"wlde drainage easement to the Town of Branford as shown on the above . referenced map. . The above parcel is also subject to a t:!O foot wide easement for electric lines In favor of the Connecticut Light and Power Company as sh9wn on the above referenced map.

EXHIBIT A-8 r_,\ i\ rari anna 2112 llighway 71 South Marianna. FL Legal Description PARCEL 1: That portion of the North 1/2 of the Southeast l/4 of the Northeast 1/4 of Section 25, Township 4 North, Range 10 West,lying South of the right-of-way of Interstate 10, better described as:· Commence at an existing concrete monument marking the Southeast comer of the Northeast 1/4 of Section 25,Township 4 North, Range 10 West, Jackson County, Aorida;thence North 02°l9'57"E.ast 658.66 feet to an existing concrete monument and call this the Point of Beginning; thence continue North 02°19'57"East 51.25 feet to a concrete monument on the Southerly right-Qf-way of Interstate 10;thence North 75°47'32"West 180.48 feet to an existing Department of Transportation iron rod; thence continue along said right-of-way North n•1J'57"West 337.58 feet to an existing Department of Transportation Iron rod; thence continue along said right-of-way North 87"0'1'09"West 836.35 feet to an existing concrete monument; thence South 01°43'43"West, 223.50 feet to a concrete monument; thence North 89°33'36"East, 1344.05 feet to the Poirlt of Beginning. PARCEL II: Commence at the Northeast corner of the Southeast 1/4 of the Northeast 1/4 of Section 25, Township 4 North,Range 10 West,Jackson County, Aorida, as per State Road Department Right-of-Way Plans 553002-24{)4,Sheet 1; tflence South 02°21'30flWest 431.59 feet to the center line of.Interstate 10; tflence North 75.49'47''West 1809.59 feet along the center line of said road to the center line Intersection of State Road 71;thence South 00°16'17"East along tfle center line 1143.3 feet; thence North 89°43'43"East, 102.65 feet to the new right-of-way of State Road 71; thence North 06°58'4l"East along said rlght-of-way 470.28 Feet; thence North 38°16'38"East along said right-of-way 276.17 feet; thence South 87"04'09"East 61.9 Feet; thence South Ol 043'43"West 223.5 feet to an existing concrete marker and call this the Point of Beginning; thence continue South 01°43'43"West 663.0 Feet to a concrete marker; thence North 69°24'43"East 1336.2 feet to an existing concrete marker; tflence North 02°22'13"East, 658.7 feet to an existing concrete marker; thence South 69°34'53"West 1345.3 feet to the Point of Beginning. PARCEL III: Commence at the Northeast comer of the Southeast 1/4 of the Northeast 1/4 of Section 25, Township 4 North,Range 10 West, Jackson County, Aorida, as per State Road Department Right-of Way Plans S53002-2404,Sheet 1;tflence South 02°21'30''West, 431.59 feet to the center line of Interstate 10; thence North 75°49'47"West, 1809.59 Feet along the center line of said road to the center line intersection of State Road 71; thence South 00°16'17"East along the center line, 1143.3 feet; tflence North 89°43'43"East 102.65 feet to the new right-of-way of State Road 71 and call this the Point of Beginning; thence continue North 89°43'43"East 195.9 feet; thence South 00°16'17"East 417.5 feet; thence North 89°43'43"East, 60.2 teet; thence North 01°43'43"East, 1097.1 feet, to a concrete marker on the South right-of-way of Interstate 10; thence North 87°04'09"West 61.9 feet; thence South 38°16'38'West, 276.17 feet along tfle South right-of-way of said road; thence South 06°58'41"West 470.28 feet along the East right-of-way of said road to the Point of Beginning. PARCEL IV: Commence at the Northeast comer of the Southeast 1/4 of the Northeast 1/4 of Section 25, Township 4 North, Range 10 West, Jackson County, Aorida, as per State Road Department Right-of-Way Plans S53002·2404,Sheet 1; thence South 02°2l'30"West 431.59 feet to the center line of Interstate 10; I of2 thence North 75°49'47"West, 1809.59 feet along the center line of said road to the center line lnter.;ection of State Road 71; thence South 00°19'17"East along the center line 1143.3 feet;thence North 89°43'43"East 102.65 feet to the new light-of-way of State Road 71 and call this the Point of Beginning; thence continue North 89°43'43"East,195.9 feet;thence South 00°16'17'East 417.5 feet; thence South 89°43'43"West, 228.55 feet to the new light-of-way of State Road 71;thence North 00°16'17''West 160.8 feet along said right-of-way; thence North 06°58'41"East along said right-of-way 258.77 feet to the Point of Beginning. ALL OF THE ABOVE DESCRIBED PARCELS I, ri,III, AND IV BEING THE SAME AS FOI.l..OWS: Commence at an existing concrete monument marking the Southeast comer of the Northeast 1/4 of Section 25,Township 4 North, Range 10 West,Jackson County, Aorlda and call this the Point of . Beginning; thence North 02°19'3S"East along the Easterly line of said Section 25,a distance of 709.35 feet to the intersection of the Easterly line of said Section 25 and the Southerly right of way of State Road 8 (Interstate 10); thence North 75°47'32"West along the Southerly right of way of said road,a distance of 180.48 feet; thence North 77°13'57"West along the Southerly right of way of said road, a distance of 337.58 feet to an existing Ronda Department of Transportation iron rod and cap; thence North 87°04'09"West along the Southerly right of way of said road, a distance of 897.60 feet to a concrete monument; thence South 38°16'51'West along the Southerly light of way of said road,a distance of 276.17 feet to a Rorida Department of Transportation Iron rod set at the lnte on of the Southerly light of way of rrlterstate 10 and the Easterly right of way of State Road No. 71; thence South 06°58'54"West along the Easterly right of way of State Road No. 71,a distance of 729.85 feet to a Rorida Department of Transportation iron rod; thence South 00°16'01"East along the Easterly right of way of said road,a distance of 159.96 feet to a concrete monument;thence North 89°42'44"East,a distance of 290.55 feet to an iron rod;thence North 01°04'38"East,a distance of 210.60 feet to a concrete monument; thence North 89°19'53"East, a distance of 1336.47 feet to the Point of Beginning; the above described parcel located in the East 1/2 of Section 25, Township 4 North, Range 10 West, Jackson County, Florida. Less and Excepting from the aforesaid Parcels I,II,III and IV and the above overall parcel the land described In the Special Warranty Deed, dated January 5, 2006,recorded January 9, 2006 in O.R. Book 1062,Page 581, Public Records of Jackson County, Aorida. 2 of2

EXHIBIT A-9 Vera Beach, FL (TA) 8909 20th Street Vera Beach, FL 32966 Lot 1, TRAVEL CENTERS OF AMERICA SUBDIVISION, according to the Map of Plat thereof as recorded in plat Book 16, Page 12, of the Public Records of Indian River County, Florida. LESS AND EXCEPT any portion of land as contained in that certain Special Warranty Deed recorded in Official Records Book 2194, Page 696, of the Public Records oflndian River County, Florida.

EXHIBIT A-10 TA Savannah 4401 Flighway 17 Savannah (Richmond Hill). GA BEGINNING at a concrete monwnent located at the southwest comer of the intersection of Interstate Highway No. 95 and U.S. Highway No. 17; thence south 89 degrees 20 minutes 30 seconds east and along the western right of way line of Interstate Highway No. 95 a distance of 76.32 feet; thence continuing along the westerly right of way south 20 degrees 47 minutes 00 seconds east a distance of 184.68 feet to a point of curvature, thence along a curve to the left having a radius of 1019.97 fet and a tangent of277.91 feet, an arc length of542.66 feet to a point of tangency; thence south 51 degrees 16 minutes 00 seconds east along the westerly right of way line of Interstate Highway No. 95 a distance of 197.15 feet to a point of curvature; thence along a curve to the right having a radius of 889.97 feet and a tangent of 275.09 feet an arc length of 533.62 feet to the most southeasterly corner of said described parcel or tract of land; thence south 6.3 degrees 15 minutes 00 seconds west along the south line of said described parcel or tract a distance of 668.91 feet to the most southwesterly corner of said described tract or parcel of land; thence north 5 I degrees 26 minutes 30 seconds west and along the northerly right of way of a 60.0 feet road a distance of 378.54 feet to a point of curvature; thence along the right of way and on a cwve to the right having a radius of 427.58 feet and a tangent of 245.0 feet an arc distance of 444.96 feet to a point of a reverse curve; thence continuing along the northerly right of way of a 60.0 foot road and a curve to the left having a radius of 653.15 feet a tangent of 297.66 feet an arc distance of 55&.58 feet to the most n01thwesterly comer of said described tract or parcel of land; thence north 49 degrees II minutes 00 seconds east and along U1e north lien of said described tract or parcel of lund a distance of 410.00 feet to the point or place of beginning. Said described tract or parcel of land containing 20.0 acres, more or less.

EXHIBIT A-ll TA Elgin 19 N. 430 Route 20 Hampshire (Elgin), IL Legal Description All THAT CERTAIN REAL PROPERlY LOCATED IN TliE COUNlY OF KANE, STATE OF ILliNOIS, BEING MORE PARTICULARLY DESCRIBED AS: THAT PART OF THE SOUTHWEST 1/4 OF TliE NORTHWEST 1/4 AND OF THE NORTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 2, TOWNSHIP 42 NORlli, RANGE 6 EAST OF TliE THIRD PRINCIPAL MERIDIAN, KANE COUNTY, ILliNOIS, DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHWEST CORNER OF SAID SOUTliWEST l/4 OF THE NORTHWEST 1/4; THENCE NORTH ALONG THE WEST UNE OF SAID SECTION 2 TO THE SOUTHWESTERLY UNE Of A TRACT OF LAND CONVEYED TO THE DEPARTMENT OF PUBLIC WORKS AND BUILDINGS OF THE STATE OF ILLINOIS BY DEED DATED JULY 16, 1958 RECORDED OCTOBER 27, 1958 IN BOOK 1926, PAGE 403, AS DOCUMENT NUMBER 873955; THENCE SOUTHEASTERLY ALONG SAID SOUTHWESTERLY UNE TO lliE NORTHEASTERLY LINE OF PARCEL N-46-26 ACQUIRED BY lliE ILLINOIS STATE TOLLWAY HIGHWAY COMMISSION THROUGH PROCEEDINGS IN THE CIRCUIT COURT OF KANE COUNTY, AS CASE NO. 57-441; THENCE NORllfWESTERLY ALONG SAID NORlliEASTERLY UNE TO THE WEST LINE OF SAID SEmON 2; THENCE NORTH ALONG SAID WEST UNE TO THE POINT OF BEGINNING, IN lliE TOWNSHIP OF HAMPSHIRE, KANE COUNTY, IlliNOIS. ALL OF TliE ABOVE-DESCRIBED lAND BEING THE SAME AS FOLLOWS: A PARCEL OF LAND BEING LOCATED IN THE SOUTHWEST QUARTER OF lliE NORTHWEST QUARTER AND OF THE NORlliWEST QUARTER OF TliE SOUlliWEST QUARTER OF SEmON 2, TOWNSHIP 42 NORlli, RANGE 6 EAST OF THE THIRD PRINCIPAL MERIDIAN, KANE COUNTY, ILLJNOIS, BEING MORE PARTICUlARLY DESCRIBED AS FOLLOWS: BEGINNING AT THE MOST NORTHERLY CORNER OF SAID TRACT, SAID POINT BEING ON THE WESTERLY R.O.W. UNE OF U.S. ROUTE 20; THENCE WITH SAID WESTERLY R.O.W. UNE SOUTH 40 DEGREES 01 MINUTES OS SECONDS EAST A DISTANCE OF 488.59 FEET; lliENCE WITH SAID WESTERLY R.O.W. UNE ALONG TliE ARC OF A CURVE TO THE RIGHT, SAID CURVE HAVING A RADIUS OF 3521.20 FEET AND CEN1MLANGLE OF 13 DEGREES 54 MINUTES 58 SECONDS, SAID CURVE HAVING A CHORD BEARING OF SOUTH 33 DEGREES 03 MINUTES 36 SECONDS EAST AND A OiORD DISTANCE OF 853.15; THENCE SOUTH 11 DEGREES 03 MINUTES 53 SECONDS EAST DEPARTING FROM SAID WESTERLY R.O.W. LINE A DISTANCE OF 411.81 FEET TO A POINT; THENCE NORTH 70 DEGREES 51 MlNUTES 10 SECONDS WEST A DISTANCE OF 910.80 FEET TO A FOUND IRON BAR; TI-IENCE NORlli 00 DEGREES 18 MINUTES 50 SECONDS EAST ALONG THE NORlliERN R.O.W. OF ILLINOIS NORTHWEST TOLLWAY, A DlSTANCE Of 824."80 FEET; THENCE NORTH 00 DEGREES 25 MINUTES 21 SECONDS WEST A DISTANCE OF 369.85 FEET TO lliE POINT OF BEGINNING, IN KANE COUNTY, ILUNQ[S. .

EXHIBIT A-12 Morris, IL 21 Romines Drive Morris, IL 60450 Real property in the City of Morris, County of Grundy, State of Illinois, described as follows: Parcel 1: That part of Section 27, Township 34 North, Range 7 East of the third Principal Meridian, described as follows: Commencing at the nmthwest corner of the Southwest Quarter of said Section 27; thence North 88 Degrees 07 Minutes 22 Seconds East along the north line of the Southwest Quarter of Section 27 for a distance of 871.33 feet for a place of beginning; thence continuing North 88 Degrees 07 Minutes 22 Seconds East along the north line of the Southwest Quarter of said Section 27 for a distance of 461.01 feet; thence South 01 Degrees 22 Minutes 46 Seconds East for a distance of 575.35 feet; thence South 52 Degrees 56 Minutes 42 Seconds West for a distance of 136.71 feet; thence South 37 Degrees 03 Minutes 18 Seconds East for a distance of 180.10 feet to a point on the northerly line of Interstate Route 80 as depicted on the Plat of Highways recorded as Document 332059; thence South 52 Degrees 56 Minutes 40 Seconds West along the said northerly right-of-way line of Interstate Route 80 for a distance of 72.12 feet; thence South 57 Degrees 50 Minutes 3 7 Seconds West along the said northerly right-of-way line ofinterstate Route 80 for a distance of526.93 feet; thence South 65 Degrees 37 Minutes 30 Seconds West along the said northerly right-of-way line oflnterstate Route 80 for a distance of 205.00 feet; thence South 79 Degrees 49 Minutes 0 I Seconds West along the said northerly right-of-way line of Interstate 80 for a distance of287.63 feet; thence North 55 Degrees 14 Minutes 14 Seconds West along the said northerly right-of-way line of Interstate Route 80 for a distance of 193.66 feet; thence North 27 Degrees 29 Minutes 42 Seconds West along the east right-of-way line of Illinois Route 4 7 as depicted on said Document 386495 for a distance of 164.96 feet; thence North 07 Degrees 40 Minutes 48 Seconds West along said east right-of-way line of Illinois Route 47 lor a distance of 201.26 feet; thence North 01 Degrees 15 Minutes 40 Seconds West along said east right-of-way line of Illinois Route 47 for a distance of 195.00 feet; thence North 62 Degrees 21 Minutes 27 Seconds East along said east right-of-way line of Illinois Route 47 for a distance of 69.77 feet; thence North 43 Degrees 44 Minutes 20 Seconds East along the said east right-of-way line of Illinois Route 47 for a distance of83.44 feet; thence North 01 Degrees 15 Minutes 40 Seconds West along the said east right-of-way line of Illinois Route 47 for a distance of 35.27 feet; thence North 88 Degrees 04 Minutes 15 Seconds East for a distance of 662.51 feet; thence Nmth 01 Degrees 55 Minutes 45 Seconds West for a distance of 444.44 feet to the place of beginning, in Grundy County, Illinois. Parcel 2:

That part of Section 27, Township 34 North, Range 7 East of the third Principal Meridian, described as follows: Commencing at the northwest corner of the Southwest Quarter of said Section 27; thence North 88 Degrees 07 Minutes 22 Seconds East along the nmih line of the Southwest Qumier of Section 27 for a distance of 1332.33 for a place of beginning: thence Nmih 01 Degrees 22 Minutes 46 Seconds West for a distance of7.65 feet; thence North 88 Degrees 07 Minutes 21 Seconds East for a distance of 1134.66 feet to a point on the northerly right-of-way line of Interstate Route 80 as depicted on the Plat of Higln:vays recorded as Document 386495; thence South 52 Degrees 56 Minutes 40 Seconds West along said right-of-way line for a distance of 1204.13 feet; thence Nmih 37 Degrees 03 Minutes 18 Seconds West for a distance of 180.10 feet; thence South 52 Degrees 56 Minutes 42 Seconds West for a distance of63.29 feet; thence Nmih 01 Degrees 22 Minutes 46 Seconds West for a distance of 575.35 feet to the place of beginning, in Grundy County, Illinois. Parcel 3: That part of Section 27, Township 34 North, Range 7 East of the third Principal Meridian, described as follows: Commencing at the northwest corner of the Southwest Quarter of said Section 27; thence North 8 8 Degrees 07 Minutes 22 Seconds East along the north I ine of the Southwest Quarter of Section 27 for a distance of70.00 feet to a point on the east right-of-way line of fllinois Route 47 as Depicted on the Plat of Highway recorded as document 344829 being also the place of beginning: thence continuing North 88 Degrees 07 Minutes 22 Seconds East along the north line of the Southwest Quarter of said Section 27 for a distance of 801.3 3 feet; thence South 0 I Degrees 55 Minutes 45 Seconds for a distance of 444.44 feet; thence South 88 Degrees 04 Minutes 15 Seconds West tor a distance of721.51 feet; thence North 62 Degrees 31 Minutes 24 Seconds West 71.28 feet; thence North 01 Degrees 15 Minutes 40 Seconds West along the westerly right-of-way line of Illinois Route 47 for a distance of 226.05 feet; thence South 88 Degrees 44 Ylinutes 20 Seconds West along said right-of-way line for a distance of22.50 feet; thence North 0 I Degrees 15 Minutes 40 Seconds West along said right-of-way for a distance of 183.88 feet to the place of beginning, in Grundy County, Illinois. Together with easement for parking, ingress and egress pursuant to Easement Agreement dated November 5, 2007 and recorded November 8, 2007 as Document 483847.

EXHIBIT A-13 Greensburg, IN 1409 S. Country Road 850 East Greensburg, IN 4720 Real property in the City of Greenshurg, County of Decatur, State of Indiana, described as follows: PART OF THE NORTHWEST QUARTER OF SECTION 17, TOWNSHIP 10 NORTII. RANGE 11 EAST: BEGINNING FIRST AT THE CENTER CORNER OF THE NORTHWEST QUARTER OF SAID SL::CriON 17: THENCE SOUTH lc IT WEST ON TilE QUARTER QUARTER U"JE 506.19 FEET TO AN IRON PIN; TIIENCE SOUTI I 89°56' EAST 300 FEET TO AN IRON PIN AND THE TRUE POINT OF BEGINNING OF THIS TRACT. THENCE SOUTH I 0 !7' \VEST 704.82 FEET TO TilE CENTER LINE OF FRONT ROAD #2 OF INTERSTATE ROAD #74 OF Tl IE NEW POINT INTERSECTION; TIIENCE ON S.AID CENTER LINE NORTH Sr53' EAST 28.7 FEET TO THE POINT OF TANGENT OF CURVE F-1 AT STATION 597+ 16.69: THENCE DEFLECTING TO TilE U:FT AND FOLLOWING THE CURVrNG C[NTER LINE OF A CURVE WITH A DELTA OF 27°23' 15" A 1 0°00' CURVE WITH A RADIUS OF 572.96 FEET AND TANGENT OF 139.61 FEET TO THE POINT OF TAN GENT AT STATION 599+90.57. TI IENCE CONTINUING NORTHEAST ON SAID CENTERLINE 547.2 FEET TO STATION 605+ 37.77 TO THE POINT OF CURVE F-4; TIIENCE DEFLECTING TO THE LEFT AND FOLLOWING TIIE CURVING CENTERLINE OF A CURVE WITH A DELTA OF 60°00' A 2Xc38'52" DEGREE OF CURVE A RADIUS OF 200 FEET AND TANGENT OF 115.47 FEET TO TIIE STATION 607+47.21; THENCE NORTH ON SAID CENTFRUNF 9U5 FEET TO STATION 608+-38.56 AND THE POINT OF CURVE: THENCE DEFLECTING TO TilE RIGHT AND FOLLOWING TilE CURVING CENTERLINE OF CURVE F-5 WHOSE DELTA IS 90°00'; A DEGREE OF CURVE 114°35'30" A RADIUS OF 50 FEET AND TAN GENT OF 50 FEET TO TilL:: POINT OF TANGENT AT STATION 609+ 17.10: TIIENCF EAST 112 FEET TO FRONT ROAD STATION 610+29.1 AND CENTERLINE STi\TlON 12+59 OF ROAD S-9-F OR TilE NORTH AND SOUTH CENTERLINE OF SAID SECTION 17: THENCE NORTH 00°29' 15" EAST ON TIIE HALF SECTION LINE 78.68 FEET TO STATION 11 +80.32; THENCE LEAVING SAID ROAD NORT1 I 89°02' WEST 132.5 FEET TO AN IRON PIN; THENCE SOUTH 68°26' WEST 65.49 FEET TO AN IRON PIN: THENCE NORTH 89°56' WEST 824.11 FEET TO THE TRUE POrNT OF BEGINNING AND CONTAINING 10.61 ACRES, MORE OR LESS AND SUBJECT TO ALL LEGAL HIGHWAYS. THE LAND BEI:..IG THE SAME LAND DESCRIBED AS FOLLOWS (AS-SURVEYED LEGAL): PART OF TilE NORTHWI ST QUARTER OF SECTION 17, TO\VNSHIP I 0 NORTH, R.ANGE 11 EAST, BEGINNING FIRST AT TI-lE CENTER CORNER OF THE NORTHWEST QUARTER OF SAID SECTION 17; THENCE SOUTH I 0 !7' WEST ON THE QUARTER QUARTER LINE 506.19 FEET TO AN IRON PIN: THENCE SOUTH 89°56' EAST 300 FEET TO AN IRON PIN AND THE TRUE POINT Of BEGINNING OF TillS TRACT. THENCE

SOUTH 1°17' WEST 718.69 FEET TO THE CE!\TER LINE OF FRONT ROAD #2 OF 11\TERSTA TE ROAD #74 OF THE NEW POINT INTERSECTION: THENCE OJ\ SAID CENTER LINE NORTII 87°53' EAST 28.7 FEET TO TilE POTNT OF TANGENT OF CURVE F-1 AT STATION 597+16.69; THE"NCE DEFLECTING TO THE LEFT AND FOLLOWING THE CURVING CENTER LINE OF A CURVE WITH A DELTA OF 27°23'15" A 108 00' CURVE WITH A RADIUS OF 572.96 FEET AND TANGENT OF 139.61 FEET TO THE POINT OFTANGENT AT STATION 599+90.57. THENCE CONTINUING NORTHEAST 0SAID CENTERLINE 547.2 FEET TO STATION 605+37.77 TO THE POINT OF CURVE F-4; THENCE DEFLECTING TO THE LEFT AND FOLLOWING THE CURVING CENTERLI1\E OF A CURVE WITH A DELTA OF 60°00' A 28°38'52" DEGREE OF CURVE A RADIUS OF 200 FEET AND TANGENT OF 115.47 FEET TO THE STATION 607+4 7.21: THENCE NORTH ON SAID CENTERLINE 91.35 FEET TO STATION 608+38.56 Al\D THE POINT OF CURVE; THENCE DEFLECTING TO THE RIGHT AND FOLLOWING THE CURVING CENTERLINE OF CURVE F-5 WHOSE DELTA IS 90°00'; A DEGREE OF CURVE 114°35"30' A RADIUS OF 50 FEET AND TANGENT Of 50 fEET TO THE POINT OF TANGENT AT STATION 609+17.1 0; THENCE EAST 112 FEET TO FRONT ROAD STATION 610+29.1 AND CENTERLINE STATION 12+59 OF ROAD S-9-F OR THE NORTH AND SOUTH CENTERLINE Of SAID SECTION 17; TIIENCE NORTTI 00°29"15' EAST 00J TilE HALF SECTION LINE 78.68 FEET TO STATION 11 +80.32; TI IENCE LEAVING SAID ROAD NORTH 89°02' WEST 132.5 FEET TO AN IRON Pil\: TIIFNCE SOUTII 68°26' WEST 65.49 fTET TO AN IRON PIN; TIIENCE NORTll 89°56' WEST 824.11 FEET TO TilE TRUE POINT OF BEGINNING AND CONTAINING 11.10 ACRES. MORE OR LESS AND SUBJECT TO ALL LEGAL IIIGIIWA YS.

EXHIBIT A-14 TA Lake Station 1201 Ripley Street Lake Station. IN I j Parcel 1: Part of the West y, of the Northwest Y. of Section 9, Township 36 North, Range 7 West of the Second Principal Meridian, Lake County, Indiana, more particularly described as follows: Commencing at the point of Intersection of the Southerly line of the 1SO foot wide Northern Indiana Public Service: Company Right-of-Way with the East line of the West 1/1 of the Northwest •;. of said Section 9; thence south 00 degrees 04 Minutes East along the East line of the West '12 of the Northwest '/• of said Section 9 a distance of 252.81 feet; thence South 89 Degrees 56 Minutes West, 268.43 feet to the Point of Beginning of this described parcethence South 86 Degrees 26 Minutes West, 738.41 feet more or less to a point in the cecter line of Indiana State Road 51, which is 220 feet South of the South line of the 15,0 foot wide Northern Indiana Public Senrice Company Right of-way; thence South 00 Degrees 02 minutes West, 299.08 feet; thence East at right angles, 306.72 feet; thence Northeasterly with an inte.r:ior angle of 140 degrees 00 Minutes for a distance of 558.08 feet more or less to the point of beginning. Parcel 2: Part of the West '12 of the Northwest •;,Section and Township 36 North, Range 7, West of the Second Principal Meridian, more particularly described as follows: Commencing at a point on the center line ofState Road 51 and 833.88 feet North of the Southwest comer thereof; thence East at right angles a distance of 806.72 feet; thence Southeasterly with a deflection angle of 40 Degrees a distance of SB4.25 feet; thence East with a deflection angle of 40 Degrees a distance of 260.5(5 feet more or less to the centerline of Bums Ditch; thence Northeasterly along the center lioe of Bums Ditch to a point on the East line of the West 'lz of the Northwest 1 /. of said Section 9; thence North along the East line of the West '/• of the Northwest '/. of said Section 9 a distance of 1221.41 feet more or less; thence West on a line at right angles to State Road 51 a distance o£258.43 feet more or less to a point 734.23 feet East of the corner line of said State Road 51; thence Southwesterly with a deflection angle of 40 degrees distance of 558.08 feet, thence West with a deflection angle of 40 Degrees a distance of 306.72 feet to the center line of State Road 51; thence South along the center line of State Road 51 a distance of 500 feet to the Point of Beginning. Except therefrom that parr, if any, lying Southeasterly of the earner line of Burns Ditch, Lake County, fn ana.

EXHIBIT A-15

TA Tallulah
224 Highway 65 South
Tallulah, LA

Legal Description

A certain piece of portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging or in anywise appertaining, situated in the Parish of Madison, State of Louisiana, Section 29, Township 16 North, Range 12 East, more particularly described as follows:

From the concrete post on the westerly boundary of the present right of way of U.S. Highway 65 at Station 800 run South 0 degrees 42 minutes East along said boundary a distance of 431.34 feet; thence South 89 degrees 19 minutes West 41.02 feet to an iron pin set in the proposed new right of way line of U.S. Highway 65, the Point of Beginning proper; thence continue South 89 degrees 19 minutes West 800 feet to an iron pin; thence North 0 degrees 41 ¼ minutes West 735.00 feet to an iron pin; thence North 89 degrees 19 minutes East 300.00 feet to an iron pin; thence North 0 degrees 41 ¼ minutes West 1,261.50 (title) 1260.50 (actual) feet to an iron pin; thence North 30 degrees 36 minutes West 164.2 feet to an iron pin; thence South 33 degrees 08 ½ minutes West 10.0 feet to an iron pin; thence North 56 degrees 51 ½ minutes West 25.00 feet to an iron pin; thence North 33 degrees 8 ½ minutes East 25.0 feet to an iron pin set in the southwesterly boundary of proposed right of way of Interstate Highway 20; thence along said boundary South 56 degrees 51 ½ minutes East 25.0 feet to the iron pin; thence continuing along said boundary by a curve to the right 418.6 feet to an iron pin, said curve having a radius 666.2 feet, the chord of which is 411.8 feet along with a bearing South 20 degrees 54 1/3 minutes East; thence continuing along said boundary South 2 degrees 54 minutes (actual) 56 ¼ (title) minutes East 658.6 feet to an iron pin; thence continuing along said boundary by a curve to the left 554.6 feet to an iron pin, said curve having a radius of 362.00 feet, the chord of which is 501.9 feet long with a bearing of South 46 degrees 47 ¾ minutes East; thence continuing along said boundary South 63 degrees 15 ¼ minutes East 49.6 feet to an iron pin set in the proposed new right of way line of U.S. Highway 65; thence South 0 degrees 41 ¼ minutes East along said right of way 735.0 feet to the Point of Beginning proper and containing 16.45 acres, more or less, in Section 29, Township 16 North, Range 12 East, Madison Parish, Louisiana, together with all buildings and improvements thereon and all rights, ways and appurtenances thereto belonging or in any manner appertaining.

Together with a servitude measuring fifteen (15') feet in width adjacent to and paralleling the Interstate 20 right of way and extending to Walnut Bayou said servitude being for sub-surface drainage, including the right to install and utilize a pipe or pipes for such purpose (the "Servitude").

Acquired by Act of Sale recorded under Entry No. 85251, COB 130, Folio 128.

EXHIBIT A-16 Ti\ Bzlitimorc South NO 1 Assatcague Dri vc .kssup (Baltimore South). MD I I .i. '

c..L'\c•.t•n• I ft-I I TA Ann Arbor 200 Baker Road Ann Arbor (Dexter). Ml LEGAL DESCRIPTION Beginning at the Southwest corner of Section 17,Town 2 South,Range 5 East,Scio Township, Washtenaw County, Michigan;thence North 00 degrees 16 minutes 55 seconds West 188.27 feet along the West line of said Section to a point on the Southerly line of the I-94 Expressway; thence North 87 degrees 53 minutes 40 seconds East 1335.97 feet along said Southerfy line to a point on the East fine of the West 1{2 of the Southwest 1/4 of said Section; thence South 00 degrees 06 minutes 20 seconds East 239.29 feet along li(!id East line to the Northwest conier of JadGon Road Commerdai-Industrial SubdiVision, of part of the Northwest 1/4 of Section 20,Town 2 South, Range 5 East, Sclo Township, Washtenaw County, Michigan as recorded in Uber 16 of Plats,Pages 37 and 38, Washtenaw County,Records; thence South 00 degrees 11 minutes 00 seconds East 851.94 feet along the West line of said subdivision and the East line of the West 1/2 of the Northwest 1/4 of said Section; thence North 88 degrees 34 minutes 20 seconds West 1274.46 feet to a point on the Easterly right-of-way line of Baker Road; thence North 00 degrees 13 minutes 35 seconds West 637.48 feet along said right-of-way line; thence South 89 degrees 46 minutes 25 sewnds West 60.00 feet to a point on the West fine of said Section; thence North 00 degrees 13 minutes 35 seconds West 184.87 feet along said West line to the Point of Beginning. Being a part of the West 1/2 of the Southwest 1/4 of Section 17 and a part of the West 1/2 of the Northwest 1/4 of Section 20, Town.2 South, Range S East,Sdo Township, Washtenaw County,Michigan.EXCEPTING therefrom that part deed for highway purposes,described as: Nl that part lying Westerly and Northerly of a line described as: Commendng at the Northwest comer of Section 20,Town 2 South,Raflge 5 East, Sdo Township, Washtenaw County, Michigan; thence South 01degrees 25 minutes 20 seC:onds"Eastalong the West Une of said Section 20 a distance of 4{)2.75 feet to the point of beginning; thence North 88 degrees"34 minutes ':lO seconds East, 72.18 feet; thence North 01degrees 25 minutes 20 seconds West,193.31 feet tO the point of beginning of a limited access right of way line (restricting all ingress and egress); thence continuing North 01degrees 25 minutes 20 seconds West,138.06 feet; thence North 79 degrees 21 minutes 07 seconds East 1430.00 feet to a point of ending.

,L...i.Lllo. ..L·.LJI..Lr-1-J u TA rvleridian 2150 Russell Mt. Gilead Rd. Meridian. MS All of the real property situated in the County of Lauderdale, State·or Mississippi more particularly dest:ribed as follows: ... Parcel A: Beginning at a point 375.53 feet South of the Northwest corner of the NE Y. of the NW Y. of Section 5, Township 6 North,.; • Range 17 East, thence Sooth 62 degrees l1 minutes East, 275.4 feet, thence South 27 degrees 49 miuutes West 45.0 feet, -. thence South 62 degrees 11 minutes East 217.03 feet, thence South 42 degrees 30 minutes East 305.2 feet, thence South 55 degrees East 241.38 feet, thence South IS degrees 51 miuutes West, 89.83 feet, thence South 50 degrees 45 minutes West 175.5 feet, thence West 642.38 feet, thence North 810.47 feet to the POINT OF BEGINNING, containing 9.3 acres more or' less and being a part of the NE \1.. of the NW11. ofSedion 5, Township 6 Nortb, Range 17 East, Lauderdltle County, Mississippi, LESS AND EXCEPT a strip of ground 210 feet wide East and West off and across the entire West side of said property. Parcel B: Beginning at a point414.52 feet East and 645.11 feet South of the Northwest corner of the NEY. of the NWY. of Section 5, · Township 6 North, Range 17 Eut, thence Southeasterly along the South line of public road 516.83 feet, thence Soulh 16 degrees 51 minutes West60.64 feet, thence North 55 degrees West 241.38 feet, thence North 42 degrees JO minutes West 30S.'Z feet to the POINT OF BEGINNING, containing 0.7 acres more or less and being a part of the NEY. of the NWY. or Section 5, Township 6 North, Range 17 East, Lauderdale County, Mississippi. ParceiC: Beginning at the Northeast corner of theSE '1. of the NWY. of Section 5, Township 6 North, Range 17 East, Lauderdale County, Mississippi, thence East 642.38 feet, thence Sooth 56 degrees 45 minutes West aloog tbe North right of way line of Interstate Highway #20 11nd #59, a distance or 315.74 feet, thence South 70 degrees 04 minutes West 396.2 feet alo-ng POINT 1 OF BEGINNING, containing 2.5 acres more or less and being a part of the SE@/4 of tbe NWY. of Section 5, Towosbip 6 · North, Range 17 East, Lauderdale County, Mississippi. Parcel D: Begin at tbe Southwest corner of NE\1.. of NWY. of Section 5, Township 6 North, Range 17 East, Lauderdale County, . Mississippi; thence East 210 feet, thence North 699.20 feet to tbe South line of Sims Public Road, thence North 62 degrees 43 minutes West line of said NE'I. of NW'I., thence South along the West line of said NE\1.. of NW'I. 307.31 feet to tbe POINT OF BEGINNING; being a part ofNEY. of NWY. of Section 5, Township 6 North, Range 17 East, Lauderdale Couoty, Mississippi. ALSO DESCRIBED AS FOLLOWS: Commence at the Northwest comer of the Northeast V. oftbe Northwest Y. of Section 5, Township 6 North, Range 17 East, Lauderdale County, Mississippi: th'ence South 375.53 feet to a point on the South right-of-way line of Russeii-Mt. Gilead Road; thence South 62 degrees 11 minutes East 275.4 feet along said right-of-way lioe to a Point, thence South 27 degrees 49 minutes West 45.0 feet along said _right-of-way line to a point, thence South 62 degrees II minutes East 217.03 feet along said right-of way line to a poiot; theoce Southeasterly 516.83 feet along said right-of-way line to Its iotersectioo with the North right-of-way line of the entrance ramp to interstate 20/59; thence Sooth 16 degrees 51 minutes West 150.47 feet aloogthe North right-of-way line of said entrance ramp to a point; thence South 58 degrees 45 mioutes West 491.24 feet aloog said right-of-way line to a point; thence South 70 degrees 04 minutes West 396.2 feet along said right-of-way line to 11 point on the West line ofthe East II, of the Northwest V. of Section 5, Township 6 North, Range 17 East; theoce North 1109.4 feet along the West line of the East Y, of the East Y: of the Northwest.Section 5 Township 6 North, Range 17 East, Lauderdale County, Mississippi and containing 12.49 acres more or less.

EXHIBIT A-19

TA Concordia
102 NW 4th Street
Concordia, MO

A TRACT OF LAND LOCATED IN THE SOUTHWEST QUARTER OF SECTION THIRTY THREE (33), TOWNSHIP FORTY NINE (49) NORTH OF THE BASE LINE, RANGE TWENTY FOUR (24) WEST OF THE FIFTH PRINCIPAL MERIDIAN, AND BEING A PART OF BLOCKS NUMBERED THREE (3) AND FOUR (4) OF NORTHVIEW SUBDIVISION AS SAID BLOCKS APPEAR UPON THE PLAT OF SAID SUBDIVISION OF RECORD IN PLAT BOOK 9 AT PAGE 33 IN THE OFFICE OF THE RECORDER OF DEEDS FOR LAFAYETTE COUNTY, MISSOURI, AND BEING A PART OF THE UNPLATTED LAND LYING IMMEDIATELY ADJACENT TO SAID BLOCKS NUMBERED THREE (3) AND FOUR (4), AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A 1/2 INCH IRON BAR BEING THE WEST QUARTER CORNER OF SAID SECTION THIRTY THREE (33), THENCE WITH THE QUARTER SECTION LINE, SOUTH 89 DEGREES 01 MINUTES 29 SECONDS EAST 292.35 FEET, THENCE SOUTH 00 DEGREES 32 MINUTES 23 SECONDS WEST 195.01 FEET TO A POINT ON THE SOUTH LINE OF A FUTURE STREET AND THE POINT OF BEGINNING, THENCE SOUTH 89 DEGREES 01 MINUTES 29 SECONDS EAST PARALLEL WITH SAID QUARTER SECTION, 1025.59 FEET TO THE WESTERLY RIGHT OF WAY LINE OF MISSOURI ROUTE 23, THENCE WITH SAID RIGHT OF LINE SOUTH 6 DEGREES 35 MINUTES 19 SECONDS WEST. 56.37 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, THENCE ALONG SAID CURVE HAVING A RADIUS OF 1100.92 FEET FOR AN ARC LENGTH OF 660.33 FEET, THE LONG CHORD FOR THE CURVE BEARS SOUTH 17 DEGREES 36 MINUTES 15 SECONDS WEST, 650.48 FEET, THENCE SOUTH 34 DEGREES 47 MINUTES 14 SECONDS WEST, 418.05 FEET, THENCE SOUTH 56 DEGREES 36 MINUTES 09 SECONDS WEST, 143.30 FEET, THENCE LEAVING SAID RIGHT OF WAY, NORTH 88 DEGREES 44 MINUTES 15 SECONDS WEST, 274.64 FEET, THENCE NORTH 00 DEGREES 32 MINUTES 23 SECONDS EAST, 200.00 FEET, THENCE NORTH 88 DEGREES 42 MINUTES 15 SECONDS WEST, 200.00 FEET. THENCE NORTH 00 DEGREES 32 MINUTES 23 SECONDS EAST, 905.00 FEET TO THE POINT OF BEGINNING. EXCEPT THAT PART CONVEYED TO THE CITY OF CONCORDIA BY INSTRUMENT OF RECORD IN BOOK 832 PAGE 441 IN SAID RECORDER'S OFFICE.

EXHIBIT A-20 TA Sparks 200 North McCarran Boulevard Sparks, NV 89431 PARCEL 1: A portion of Section 4 and 9, Township 19 North, Range 20 East, M.D.B.&M., being more particularly described as follows: COMMENCING at the Northeast corner of said Section 9; thence South 81°36'31" East 376.96 feet to a point on the centerline of a proposed roadway known as Nichols Boulevard; thence along the said centerline North 59°43'50" West 1280.34 feet to the Intersection of the Easterly right of way line of McCarran Boulevard with centerline of Nichols Boulevard, said point being the Point of Beginning of this description; thence along the centerline of said Nichols Boulevard South 59°43'50" East 691.24 feet; thence South 30°16'10" West 1074.75 feet to the Northeasterly right of way line of Interstate 80' thence along said Interstate 80 right or way North 56°42'18" West 541.97 feet; thence leaving said right of way North 30°16'10" East 230.40 feet; thence North 59°43'50" West 150.02 feet to the Easterly right of way line of said McCarran Boulevard; thence along said right of way line North 30°16'10" East 815.74 feet to the Point of Beginning. EXCEPTING THEREFROM that portion thereof conveyed to the City of Sparks for Nichols Boulevard by Deed recorded March 9, 1972 under File No. 237148. AND EXCEPTING THEREFROM that portion thereof conveyed to the State of Nevada for highway purposes by Deed recorded February 5, 1975, under File No. 354503. FURTHER EXCEPTING THEREFROM those portions conveyed to the State of Nevada for highway purposes by Deeds recorded May 17, 1991, under File No's. 1480276 and 1480277, Official Records. APN: 037-013-12 Document Number 1664491 is provided pursuant to the requirements of NRS 111.312 PARCEL2: Parcel1 as shown on Parcel Map No. 142, Parcel Map for ROBERT L. HELMS, recorded In the office of the County Recorder of Washoe County, State of Nevada on March 11, 1974, under Document No. 357608, Official Records. APN: 037-013-10 PARCEL 3: A portion of Section 9 and 10, Township 19 North, Range 20 East, M.D.B.&M., which Is described as follows; COMMENCING at the Northeast comer of said Section 9; thence South 81°36'31" East 376.96 feet to the intersection of Nichols Boulevard and Howard Drive; thence along the centerline of Nichols Boulevard, North 59°43'50" West 275.90 feet; thence leaving said centerline, south 30°16'10" West 40.00 feet to the True Point of Beginning; said point also being the Northeast

Sparks, NV 89431
Page 2

corner of that certain parcel of land described in Instrument recorded in Book 817, Page 388, Document No. 327383, Official Records of Washoe County; thence from said Point of Beginning along the East line of the above mentioned parcel and the Southerly prolongation thereof, South 30°16'10" West 984.85 feet to the Northeasterly right of way line of Interstate 80, Project I-UI-RFI-080-1(64) 17, being further described as being a point on the Northeasterly line of that certain parcel of land described in Instrument recorded in Book 859, Page 409, Document No. 347682, Official Records of Washoe County, Nevada; thence along said right of way line of Interstate 80 from a tangent that bears South 46°45'31" East along the arc of a 1328 foot radius curve to the left, having a central angle of 01°19"30", an arc distance of 30.71 feet; thence leaving said right of way line, North 30°16'10" East 1031.40 feet to the centerline of Nichols Boulevard; thence along said centerline, South 59°43'50" East 30.00 feet to a point; thence South 30°16'10" West 40.0 feet to the Point of Beginning.

EXCEPTING THEREFROM that portion thereof conveyed to SIERRA 76, INCORPORATED by Deed recorded December 11, 1980 under File No. 711758.

APN: 037-013-10

Document Number 1664491 is provided pursuant to the requirements of NRS 111.312

PARCEL 4: -Easement

A portion of Sections 3, 9 and 10, Township 19 North, Range 20 East, M.D.B.&M., described as follows:

COMMENCING at the Northeast corner of Section 9, Township 19 North, Range 20 East, M.D.B.&M.; thence South 81°36'31" East 376.96 feet to the intersection of Nichols Boulevard and Howard Drive; thence along the centerline of Nichols Boulevard North 59°43'50" West 245.90 feet; thence leaving said centerline South 30°16'10" West 40.00 feet to the right-of-way of Nichols Boulevard and the True Point of Beginning; thence South 30°16'10" West 417.25 feet; thence North 59°43'50" West 30.00 feet; thence North 30°16'10" East 417.25 feet to the Southerly right-of-way line of Nichols Boulevard; thence along said Southerly right-of-way line South 59°43'50" East 30.00 feet to the True Point of Beginning.

APN: 037-013-09

Document Number 1877851 is provided pursuant to the requirements of NRS 111.312

EXHIBIT A-21

TA Greenland
108 Ocean Drive
Greenland, NH

Legal Description

LEASEHOLD DESCRIPTION:

A certain tract or parcel of land situated on the easterly side of Route 101, so-called, in Greenland, County of Rockingham and State of New Hampshire, shown on a plan entitled, "Plan of Land, Ocean Road, NH for Exit 3 Truck Service, Inc.", drawn by Durgin, Verra and Associates, Inc., dated June 21, 1990, bounded and described as follows on said Plan:

Beginning at a point on the northeasterly sideline of Ocean Road and the intersection with Route 101 shown as "found NHHB";

Thence proceeding S 45º 19' 46" E a distance of 732.61', more or less to a point;

Thence turning and running S 23º 23' 51" W a distance of 394.26', more or less to a point;

Thence turning and running N 40º 40' 20" W a distance of 223.22', more or less to a point;

Thence proceeding N 77º 27' 21" W a distance of 167.00 feet, more or less to a point;

Thence turning and running N 40º 40' 20" W a distance of 152.23 feet, more or less to a point;

Thence proceeding N 38º 39' 05" W a distance of 99.64 feet, more or less to a point;

Thence proceeding N 32º 004' 15" W a distance of 72.99 feet, more or less to a point;

Thence proceeding N 27º 47' 00" W a distance of 82.12 feet more or less to a point;

Thence turning and running N 26º 58' 47" E a distance of 197.00 feet to the point of beginning.

EXHIBIT A-22 TA Gallup 3404 W. Highway 66 Gallup. NM ) McKinley Courity Property: A certain tract of land lying in the NEl/4 of Section 27,T.15N.,R. 19W., N.M.P.M., City of Gallup, County of McKinley,State of New Mexico being more particularly bounded and described as follows, to wit: O>mmendng at a point for the Northeast comer of said tract of land,said same point lying on the Northerfy line of Section 27,T.15N., R.l9W., N.M.P.M. and from whence the comer common to Sections 22, 23, 26 and 27,T.15 N., R. 19W.,N.M.P.M.,(being a brass cap monument) bears N. 87" 17' 00" E.,a distance of 1,331.64 feet; to the point of BEGINNING, THENCE,5. 12" 22' 00" E., along the easterly line of said tract a distance of 791.05 feet to a point for the southeast corner of said tract, sald same point lying on the Northerly right-of-way line of Highway u.s. 66; THENCE, s. 77" 38' 00" W., along the Southerly line of said tract and the Northerly right-of-way line of Highway U.S. 66 a distance of 828.32 feet to a point for the Southwest corner of said tract; THENCE,N. 12° 22' 00" W.,along the Westerly line of said tract a distance of 762.28 feet to a point for the Northwest corner of said tract, said same point lying on the Southerly right-of-way line of the Atchison Topeka and Santa Fe Railroad; THENCE, N. 73° 53' 00" E.,along the Northerly line of said tract and the Southerly right-of-way of the Atchison Topeka and Santa Fe Railroad a distance of 721.54 feet to an angle point, said same point lying on the Northerly line of Section 27,T.15N., R.18W.,N.M.P.M.; THENCE, N. 87° 17' 00" E.,along the Northerly line of said tract and the Northerly nne of Section 27, T. 15N.,R19W., N.M.P.M.,a distance of 109.87 feet to a point for the Northeast comer of said tract,said same point being the true point and place of BEGINNING. Also being insured as follows: Also encumbering the following described land to the extent not inducted In the afore described land: A tract of land lying within the Northeast quarter (NEl/4) of Section Twenty-seven (27),Township Fifteen (15) North,Range Nineteen (19) West,N.M.P.M.,McKinley County, New Mexico,and more particularly described as follows: Commenting for a tie at the.Northeast corner of Section 27 and runs. 87° 17' w., along the section line a distance of 1331.6 feet to the real point of BEGINNING; THENCE S. 12° 22' E., a distance of 791.05 feet to the Southeast corner of the tract, said corner being on the Northern right-of-way line of U.S. Highway 66; THENCE S. 77° 38' W.along said right-of-way line, 828.32 feet to the Southwest corner of the tract; THENCE N 12° 22:W., a distance of 762.28 feet to the Northwest corner of the tract, said comer being on the Southern nght-of-way line of the A.T. & S.F. Railroad; lliENCE N.73° 53' E., along said right-of-way line a distance of 721.54 feet to a point; THENCE N. 87° 17' E., a distance of 109.87 feet to the real point of BEGINNING. Also known as Truckstaps of America Addition,to the City of Gallup, as the same is shown and des nated on the plat of said subdMson filed In the office of the County Clerk of McKinley County, New Mex1co on March 30, 1977 as Reception #168,076.

EXHIBIT A-23

TA Las Cruces
202 N. Motel Blvd.
Las Cruces, NM

Dona Ana County Property:

Lot 1 of T A Subdivision, Las Cruces, New Mexico, as the same is shown and designated on the plat of said T A Subdivision, filed in the Office of the County Clerk of Dona Ana County, New Mexico on October 20, 1999 in Plat Book 19, Folio 330-331.

EXHIBIT A-24 TA Dansville 96 I 6 Commerce Drive Dansville. NY Legal Description ALL THAT TRACT OR PARCEL OF LAND,situate In Town Lot 23, Range 6,In the Town of North Dansville,County of Uvlngstnn and State of New York, bounded and described as follows:Beginning at a point on the westel1y bounds of the New Sewer Plant ROad at a point that Is 9.95 feet southerly of. an existing concrete monument marking the northwesterly bounds of said New Server Plant Road . and the south bounds or the Genesee Expressway In the Town of North Dansville,said point of beginning being the northeast comer of lands conveyed by·01ar1es Owens to Richard, James and John Bennett by Deed recorded In the Uvingston County Oerk's Office In Uber 391of Deeds,page 633 thereof, said point of beginning being further desCribed as being on the southerly bounds of lands conveyed to John W. Kelly and WiHiam F. Kelly,Jr. by Deed recorded in the LMngstori County Oerf<'s Office in Uber 352 of Deeds, page 357 thereof;thence South 18" 11' 20" West along the westerly bounds of the New Sewer Plant Road a distance of 94.19 feet to an existing concrete monument; thence south 08° 10' SO" E stlli along the bounds of the New Sewer Plant Road·a distance 178.21 feet to an existing concrete monument; thence South 25' 06" East still along the west bounds of the New Sewer Plant Road a distance of 35.93 feet to the northerly bounds of a 60.0 foot wide easement owned by the People of the State of New York and shown on Map No. 4 and Identified as being Parcel No. 12 of the Genesee Expressway (Wayland to Dansville) as filed in the Uvingston County Oerf<'s Office on March 17, 1956; thence South 65° 08' 40" West·along the· northwesterly bounds of said 60.0 foot wide easement a distance of 434.12 feet; thence North 02° 07' East a distance of 373.63 feet to the northwesterly comer of lands conveyed by Owens to Bennett,as·aforesaid, and the south bounds of the lands conveyed to John and William Kelly,as aforesaid;thence North 73° "'S' East along the north line of lands of Richard,James and John Bennett, as aforesaid,and the south bounds of John and William Kelly, as aforesaid, a distance of 384.26 feet to the point of beginning. PARCEL II: ALL THAT TRACT OR PARCEL OF lAND situate In Town Lot 23, Range 6, In the Town of North Dansville,County of I.:Mngston and State of New Yorf<,bounded and described as follows:Beglnntng at the most southerly comer of New $ewer Plant Road,said polot being the.southeasterly corner of Parcel No. 12 as shown on a map of lands appropriated by the People of the State of New York for highway purpo5es as flied in the Uvlngston County Oerl<'s Office and as fndlcated by Notice recorded In Uber 385 of Deeds,page 402 thereof; thence South 65° 08' 40" West along the southerly bounds of said Parcel No. 12 on the above·me tioned appropriation map a distance of 430.82 feet to the SO\Jthwesterly oomer of said Parcel No. 12; thence North 39° 28' West along the westerly end of said Parcel No. 12 a distance of 45.78 feet to the town line,being the westerly town line of the Town of North Dansville and the east town line of the Town of Osslar;thence north 02° 07' East along said town line,it being a westerly line of ParcelNo. 12 on the above-referenced appropriation map, a distance of 17.62 feet; thence North 65° 08' 40" East along the north line of sald ParcelNo. 12 In the above-referenced appropriation map a distance of 434.12 feet, said last described above line being along the south line of lands amveyed by Charles owens to Richard,James and John Bennett by deed recorded In the Livingston County Oerk's·office In Uber 391 of Deeds,page 633 thereof; thence South 25° 05' East along the southwesterly bounds of New Sewer Plant Road a distance of 60.0 feet to the point of beginning.

PARCELJII: AlTl HAT TRACT OR PARCEL OF lAND situate In Town lot 23,Range 6,In the Town of North Dansville,County of LMngston and State of New York, bounded and described as follows:Beginning at an existing roncrete monument marking the southwesterly bounds of the Genesee Expressway • Interstate Route No. 390 at Its Intersection with the westerly bounds of New Sewer Plant Road; thence north 53° 15' 04" West afong the southwt;lsterfy bous of the Genesee Expressway a distance of 433.21 feet to an exisUng roncrete monument; thence north 50° 22' 40" West still along the southwesterly bounds of the Genesee Expressway a distance of 440.69 feet to an exlsUng concrete monument; thenee North.58° 37' West stiH along the southwesterly bounds of the Genesee Expressway a distance of209.16 feet to the westerly bounds of lands of John W.Kelly and WilHam F. Kelly,Jr.,the last three above described Unes being the southwesterly boundary of the Genesee Expressway as shown on Map No.3,Parcels Nos. 4 and 5,of the map of lands being appropriated by the PeOple Of the State of New York from John W.·Kelly and William· F. Kelly, Jr.,said map filed in the LMngston COunty Clerk's Office in connection with Notlce of Appropriation rerorded In llber 389 of Deeds,page 643 thereof; thence South 21 a OS' 40" Ealeaving the southwesterly bounds of the Genesee Expressway and being along the west line of la·nds of John and William Kelly,as aforesaid, a distance of 876.69 feet to a comer In said Keflys' land,said line being approximately 80.0 feet at the southerly end and 100.0 feet at the northerly end northeasterly of the easterly bounds of canaseraga Creek; thence North 73° 45' East along the.southerly bounds of John and William Kelly's land, as aforesaid, a distance of 569.23 feet to the northwesterly bounds of New Sewer Plant Road,said line being In part along the north line of lands conveyed by O!arles Owens to Richard,James, and John Bennett by Deed recorded In the Uvtngston County Clerk's Office In Uber 391of Deeds,page 633 thereof;thence north 18° 11' 20" East along the northwesterly bounds of New Sewer Plant Road a distance of 9.96 feet to the point of beginning. PARCEL IV: AlTl HAT TRACT OR PARCEL OF lAND,situate In the Town of North Dansville, County of livingston, State of New York,being more particularly desalbed as follows: Beginning on the south bounds of New Sewer Plant Road in the Town of North Dansville,at the northwest corner of land of the VIllage of Dansville, being the VIllage of Dansville sewage treatment site, said point being on the southerly bounds of Parcel #9 lands appropriated by the State of New York and as shown on a map filed In livingston County Clerk's Office,recorded In Uber 388 of Deeds at page 102, said point of beginning (343.88) feet S 65-08-40 W of the northeast comer of said Village of Dansville sewer treatment plant situate on the southwesterly bounds of Interstate #390,Genesee Expressway; Thence S 24-51-20 E leaving New Sewer Plant Road at right angles thereto and being along the southwesterly line of lands of the VIllage of Dansville sewage treatment plant,a distance of 435.50 feet; Thence S 65-08-40 W at rtght angles to the last described line·a distance of 505.18 feet; Thence N 18-24 W a distance of 482.96 feet to the westerly town line of the Town of North Dansville at a point on the most westerly comer of Parcel #12 shown on a map of lands appropriated by the People of the State of New York and filed in Uvtngston County Oerk's Office In Uber 388 of Deeds at page 402, thereof; Thence S 39-28 E along the westerly line of said Parcel #12 a distance of 45.78 feet;

Thence N 65-QS-40 E along the souther1y line of land shown on the above referenced state highway appropriation map and labeled Parcel #12 a distance of 439.22 feet to the .J?Olnt of beginning. Excepting therefrom the tights of the VIllage of Dansville for a sanitary sewer line going from the sewage treatment plant to canaseraga Creek across the northerly portion of the above described 4.81acre parcel. EXCEPTING AND R!:SERVING to E. Philip Saunders and John A.Holahan, their distributees, heirs, and assigns,a twenty-four {24) foot wide ea5ement running along the fullleogt:fl of the east bounds of the above desaibed parcel to other lands of Saunders and Holahan for the purpose of ingress and egress. ALSO CONVEYING all right, title,and Interest to a right of way reserved by the Grantors In a deed recorded in Uvingston County Oerk's Office on December 22,1966 in Uber 391 of Deeds at page 633. EXCEPTING ALL THAT CERTAIN PLOT,PIECE OR PARCEL OF LAND,with the buildings and improvements thereon erected,situate,lying and being in the Town of North Dansville,County of Uvingstbn, State of New York, commenting on the south bounds of Commercial Road (former1y called New Sewer Plant Road) in the Town of North Dansville,at the northwest comer of land of the Village of Dansville sewage treatment plant site,said point being on the southerly bounds of Parcel #9 land appropriated by the State of New York and shown on a map filed In livingston County Clerk's Office, recorded in llber 388 of Deeds at page 102,said point of beginning (343.88) feet 5 65-0B-'10 W, of the northeast comer of said VIllage of Dansville sewer treatment plant situate on the southwesterly bounds of Interstate #390,Genesee Expressway. Said point of commencing being the northeast romer of land described in a deed from Olarles L Owens to E. Philip Saunders,James L Griffith and John M. Holahan,recorded In Uber 569 at page 249; thence 5 65-06-40 W,along the northwesterly line of Saunders and other as aforesaid (50.0) feet to the point of beginning; thence 5 24-51-20 E, parallel with the northeasterly line of saunders as aforesaid (280.0) teet; thence 5 65-06-08 W, (285.0) feet; thence N 24-51-20 W, (280.0) feet to the northwesterly line of Saunders as aforesaid; thence N 65-08-40 E, along said Saunder's northwesterly line (285.0) feet to the point of beginning,

9616 Conunerce Drive P.O. Box 170 Dansville, NY 14437 (Leasehold-Wyoming) BJSQIY Leae!DascDW.AA - lnlendfnS to dESCrille a pai'CICI nflan. llQntaJnina 3.770 ac:rea. .

TA London 940 US Rt. 42 NE I ,ondon. 01I Legal Description All.. THAT CERTAIN REAL PROPERlY LOCATED IN THE COUNTY OF MADISON, STATE OF OHIO, BEING MORE PARTICUlARLY DESCRWED AS: TRACT ONE:SITUATE IN THE STATE OF OHIO, COUNlY OF MADISON,AND TOWNSHIP OF DEERCREEK,AND IN SURVEY NO. 8965-10927, VIRGINIA MILITARY lANDS, AND BEING PART OF lliAT SECOND lRACT CONTAINING 96.93 ACRES,IN WHICH A UFE ESTATE WAS CONVEYED TO LEVISA YERIAN BY CERTIFICATE OF TRANSFER OF RECORD IN DEED BOOK 160, PAGE 129,RECORDER'S OFFICE,MADISON COUNTY,OHIO,AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A SPIKE IN THE CENTER OF UNITED STATES ROUTE 42 AT A SOlJTiiEASTERLY CORNER OF THE ABOVE MENTIONED SECOND TRACT;THENCE S. 75° 17' OS" W. ALONG THE SOUTHERLY LINE OF SAID TRACT AND A SOUTHERLY UNE OF THE ABOVE MENTIONED SURVEY NO. 8965-10927,A DISTANCE OF 1,05B.20 FEET TO AN IRON PIN PASSING AN IRON PIN ON·LINE AT 55.50 FEET IN THE WESTERLY UNE OF SAID ROUTE 42;THENCE N. 21° 39' 06" W.ALONG THE WESTERLY UNE OF SAID TRACT AND A WESTERLY UNE Of SAID SURVEY 1,360.32 FEET TO A POINT IN THE SOUTHERLY LINE OF THE LIMITED-ACCESS RIGHT OF WAY FOR INTERSTATE ROUTE NO. 70, AS SAID RIGHT OF WAY IS DELINEATED ON THE PLANS FOR INTERSTATE ROUTE NO. 70,MADISON COUNlY MAD.-70-6.25 ON RECORD IN THE DEPARTMENT OF HIGHWAYS, STATE OF OHIO;THENCE ALONG SAID LIMITED ACCESS RIGHT OF WAY LINE THE FOLLOWING COURSES: N.74° 20' 37" E. A DISTANCE OF 457.79 FEET TO AN ANGLE POINT;N. 75 11 41' 37" E.A DISTANCE OF 571.30 FEET TO AN ANGLE POINT;-N.·79° 06' 56" E. A DISTANCE OF 593.92 FEET TO AN IRON PIN AT AN ANGLE POINT;N. 84° 24' 57" E. A DISTANCE OF 293.39 FEET TO An IRON PIN AT AN ANGLE POINT;S.51° 12' 4B" E. A DISTANCE OF 570.84 FEET TO AN ANGLE POINT;S. 35° 40' 22" W. A DISTANCE OF 117.42 FEET TO AN ANGLE pOINT; S. J1o 02' 10" W. A DISTANCE OF 40B.32 FEET TO A POINT IN THE NORTHWESTERLY RIGHT OF WAY UNE OF SAID ROUTE 42;THENCE S. 47° 22' 49" E. ALONG 11-IE SOUTHWESTERLY LIMIT OF SAID LIMITED-ACCESS RIGHT OF WAY ACROSS SAID ROlfTE 42, A DISTANCE OF 30.00 FEET TO A POUlT IN THE CENTER OF SAID ROUTE 42;THENCE S. '12° 39' 01" W, ALONG THE CEf'ITER OF SAID ROUTE 42 AND THE SOUTHEASTERLY UNE OF 11-IE AFOREMENTIONED SECOND TRACT 785.60 FEET TO THE PLACE OF BEGlNNING, CONTAINING 55.660 ACRES, MORE OR LESS. TRACT lWO: TOGETHER WITH AN EASEMEf\IT FOR 11-IE PURPOSE OF CONSTRUCTING AND MAINTAINING A SEWER LINE OVER, ACROSS, THROUGH AND UNDER A TRACT OF LAND (HEREINAFTER IDENTIFIED AS "EASEMENT TRACT") DESCRIBED AS FOLLOWS: EASEMENT TRACT SITUATE IN TI-lE STATE OF OHIO,TiiE COUNTY OF MADISON AND THE TOWNSHIP OF DEERCREEK,AND BEING A PORTION OF SURVEYS NO. 8965,10927 AND 7829,VIRGINIA MILITARY LANDS;ALSO BEING PART OF lllAT CERTAIN FIRST TRACT AS TI-lE SAME IS SHOWN OF RECORD IN DEED BOOK 160, PAGE 129, RECORDS OF THE RECORDER'S OFFICE, MADISON COUN1Y1 OHIO, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POif\IT IN THE CENTER LINE OF U.S. ROUTE 42,SAME POINT BEING N. '11° 30' 00" E. A DISTANCE OF 300.'17 FEET FROM THE POlf\IT OF INTERSECTION OF SAID CENTER UNE WITH THE SOUTHERLY LINE OF THE ABOVE-MENTIONED FIRST TRACT,SHOWN OF RECORD IN DEED BOOK 160,PAGE 129, OF THE AFOREMENTIONED RECORDS;11-IENCE FROM SAID POINT OF BEGINNING N. 41° 30' E. AND ALONG THE CENTER LINE OF U.S. ROUTE 42 AND ALONG TilE WESTERLY UNE OF SAID FIRST TRACT, A DISTANCE OF 118.57 FEET TO A POINT;THENCE S. '18° 30' E. AND AT RIGHT ANGLES TO TI-lE CENTER LINE OF U.S. ROUTE 42 AND PASSING AN IRON PIN ON UNE IN THE EASTERLY RIGHT OF WAY UNE Of U.S.ROUTE 42 AT 30.00 FEET,SAME POINT BEING lliE SOUTHWESTERLY CORNER OF A CERTAIN TRACT UNDER CONTRACT TO THE SUN OIL COMPANY, A DISTANCE OF 53.00 FEET TO AN IRON PIN IN THE SOUTHERLY UNE OF THE AFOREMENTIONED SUN OIL COMPANY TRACT; THENCE N. 74° 26' 30" E. AND PARALLEL TO THE SOUTHERLY UNE OF THE ABOVE MENTIONED FIRST TRACT AND ALONG THESOUTHERLY UNE OF THE AFOREMENTIONED SUN OIL COMPANY IofJ

TRACT, A DISTANCE OF 1460 FEET TO A POINT ON THE EASTERLY EDGE OF GlADE RUN; THENCE S. 15° 33' 30" E. A DISTANCE OF 20.00 FEET TO A POINT;THENCE S. 74° 26' 30" W. AND PARALLEL TO THE SOUTHERLY UNE OF THE AFOREMENTIONED FIRST TRACT,A DISTANCE OF 1588.34 FEET TO THE POINT OF BEGINNING. LESS AND EXCEPTING TifE FOLLOWING DESCRIBED PARCEL: SITUATE IN THE STATE OF OHIO, COUNTY OF MADISON,TOWNSHIP OF DEERCREEK AND IN SURVEY 8965-10927 VIRGINIA MILITARY lANDS AND BEING PART OF THAT SECOND TRACT CONTAINING 96.93 ACRES AND BEING MORE PARTICULARLY DESCRIBED AS FOUOWS: BEGINNING AT A SPIKE IN THE CENTER OF U.S.ROUTE 42 AT A SOUTHEASTERLY CORNER OF ABOVE MENTIONED SECOND TRACT;THENCE WITH THE SOUTliERLY UNE OF SAID TRACT, ALSO BEING THE SOUTHERLY UNE OF ABOVE MENTIONED VMS SURVEY 8965-10927, S 75°17'08" W A DISTANCE OF 1058.20 FEET TO A POINT,SAID POINT IN THE WESTERLY UNE OF SAID TRACT AND SURVEY;THENCE ALONG SAID WESTERLY UNE OF SAID TRACT AND SURVEY, N 21°39'06" W A DISTANCE OF 1360.32 FEET TO A POINT IN lliE SOUTHERLY UNE OF THE UMITED ACCESS RIGHT-OFWAY FOR INTERSTATE ROUTE 70 (MAD-7Q-6.25,ODOD;lliENCE WITH SAID RIGifT-OF-WAY, N 74°20'37" E A DISTANCE OF 457.79 FEET TO A POINT AND N 75°l1'37" E A DISTANCE OF 335.95 FEET TO A POINT;lliENCE DEPARTING FROM SAID RIGHT-OF-WAY AND THROUGH SAID 55.660 ACRE LEASED TRACT AFORESAID, S 21°39'06" E A DISTANCE OF 5'18.18 FEET TO A POINT AND S 48°45'55" E A DISTANCE OF 879.05 FEET TO A POINT,SAID POINT BEING IN THE CENTERUNE OF U.S. 42,THENCE,WITH SAID CENTERUNE, S 42°39'01" W A DISTANCE OF 153.89 FEET TO A POINT,SAID POINT BEING THE PLACE OF BEGINNING, CONTAINING 28.722 ACRES, MORE OR LESS. ALL OF TilE ABOVE-DESCRIBED TRACTS 1, 2 AND EASEMENT TRACT BEING TI-lE SAME AS FOLLOWS: SITUATED IN THE STATE OF OHIO,COUNlY OF MADISON, AND TOWNSHIP OF DEERCREEK, AND IN SURVEY NUMBER 6965-10927 VIRGINIA MIUTARY LANDS,AND BEING A PART OF THAT SECOND TRACT CONTAINING 96.93 MORE OR LESS ACRES,IN WHICH A UFE ESTATE WAS CONVEYED TO LEVISA YERIAN BY CERTIFICATE OF TRANSFER OF RECORD IN DEED BOOK 150, PAGE 129 OF THE MADISON COUNlY RECORDERS OFFICE AND BEING FURTHER DESCRIBED AS FOLLOWS: . COMMENCING AT A POINT IN TI-lE CENTER OF U.S. ROUTE 42 ATTI-IE SOUTHEASTERLY CORNER OF THE ABOVE MENTIONED SECOND TRACT,SAID POINT BEING THE SOUTHWEST CORNER OF THE 13.540 MORE OR lESS ACRE TRACT CONVEYED TO FRANCHISE REALTY INTERSTATE CORPORATION BY DEED RECORDED IN VOLUME 2'14 PAGE 363 OF THE SAID COUNTY RECORDS;SAID POINT ALSO BEING SOUTH 75 DEGREES 33 MINUTES 48 SECONDS WEST 55.18 FEET FROM AN EXISTING IRON PIN {3/4 INCH ID PIPE} ON THE SOUTH UNE OF SAID 13.540 MORE OR lESS ACRE TRACT;THENCE WITH THE CENTER OF SAID ROUTE 42 AND THE WEST UNE OF THE SAID 13.540 MORE OR LESS ACRE TRACT; NORTH 42 DEGREES 38 MINUTES 34 SECONDS EAST 153.94 FEET TO A POINT; THENCE LEAVING THE SAID ROUTE 42 AND WITH THE EASTERLY LINE OF A 28.722 MORE OR lESS ACRE TRACT CONVEYED TO BEN TOBIN,JR.BY DEED RECORDED IN VOLUME 269, PAGE 710 NORTH 48 DEGREES 45 MINlJTES 36 SECONDS WEST 878.89 FEET TO AN IRON PIN SET,PASSING AN IRON PIN SET AT 30.01 FEET;THENCE CONTINUING WITH TiiE EASTERLY UNE NORTH 21DEGREES 39 MINUTES 47 SECONDS WEST 548.08 FEET TO AN IRON PIN SET ON THE SOUTH UMITED ACCESS RIGHT OF-WAY UNE OF INTERSTATE 70;TilENCE LEAVING THE SAID EASTERLY UNE AND WITH THE RIGHT-OF-WAY UNE OF 1-70 THE NEXT FOUR COURSES AND DISTANCES: 1} NORTH 75 DEGREES 40 MINUTES 11 SECONDS EAST 235.34 FEET TO AN IRON PIN SET AT 123.00 FEET RIGHT OF CENTERUNE STATION 435+00;2) NORTH 79 DEGREES 05 MINUTES 30 2ofJ

SECONDS EAST 593.80 FEET TO AN EXISTING IRON PIN (3/4 INCH ID PIPE) AT 130.00 FEET RIGHT OF CENTERLINE STATION 441+00;
3) NORTH 84 DEGREES 22 MINUTES 07 SECONDS EAST 293.24 FEET TO AN IRON PIN SET AT 149.75 FEET RIGHT OF CENTERLINE STATION 443+95.98;
4) SOUTH 51 DEGREES 15 MINUTES 02 SECONDS EAST 570.84 FEET TO A POINT, SAID POINT BEING 124.20 LEFT OF STATION 678+16.55 OF U.S. ROUTE 42, SAID POINT ALSO BEING NORTH 86 DEGREES 32 MINUTES 20 SECONDS EAST 1.21 FEET FROM AN EXISTING IRON PIN (3/4 INCH ID PIPE); THENCE WITH THE WESTERLY L.A. RIGHT-OF-WAY OF U.S. ROUTE 42, SOUTH 35 DEGREES 40 MINUTES 32 SECONDS WEST 117.41 FEET TO AN IRON PIN SET; THENCE CONTINUING WITH THE SAID RIGHT-OF-WAY, SOUTH 30 DEGREES 59 MINUTES 05 SECONDS WEST 408.39 FEET TO A POINT, PASSING AN IRON PIN SET AT 388.39 FEET; THENCE CONTINUING WITH THE SOUTHERLY LIMITS OF THE SAID RIGHT-OF-WAY SOUTH 47 DEGREES 23 MINUTES 06 SECONDS EAST 30.00 FEET TO A POINT IN U.S. ROUTE 42, PASSING THE CENTER OF U.S. ROUTE 42 AT 27.65; THENCE WITH THE EASTERLY LINE OF THE ABOVE MENTIONED LEVISA YERIAN SECOND TRACT SOUTH 42 DEGREES 38 MINUTES 34 SECONDS WEST, 631.93 FEET TO THE PLACE OF BEGINNING, PASSING THE NORTHWEST CORNER OF THE ABOVE MENTIONED 13.540 MORE OR LESS ACRE TRACT AT 366.38 FEET.

CONTAINING 26.937 MORE OR LESS ACRES. SUBJECT TO ALL APPLICABLE EASEMENTS.

3 of 3

EXHIBIT A-26 TA Lodi 8834 Lake road Seville (Lodi), OH 44273 Situated In the Township of Westfield,ColDlty of Medina and State of Ohio,and being part of Lot 38 in Westfield Township, mcire fully descrlbed as follows. Beginning at a point where the East line of said lot 38 intersects the centerline of US Route 224 as recorded In Plat Book. 7, Page 35 in the Medina County Recorders Office, witnessed by a 5/8" steelrodN. 16 deg. 49' 41" W,a distance of 182.03 feet, said rod being at the intersection of the northerly right-of-way of US 224 and the westerfy rlght-of-way of ttJe C.H.19 (currently 45 feet west of the original centerline as located In Road ReQ)rd Book 1, Page 316) and beginning point being true place of beginning of the parcel herein described; · 1. Thence along the centerline of US 224, along a OJrve to the right,havlng a centralangle of 16 deg. 01' 44", a rc dlus distance of 3,906.53 feet. a chord distance of 1,069.32 feet which bears N n deg:58' 40W,an arc d nce of 1,092.88 feet to a point, 2.Thence N 00 deg. 56' 06" E, along lands now or formerfy owned by the Board of County Commissioners of Medina County,a distance of l,li3.621'eet to a stone found (and passing over 5/8" steel rod found at a distance of 176.04 feet at the northerly rfght-of-way of US 224), 3.Thence S 89 deg.07' 24" E, along lands now or formerly owned by Richard A. Mathews,a distance of 1,044.59 feet to a rc ll rQad splke set (and passing over a 5/8" steel rod set at a distance of 991.39 feet at the Westerly right-of-way of C.H. 19), 4. Thence s 00 deg. 51' 04" W,along the East line of Lot 38,a distance of 1,416.73 feet to the tn.Je place of beginning and wntaining 31.005 acres, as surveyed by Curtls G. Deibel, Registered Surveyor #6673,In September, 1993. Excepting therefrom that certain parcelof land conveyed to the State of Ohio,Department of Transportation,contained in Warranty Deed recorded May 9, 2006 as Document o. 20060R014108 of Medina County Reomis,desaibed more fully as fullows: SitUated In the County of Medina,State of Ohio, and the Township of Westfield,being part of lot 38 of Westfield Township,T+N, IHS-W, belng part of a record 31.0051acre parcel of land as conveyed to TA Operating Corporation,a Delaware Corpoiatlon on Derember 22, 1993 by Official Ream!Volume 892,Page 116 of the Medina County Recorder's records,and being a parcel of land lying on the left side of the centerftne ofright-of-way of lake Road (C.H.l9) (R/W Vanes), as shown on the MED-224-15.53 plans made fur the County of Medina,Ohio by ARCADIS FPS, Inc. and being located within the following described poln.ts In the boundary thereof: Commencing fur reference at a rc llroad spike found and used at· the southeasterty comer of said lot 38, the southwestedy comer of lot 45 and a reoxd 1.4410 acre parcet-qf land as conveyed t:e llloinas G. Bolnbard·and'Diane L Bombard an December tt, 2001by Document Number 20010R046866,aCid railroad spike being 17.80 feet r1ght of Station 9+99,43 on th13 amterfine of right-of-way of Lake Road. Thence North oo deg50 mlnute:s !)() seoonds East a distaof 1,768.5feet along the eil eriIIQf t.ot38 tq:a PQin :exlstlngo 'il tteqiaaJeSS ght-of-witv lfe tu.$.. 22.4,said poll'lt belrlg .f6.2G tfghe ofstatll:lo '!7'MS.O!'Qrl.thett!ntertroo of right.:of-way of Lake Road and also being the true place of beginning fur the pan::el bereln desa1bed: 1. Thence along the arc of a WJVe def1ectlng to the right haVing a della of01degrees 13 minutes 38 semnds,a rc dlus of 3,746.53 feet and a chord of 80.25 feet bearing Norttt 80 degrees 04 minutes 06 s West a dlstilnce of 80.25. feet along the existing northerly limited access right-of-way nne of U.S. 224 to an Iron pin !let on the existing westerly right-of-way line of ke Road,salE!.Iron plrr being 63.00 feet-left of'StatiPf1·l7+80.64 on the'c.enter11ne of: fight-of way of Lake Road; · 2.Thence·North 00 degree; 53 minutes 00 s ndUast a . nee of 219.36 feet along the existing wester1y right-of-way line to an Iron pin set. said Iron pin being 63-.00 feet left of StaUon

Seville, OH 44273 Page 2 30+00.00 on the centerline of right-of-way of Lake Road; 3.Thence South 89 degrees 07 minutes 00 seconds East a distance of 79.05 feet to a point on the easterly property line of said 31.0051acre parcel and on the easterly line of said lot 38, said point being 16.05 feet right of Station 30+00.00 on the centerline of rlght-Qf-way of Lake Road; 4. Thence South 00 degrees SO minutes 00 seconds West a distance of 231.98 feet along the easterly property line of said 3UI051acre parcel and the easterly line of said lot 38 to the true place of beginning. The above described parcel rontalns 0.4103 acres, more or less, which indudes 0.4103 acres In the present road occupied. All of the above described tract of land Is contained within Medina · County Auditor's Perrnc!nent Parcel Number 41-1SB-39-002. This desaiption was prepared by MichaelE. Durbin,Registered Surveyor Number 7526 and reviewed by Ronald J. Garaewskl,RegistEred SUrveyor Number 8082. It is based on a field survey pelfunned by ARCAOIS FPS,Inc.In 2002 under the dlrectfon and supervision of Ronald J. Garczewsld,Registered Surveyor Number 8082. Bearings in this description are baon the Ohio CoOrdinate System,NADB3(86), North Zone. The stations referred to herein are from the centerline of right-of-way of Lake Road,(C.R.19) as found on the County of Medina Right-Qf-Way Plan MED-224-15 53. Iron pins set In the above description are 3/4 inch diameter by 30 inch long rebars with a 2 inch aluminum cap stamped "ODOT R/W 7526".

TA Youngstown 5400 Seventy Six Drive Youngstown. OH SllUATED IN 11-fE TOWNSHIP OF AUSTINTOWN,COUNTY OF MAHONING AND sTATE OF 0 10 AND KNOWN AS BEING A PART OF TRACf 4, AND BEING BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT A POINT IN THE EASTERLY RIGiiT OF WAY UNE OF CANFIELD-NILES ROAD (S.R. 46) SAID POINT BEING TifE NORTHWEST CORNER OF LOT 2 OF ENTERPRISES PLAT NO. 1 AS RECORDED IN VOLUME 52 OF PLATS,PAGE 131OF MAHONING COUNlY RECORDS.lliENCE NORTH ago 25' 18" EAST ALONG THE NORTHERLY UNE OF SAID LOT NO.2 A DISTANCE OF 250 FEET TO INTERSECTION WITH TifE EAmRLY UNE OF SAID LOT NO.2;THENCE SOUTH 4° 13' 53" WEST ALONG THE EASTERLY UNE OF SAID LOT NO. 2, A DISTANCE OF 206.97 FEET TO ITS INTERSEffiON WITii 1liE SOUTIIERLY UNE OF LOT NO. 2; THENCE SOUTif 89° 25' 18" WEST ALONG THE SOUTHERLY UNE OF LOT NO.2 A DISTANCE OF 257.53 FEET TO ITS INTERSECTION WITif TiiE EASTERLY RIGiff OF WAY UNE OF THE CANFIELD-NIJ£S ROAD (SR. 46); TifENCE SOUTif 4° 13' 53• WE5f ALONG THE EASTERLY RIGHT OF WAY UNE OF TiiE CANFIELD-NilES ROAD (S.R. 46),A DISTANCE OF 25.13 FEET TO A POINT, BEING THE NORTHWEST CORNER OFLANDS NOW OR FORMERLY OWNED BY JOHN J. GILLESPIE;THENCE NORTH 5go 25' 18" EAST ALONG TiiE NORTifERLY UNE OF SAID LANDS OF JOHN J. GILLESPIE, A DISTANCE OF 1,442.30 FEET TO A POINT;TliENCE NORTii 0° 34' 42" WEST, A DISTANCE OF 625.65 FEET TO A POINT IN THE SOUTHERlY RIGHT OF WAY UNE OF ROUTE 1-80;THENCE NORlli ago 18' 18" WEST ALONG SAID SOUTHERLY RIGHT OF WAY UNE,A DISTANCE OF 111.67 FEET TO A POINT; THENCE SOUTH 87° 01' 48" WEST ALONG SAID SOUTHERLY RIGHT OF WAY UNE,A DISTANCE OF 700.64 FEET TO A POINT;THENCE SOUTH 75° 26' 52" WEST ALONG SAID SOUTliERLY RIGiff OF WAY UNE, A DISTANCE OF 206.16 FEET TO A POINT; THENCE SOUTH 63" 56' 53" WEST ALONG SAID RIGHT OF WAY UNE,A DISTANCE OF 280.10 FEET TO A POINT;THENCE SOUTli 1° 57' 45" EAST ALONG SAID RIGHT OF WAY UNE, DISTANCE OF 33.66 FEET TO A POINT;THENCE SOUTif ago 24' 44" WEST ALONG SAID RIGHT OF WAY UNE,A DISTANCE OF 40 FEET TO A POINT;lHENCE SOUTH 36° 05' 29" WEST ALONG SAID RIGHT OF WAY UNE,A DISTANCE OF 1a1.29 FEET TO A POINT IN THE EASTERLY RIGHT OF WAY UNE OF THE.CANAELD-NILES ROAD (S.R 46),THENCE SOUlH 7° 04' 17"WEST ALONG SAID EASTERLY RIGHT OF WAY UNE,A DISTANCE OF 18.43 FEET TO THE PLACE OF BEGINNING AND CONTAINING WITHIN ITS BOUNDARIES 17 ACRES MORE OR l£55,TOGETHER Willi ALL APPURTENANCES THERETO BELONGING OR IN ANY WISE APPERTAINING AND ALL lliE GRANTORS' RIGHTS,TITLE AND INTEREST IN AND TO ANY AND AllROADS, STREETS, ALLEYS AND WAYS BOUNDING SAID PREMISES. EXCEPTING THEREFROM TliAT PORTION OF LAND DEDICATED AS 76 DRIVE IN VOLUME 74 OF PLATS,PAGE 126 OF MAHONING COUNTY RECORDS. AllTHE ABOVE-DESCRIBED lAND BEING THE SAME AS FOLLOWS:BEGINNING AT AN IRON PIN IN THE EASTERLY RIGHT OF WAY UNE CANFIELD-NILES ROAD (S.R. 46) SAID IRON PIN BEING THE NORTHWEST CORNER OF LOT 2 OF ENTERPRISES PLAT 31AS RECORDED IN VOLUME 52,PAGE 131OF THE MAHONING COUNTY RECORDS OF PLATS: THENCE NORTH 7° 04' 17" EAST A DISTANCE OF 18.43" TO AN IRON PIN;THENCE NORTH 36° OS' 39" EAST A DISTANCE OF 181.29" TO AN IRON PIN;THENCE NORTii ago 24' 44" EAST A DISTANCE OF 40.00" TO AN IRON PIN;THENCE NORlli01° 57' 45" WEST A DISTANCE OF 33.66" TO AN IRON PIN; THENCE NORTH 63° 66' 63" EAST A DISTANCE OF 260.10" TO AN IRON PIN; lliENCE NORTH 75° 26' 52" EAST A DISTANCE OF 206.16" TO AN IRON PIN; TI-IENCE NORTH 87° 01' 48'' EAST A DISTANCE OF 700.64" TO AN IRON PIN;THENCE SOUTH 89° 19' 34" EAST A DISTANCE OF 112.47" TO AN IRON PIN;THENCE SOUTH 00° 34' 42" EAST A DISTANCE OF 600.61" TO AN IRON PIN; THENCE SOUTH ago 25! 18" WEsT A DISTANCE OF 1182.366" TO AN IRON PIN; THENCE NORTH 4° 13' 53" EAST A DISTANCE OF 206.97" TO AN IRON PIN;lliENCE SOUTH 89° 25' 1a" WEST A DISTANCE OF 250.00" TO AN IRON THE POINT OF BEGINNING.

EXHIBIT A-28

TA Bloomsburg
6 Buckhorn Road
Bloomsburg, PA

Legal Description

PARCEL NO. 1:

ALL THAT CERTAIN piece, parcel and tract of land, Situate in the Township of Hemlock, County of Columbia and Commonwealth of Pennsylvania bounded and described as follows, to wit:

BEGINNING at an iron pin at the Northeast intersection of Pa. State Highway Route 44, leading from Bloomsburg to Buckhorn and the right of way line of access road to Interstate Penna. Route 80; thence along the eastern line of Pa. State Highway Route 44, north 35 degrees 30 minutes West 350 feet to a point; thence along the same North 31 degrees 15 minutes West 260 feet to an iron pin on the Southern side of a 33 foot proposed road; thence North 64 degrees 45 minutes East along the Southern side of said proposed road, 160 feet to an iron pin in line of lands now or formerly of Edgar R. Reichard and Joann Reichard, his wife, thence South 27 degrees 45 minutes East along the Western line of lands now or formerly of said Edgar R. Reichard, et ux., 603 feet to an iron pin on the Northern right-of-way line of access road to Interstate Penna. Route 80; thence along the same South 66 degrees 15 minutes West 97 feet to a point at the Northeast intersection of Pa. State Highway Route 44, the place of beginning. On which is erected a two story dwelling house. Containing 1.5 acres and designated as Tract "A" on draft prepared by Howard Fetterolf, R.E., August 31, 1965.

PARCEL NO. 2:

ALL THAT CERTAIN lot of ground, Situate in the Township of Hemlock, County of Columbia, State of Pennsylvania:

BEGINNING at a point in lands of the Tri-County Oil Corporation said point being located from the Southeast corner of lands of Robert Kobilis the following two courses:

1. North 27 degrees 25 minutes West 37.05 feet;

2. North 65 degrees 38 minutes East 164.2 feet;

Thence through lands of Tri-County Oil Corporation the following four courses

1. North 24 degrees 22 minutes West 25 feet to a point;

2. North 65 degrees 38 minutes East 15 feet to a point;

3. South 24 degrees 22 minutes East 55 feet to a point;

4. South 65 degrees 38 minutes West 15 feet to a point of beginning.

TOGETHER with the grantors right of free uninterrupted ingress and egress across and over lands of Buckhorn Plaza Motel for the purpose of constructing and maintaining an advertising facility on the above-mentioned parcel of land. The Grantee shall also have the Grantors right to secure electric utility service to the above-described parcel for the purpose of illuminating and operating any advertising facility.

THE above description was taken from a survey draft prepared by J.F. Grimes, Registered Surveyor, dated 2/17/1972.

ALL THOSE CERTAIN seven (7) pieces, parcels and tracts of land, Situate in Hemlock Township, Columbia County, Pennsylvania, bounded and described more fully as follows:

1 of 4

TRAer NO.1: BEGINNING at a point in the Easterly right of way line of former State Highway Route No. 609, the same being former State Traffic Route no. 44 at the Southwest corner of lands now or formerly of Gaylord McHenry thence along lands now o fonnerly of Gaylord McHenry north 58 degrees <16 minutes East 274 feet to a comer;thence continuing along same North 30 degrees 35 minutes West 81 feet to a corner in line of lands now or formerly of Merrill A. Showersthence along the said line of lands now or formerly of Merrlll A. Shovvers, North 60 degrees 40 minutes East 322.9<1 feet o a corner in line of lands now or formerly of Raymond Shultz, thence along the said line of lands now or formerly of raymond Shultz, South 64 degrees 2<1 minutes East 186.18 feet to a comer In the Southerly right of way line of State Highway Route No.609 relocated;thence along the said Southerly right of way line of State Highway Route No. 609 re-located South 67 degrees 57 minutes East 269.02 feet to a comer; thence on a curve to the right having a radius of 150 feet,having an arc length of 175.77 feet and haVing a chord on a bearing of South 34 degrees 54 minutes East 165.94 feet to a comer In the right of way line of Ramp "A";Route No. 1009 Buckhorn Interchange, thence along the said right of way line of Ramp "A" on a curve to the left,having a radius of 2,05Q.OO feet an arc length of 139.54 feet and having a chord on a bearing of South 1degree 52 minutes East 139.52 feet to a comer; thence tontlnulng along the said right of way line of Ramp "An, south 86 degrees 11 minutes West 28.2 feet to a comer; thence continuing along the same,South 00 degrees 09 minutes West 118.95 feet to a comer; thence continuing along the same on a curve to the right having a radius of 337.46 feet an arc length of 328.94 feet and having a chord on a bearing of South 28 degrees 4 minutes West 316.56 feet to a corner; -thence continuing along the right of way line of Ramp "AR South 34 degrees 00 minutes East 30 feet to a comer; thence continuing along same on a curve to the right having a radius of 1,799.85 feet, having an arc length of 52.71 feet and having a chord on a bearing of South 57 degrees 45 minutes West 52.7 feet to a comer of lands now or' fOrmerly of Edgar Relc:hard,thence along line of lands now or formerly of Edgar Reichard,North 26 degrees 47 minutes West 595.04 feet to a comer;thence South 6<1 degrees 52 minutes West 200 feet; thence North 26 degrees 48 minutes west 33 feet; thence along the Northerly sideline of a proposed road,South 6<1 degrees 52 minutes West <198 feet to a comer In the said Easterly right of way line of Fonner State Highway Route No. 609;tilence along the said Easterly right of way lime of former State Highway Route No. 609;North 28 degrees 27 minutes West 146.38 feet to the point and place of BEGINNING. . TRAer NO.2: BEGINNING at a point, said point being the Northeast corner of lands now or fonnerly of Merrill A. Showers and the Northwesterly comer of lands now or formerly of raymond Howell,In line of lands of Raymond Shultz,thence along other lands of tile said Raymond Shultz,North 60 degrees 40 minutes East 54.68 feet to a comer In the Souther1y right of way line of State Highway Route No. 609, re located thence along the said Northerly right of way line South 67 degrees 57 minutes East 38.86 feet to a corner; thence continuing along the same North 22 degrees 3 minutes East 10 feet to a corner; thence continuing along tile said right of way line,South 67 degrees 57 minutes East 105.58 feet to a corner of lands now or formerly of Raymond Howell, thence along lands now or formerly of Raymond Howell,nprth 84 degrees 24 minutes West 186.18 feet to the point of beginning.Containing .075 acres of land. TRACf NO. 3: BEGINNING ata point in the Southerly sideline of a proposed road,said point being 138 feet measured Easterly along said sideline from the Northwest comer of lands of the Grantor herein, Edgar Reichard,and the Northeast tomer of land now or fOrmerly of Robert KobHis; thence along the said sideline of the proposed road North 64 degrees 52 minutes East 200 feet to a corner In line of lands now or formerly of Raymond Howell, thence along line of lands now or formerly of Raymond Howell, South 26 degrees 47 minutes East 595.04 feet to a corner In the Northerly right of way line of Ramp "An, Route No. 1009 Buckhorn Interchange;thence along the said right of way line Ramp "A" on a curve to the right having a radius of 1,799.86 feet an arc length of 200 feet and having a chord on a bearing of South 60 degrees 52 minutes West 199.96 feet to a comer of other lands of Adegar Reichard, thence along the said other lands of Edgar Reichard, North 26 degrees 48 minutes West 609.03 to the point of beginning.Containing 2.76 acres of land. 2 of4

-mACT NO.4: BEGINNING at a point in the Northwesterly right of way line of Ramp "A" of legislative Route No. 1009,United State Traffic Route No. 80 at the Easterly corner of lands now or formerly of Robert Kobifls; thence along said lands now or formerly of Robert Kobitis,North 27 degrees 25 minutes West 300 feet to a point; thence along other lands of the Grantors herein, North 64 degrees 52 minutes East 134.71 feet to a point; thence South 26 degrees 48 minutes East 302.82 feet to a point in the said right of way line of Ramp "A" of Legislative Route No. 1009; thence along the said right of way line of Ramp "A" of Legislative Route No. 1009 on a curve to the right having a radius of one thousand seven hundred ninety-nine and eighty six hundredths feet an arc iength of 131.58 feet and having a chords on a course of South 66 degrees 9 minutes West 131.56 feet to the point of beginning. Containing an area of 0.92 acres of land,more or less. TRACT NO. 5:BEGINNING at a point in the Southerly right of way line of State Highway Route No. 609 at the northwesterly corner of lands of the Grantee herein;thence along division line between lands of the grantee herein and lands of the Grantors herein, South 60 degrees 40 minutes West 51.02 feet to a point;thence through lands of the Grantors herein, north 20 degrees 44 minutes East 49.88 feet to a point in the said right of way line of said State Highway Route No. 609;thence along said right of way line,South 67 degrees 57 minutes East 31.85 feet to a point; thence continuing along the same,South 67 degrees 57 minutes East, 1.14 feet to the point of beginning. Containing an area of 970 square feet of land, more or less. TRACT NO. 6: BEGINNING at the Northeast corner of lands previously conveyed by the Grantor to the Grantee herein, which Deed is recorded in Deed Book 249 at page 568; thence North 26 degrees 48 minutes West 305 feet, more or less,to corner of lands about to be conveyed by Raymond and Bizabeth Howell to the Grantee herein; thence by line of said lands about to be conveyed South 64 degrees 52 minutes West 138 feet to a point in line of lands of Kobilis,thence by said Kobilis South 27 degrees 25 minutes East 305 feet, more or less, to lands previously conveyed by the Grantor to the Grantee herein as aforementioned; th nce North 64 degrees 52 minutes East 134.71 feet to a point, the place of beginning. TRAer NO. 7: BEGINNING at the Northeasterly comer of land of Robert Kobills which same Is the Northwesterly comer of lands about to be conveyed by Raymond Howell, Trustee to the Grantee herein; thence by line of lands of the Grantee about to be conveyed as aforesaid, North 64 degrees 42 minutes East 138 feet; thence North 26 degrees 48 minutes West 33 feet; thence by other lands of the Grantee previously conveyed to it, South 64 degrees 52 minutes West 140 feet, more or less,thence South 27 degrees 25 minutes East, 33 feet to the place of beginning. EXCEPTING Tif.EREOUT AND RESERVING TifEREFROM, the following described premises: BEGINNING at a point In lands of the Tri-County Oil Co1p0ratlon,said point being located from the Southeast comer of lands of Robert Kobilis, the following two courses: 1. North 27 degrees 25 minutes West 37.05 feet; 2.North 65 degrees 38 minutes East 164.02 feet Thence through lands of Tri-County Oil Corporation the following four courses 1. North 24 degrees 22 minutes West 25 feet to a point; 2. North 65 degrees 38 minutes East 15 feet to a point; 3. South 24 degrees 22 minutes East 55 feet to a point; 4.South 65 degrees 38 minutes West 15 feet to a point of beginning. 3 of4

TOGETHER with the right of free uninterrupted ingress and egress across and over lands of the Grantor for the purpose of constructing and maintaining an advertising facility on the above described parcel of land, The Grantee shall also have the Grantors right to secure electric utility service to the above described parcel for the purpose of illuminating and operating any advertising facility.

BEING Tax Parcel Nos. 18-01-001-03, 18-01-001-02, 18-01-001-06.

BEING AS TO PARCEL NO. 1 the same premises which Columbia County Industrial Development Authority by Deed dated 11/5/1996 and recorded 4/7/1997 in the County ofColumbia in Record Book 651 page 807, conveyed unto Travel Ports of America, Inc., a New York corporation, in fee.

BEING AS TO PARCEL NO. 2 the same premises which Interstate Traveller Services, Inc., a Pennsylvania corporation by Deed dated 2/10/1992 and recorded 6/25/1992 in the County of Columbia in Record Book 505 page 35, conveyed unto Travel Ports of America, Inc. f/k/a Roadway Motor Plazas, Inc., a New York corporation, in fee.

AND the said Travel Ports of America, Inc., a New York Corporation has since merged with and into TA Operating Corporation, a Delaware Corporation by virtue of a Certificate of Merger dated 6/3/1999 and recorded 6/21/1999 in Record Book 729 Page 129.

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EXHIBIT A-29 T!\ Broohille 2-+5 Allegheny Blvd. Brookville. PA Legal Description Parcell ALL THAT CERTAIN Parcel of land, SITUATE In the Borough of Brookville,County of Jefferson and Commonwealth of Pennsylvania bounded and described as follows: BEGINNING at a 1" Iron pipe set in the West right' of way line of SR 0036,said point being the North east conier of the tract herein described; thence by the west right of way line of SR 0036,South 02 degrees 45 minutes 51 seconds East,62.34 feet to an iron pipe set; thence by the same South B7 degrees 14 minutes 09 seconds West 27.00 feet to a 1" Iron pipe set; thence by the same South 02 degrees 45 minutes 51 seconds East 593.83 feet to a 1" iron pipe set at the Intersection with the North right of way line of Ramp "A" leading to SR 0080; thence by the same South 67 degrees 15 minutes 10 seconds West 169.24 feet to a 1" iron pipe set; thel'lCe by the same In a Westerly direction with a curve to the right having a radius of 738.51feet (chord bears South 84 degrees 45 minutes 10 seconds West 444.15 feet) a distlnce of 451.13 feet to a 1" Iron pipe set; thence by the same North 78 degrees 03 minutes 38 seconds .West 297.54 feet to a 1" iron pipe Set Itt the North right of way line of the West bound lands of SR 0060;thence by the ·same South 13 degrees .8 minutes 56 seconds West "10.00 feet to a 1" iron pipe set; thence by the same In a Westerly direction with a rurve to the right having·a radius of 11,399.20 feet (chord bears North 76 degrees 05 minutes 03 seconds West 106.17 feet) a distance of 106.17 feet to a 1" iron pipe set; thence by the East fine of Parcel 2 North 18 degrees 26 minutes 55 seconds West 392.29 feet to a 3/4" iron pin found; thence by the same South 89 degrees 33 minutes OS seconds West 99.27 feet (West 99 feet record) to a 2" stainless steel pipe over a 3/4" iron pin found;thence North 34 degrees 15 minutes 59 seconds West 547.46 feet (North 35 degrees West 547 feet rerord) to a 2" stainless sted pipe over a 3/4" iron pin found; thence South 89 degr es 41minutes 02 seconds East 596.00 feet (East 596 feet record) to a 1" iron pipe set; thence South 83 degrees 31 minutes 15 seconds East 938.94 feet (South 83 degrees 15 minutes East 1025.5 feet record,to the center line of S.R. 0036) to the point of beginning. Parcel2: AllTHAT CERTAIN parcel of land, SfTUATE In the Township of Rose,County of Jefferson and Commonwealth of Pennsylvania,bounded and described as follows: .BEGINNING at 2" stainless pipe found, said pipe being the Northwest corner of the tract herein described; thence South 89 degrees 05 minutes 43 seconds East 363.12 feet (East 445.5 feet record) to a 2" stainless steel pipe over 3/4" Iron pin found); thence North 89 degrees 33 minutes 05 seconds East 99.27 feet (East 99.0 feet reoord), to a 3/4" iron pin found; thence South 18 degrees 26 minutes 55 seconds East 392.29 feet (South 18 degrees East 392 feet record) to a 1" iron pipe set in a North right of way line of West bound lanes of S.R. 0080; thence by ttJe same In a Westerly direction with a curve to the right having a radius of 11,399.20 feet (chord bears North 74 degrees OS minutes 19 seconds West 687.74 feet) a distance of 687.84 feet to a 1" Iron plpe.set; thence North 21degrees 40 minutes 00 seconds East 202.88 feet (North 21degrees East 168 feet record) to the point of beginning. Parcel3: AlTl HAT CERTAIN parcel of land, Situate In the Township of Rose, County of Jefferson and Commonwealth of Pennsylvania,bounded and desotbed as follows: BEGINNING at a 1" iron pipe found on the Easterly right of way of Township Road 39"1, said point being the Northwest comer of Tract herein described; thence South 88 degrees 00 minutes 00 seconds East 794.29 feet to a 2" stainless steel pipe found (South 88 degrees East 791.0 feet record); thence South 33 degrees 20 minutes 00 seconds East 1124.85 feet to a 2 inc stainless steel pipe found (South 34 degrees East 1138.5 feet record); thence South 21degrees 40 minutes 00 seconds West 202.88 feet to a 1" Iron I of4 pipe set in the North right of way line of the West bound lanes of SR 0080 (South 21 degrees West, 203.0 feet record); thence by the North right of way line of the West bound lanes of SR 0080 in a Westerly direction with a curve to the right having a radius of 11,399.20 feet (chord bears North 68 degrees 48 minutes 16 seconds West 1413.92 feet) a distance of 1414.83 feet to a 1" iron pipe set in the Eastern right of way of T-394 (Westerly 1450 feet record); thence by the Eastern right of way line of Township Road No. 394, North 01 degree 39 minutes 53 seconds West 645.13 feet (measured) to the place of BEGINNING.

The above descriptions drawn in accordance with Survey of International Land Surveying, Inc. dated 9/14/1993.

ALSO ENCUMBERING THE FOLLOWING DESCRIBED LAND TO THE EXTENT NOT INCLUDED IN THE AFOREDESCRIBED LAND:

FIRST PARCEL

ALL THAT CERTAIN tract of land located in Brookville Borough, Jefferson County, Pennsylvania, bounded and described as follows:

BEGINNING at a nail in the centerline of right-of-way of Pennsylvania L.R. 248, also known as Pennsylvania Traffic Route 36, which said nail is also the Northeast corner of the tract of land hereby conveyed; thence North 83 degrees 15 minutes West along the Southern line of land of J. O. Harding, a distance of 1,025.5 feet to a stake; thence West 596 feet to a stake; thence South 35 degrees East a distance of 547 feet to a stake; thence East 99 feet to a stake; thence South 18 degrees East, 592 feet to a point in the medial strip of L. R. 1009; thence South 78 degrees 45 minutes East, a distance of 1,089 feet to a point; thence North 2 degrees 28 minutes West, a distance of 1,100 feet to a stake, the place of beginning.

Under and subject to approximately 8.1 acres, taken by the Pennsylvania Department of Highways for right-of-way purposes, as shown approximation on the plot of survey.

SECOND PARCEL

ALL THAT CERTAIN tract located in Rose Township, Jefferson County, Pennsylvania described as follows:

BEGINNING at the Northwest corner of the premises hereby conveyed, at a stake located in a small run; thence East along line of lands of J. O. Harding, a distance of 445.5 feet to an iron pipe; thence South 18 degrees East, 392 feet to a point on the right-of-way line of Pennsylvania L.R. 1009, PA I-80; thence Northwesterly along the right-of-way line of the aforesaid roadway a distance of 663.5 feet to a point on the said right-of-way line; thence North 21 degrees East along lands of J.O. Harding a distance of 168 feet, more or less, to a stake, the place of beginning.

CONTAINING 2.92 acres

THIRD PARCEL

ALL THAT CERTAIN tract of land situate in Rose Township, Jefferson County, Pennsylvania, bounded and described as follows:

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BEGINNING at a pipe at the Northwest corner of the tract of land hereby described, said pipe being at the intersection of the Eastern right-of-way line of Township Road Number T-394 and the Southern boundary line of lands of Stephen F. Fiscus et ux.; thence South 88 degrees East along lands of Stephen F. Fiscus et ux., a distance of 791 feet to a white oak; thence South 34 degrees East along lands of J.O. Harding and C.F. Harding, a distance of 1,138.5 feet to a pipe; thence South 21 degrees West along lands of Victor D. Knisely, Michael J. Flaherty and William G. Lyden, the Grantors herein, a distance of 203 feet to a point; thence in a general Westerly direction along the Northern right-of-way line of United State Highway Route Number I-80, a distance of 1,450 feet, more or less, to a point on the Easterly right-of-way line of Township Road Number T-394; thence North 1 degrees 30 minutes West along Township Road Number T-394, a distance of 628 feet to a pipe, the place of beginning.

CONTAINING 21.97 acres, more or less.

EXCEPTING AND RESERVING, HOWEVER, from the foregoing grant and conveyance unto Ruth Green, a predecessor in title, her heirs and assigns, a perpetual right-of-way or easement on the portion of the above described premises hereinafter described for the purpose of parking all types of vehicles and providing said vehicles with a place to turn around when visiting what is commonly known as "Green Cemetery". The area of said permanent right-of-way easement is as follows:

BEGINNING at a point on the above premises at the intersection of the Eastern right-of-way line of Township Road Number T-394 and the Southern boundary line of lands of S.F. Fiscus et ux.; thence in an Easterly direction along lands of S.F. Fiscus et ux.; a distance of 60 feet to a point; thence in a Southerly direction on a line parallel to the Eastern right-of-way line of Township Road Number T-394, a distance of 60 feet to a point; thence in a Westerly direction on a line perpendicular to the Eastern right-of-way line of Township Road Number T-394, a distance of 60 feet to a point on the Eastern right-of-way line of said Township Road; thence in a Northerly direction along the Eastern right-of-way line of said Township Road a distance of 60 feet to a point the place of beginning.

OVERALL DESCRIPTION

Situated in the Borough of Brookville & Rose Township, Jefferson County, Pennsylvania bounded and described as follows:

BEGINNING at a 1" iron pipe set in the West right of way line of SR 0036, said point being the North East corner of the tract herein described.

1. Thence by the West right of way line of SR 0036 South 02 degrees 45 minutes 51 seconds East, 62.34 feet to a iron pipe set.

2. Thence by the same South 87 degrees 14 minutes 09 seconds West 27.00 feet to a 1" iron pipe set.

3. Thence by the same South 02 degrees 45 minutes 51 seconds East 593.83 feet to a 1" iron pipe set at the intersection with the North right of way line of Ramp "A" leading to SR 0080.

4. Thence by the same South 67 degrees 15 minutes 10 seconds West, 169.24 feet to a 1" iron pipe set.

5. Thence by the same in a Westerly direction with a curve to the right having a radius of 738.51 feet (chord bears South 84 degrees 45 minutes 10 seconds West 444.15 feet) a distance of 451.13 feet to a 1" iron pipe set.

6. Thence by the same North 78 degrees 03 minutes 35 seconds West 297.54 feet to a 1" iron pipe set in the North right of way line of the West bound lands of SR 0080.

7. Thence by the same South 13 degrees 38 minutes 56 seconds West 40.00 feet to a 1" iron pipe set.

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B. Thence by the same in a Westerfy direction with a curve to the right having a radius of 11,399.20 feet (chord bears North 70 degrees 47 minutes 59 seronds West 2205.39 feet) a distance of 2208.84 feet to a 1" iron pipe set on the Eastern rtght of way nne of Township Road Number 394. 9. Thence by the Eastern right of way line of Township Road Number 394 North 01 degree 39 minutes 53 seconds West 645.13 feet (measured) to a 1" Iron pipe found (North 01degree 30 minutes West 628 feet record). 10. Thence South 88 degrees 00 minutes 00 seronds East 794.29 feet to a 2" stainless steel pipe found (South 88 degrees East 791.0 feet rerord). 11. Thence South 33 degrees 20 minutes 00 seconds East 1124.85 feet to a 2" stainless steel pipe found {South 34 degrees East 1138.5 feet ream!). 12. Thence South 80 degrees 05 minutes 43 seconds East 63.12 feet (East 445.5 feet record) to a 2" stainless steel pipe over 3/4" Iron pin found. 13.Thence North 34 degrees 15 minutes 59 seronds West 547.46 feet {North 35 degrees West 5tf7 feet record) to a 2" stainless steelpipe over a 3/4'' iron pin found. 14. Thence South 89 degrees 41minutes 02 seconds East 596.00 feet (East 596 feet record to a 1" iron pipe set. 15.Thence South 83 degrees 31minutes 15 seronds East 938.94 feet (South 83 degrees 75 minutes East 1025.5 feet record, to the centerline of S.R. 0036) to the point of beginning. Containing 48.52 acres of land. BEING Tax Parcel 6·18-151-E (Parcell),32-322-121-A (Parcel2) and 32-322-122-A (Parcel3). BEING the same premises which BP Exploration & Oil Inc.,an Ohio corporation by Deed dated 12/2/1993 and recorded 12/20/1993 In the County of Jefferson In Deed Book 17 Page 39,conveyed unto TA Operating Corporation, a Delaware Corporation,in fee. 4 of4

EXHIBIT A-30 Florence, SC 3001 TV Road Florence, SC 29501 All that certain piece, parcel or tract of land, lying and being in Florence County, South Carolina, being more fully shown and designated on a plat of the Petro Travel Center by lleller & Associates, Inc., dated October 12, 1992 and recorded in the Oftice of the Clerk ofCou11for Florence County, where it appears in Plat Book 46 at Page 253 and having the following metes and bounds, to wit: Beginning at a new iron pin on the northern edge of frontage road (S-21-1744) at the Southwestern Corner of the prope1ty and noted as the point of beginning and running in a clockwise direction N 02°43 '04" E for a distance of 505.11 feel to a new iron pin; thence continuing N 02°43 '04" E for a distance of 295.00 feet to an old iron rin; thence turning N 52° 16' 17" E for a distance of 125.62 feet to an old iron; thence continuing N 52° 16' 17" E for a distance of 713.97 feet to an old iron rin; thence turning S 3 8°09'4 8" E for a distance of 345.17 feet to a new iron pin; thence turning S 3 go 18 ''12" E fot· a distance of 258.96 feet to an old iron pin; thence turningS 38°27'03" E for a distance of 616.25 feet to an old concrete monument at the right-of-way of TV Road (S-21-26); thence turning S 33°3 8'44" W for 3 distance of 53.17 feet along the westem right-of-way of TV Road to a new iron pin; thence turning N 23°21'46" W for a distance of 89.50 feet to a new iron pin. thence turning N 75°48'08" \V for a distance of 66.00 feet to a new iron pin; thence turning along a curve to the right with an arc distance of 89.03 feet, having a radius ol' 130.00 feet and a chord ofS 05°25'20" W !'or a distance of87.30 feet to a new iron pin. thence turningS 25°02'31" W lor 3 distance ol' 65.58 feet to a new iron pin: thence turningS 43° 15'45" \V lor a distance of I 04.23 feet to an old concrete monument: thence turning along a curve to the right \ ith an arc distance of'J70.84 feet; having a radius of 529.18 feet 3nd a chord ofS 63°24'33" W for a distance of 363.30 feet to an old concrete monument: thence turningS 83°24' 19" W lor a distance of 353.63 feet to an old concrete monument: thence turning along a cur\'c to the right with an arc distance of 3 57.90 feet, having a racl ius of 21 R 1.23 feet and a chord of S 88°05'42" W tor a distance of 3 57.56 feet to an old concrete monument; thence turning N R7°02' 13" W for a distance of II 0.42 feet to an old concrete monument on the right-of-way of frontage road (S-21-1744 ), thence turning N 02°53' 12" E for a distance of 49.98 feet to an old concrete monument: thence turning N 87°0 I '23 '' W tor a distance of 81.72 feet to a new iron pin, the point of beginning and containing a total area of 29.80 acres, more or less. DERTV ATTON CLAUSE: This being the property conveyed to TA Operating LLC hy deed dated December 2 L 2012 and recorded in the real estate records of Florence County on January 4, 2013 in Book 443. Page 1327. Tax Map Numbers: 173-01-111 and 113

EXHIBIT A-31 TA Antioch I 3011 Old Hickory Blvd. Antioch. TN BEING LOT 1,RESUBDIVlSION SECTION 3,PARCEL "A" INTERCHANGE CITY INDUSTRIAL PARK,AS OF RECORD IN PLAT BOOK 4600, PAGE 4,R.O.D.C.,TENNESSEE AND RESERVED PARCEL"A",ON THE PLAN OF REVISED SEcnON III,INTEROiANGE Cl1Y INDUSTRIAL PARK, AS OF RECORD IN PLAT BOOK 5050,PAGE 100,R.O.D.C., TENNESSEE,SAID LOT AND RESERVED PARCEL. LYING IN THE FIRST CIVIL DISTRlCT,DAVIDSON COUNlY,TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT AN EXISTING IRON PIN BEING LOCATED ON THE EASTERLY RIGHT-OF-WAY OF OLD HICKORY BOULEVARD AND LYING BY THE SOUlliERLY UNE OF LOT(l),ON lliE PLAN OF "MARATHON PETROLEUM SUBDMSION",AS OF RECORD IN PLAT BOOK 5966, PAGE 576,R.O.D.C.,TENNESSEE AND BEING THE NORTHWESTERLY CORNER OF THE HEREIN DESCRIBED TRACT; THENCE LEAVING lliE AFORESAID RIGtfT OF WAY OF OLD HICKORY BOULEVARD AND RUNNING WITH THE NORTHERLY UNE OF THE HEREIN DESCRIBED lRACT AND THE SOUTHERLY UNES OF lHE ABOVE MENTIONED PLAN OF "MARATHON PETROLEUM SUBDIVISION",AND THE PROPERTY,NOW OR FORMERLY CONVEYED TO "D.M.H. CONTRACTORS,INC.",AS OF RECORD IN DEED BOOK 7714, PAGE 812, R.O.D.C.,TENNESSEE SOU11i 86 DEGREES 35 MINUTES 18 SECONDS EAST, 1024.25 FEET TO AN IRON PIN SET AND BEING lliE NORTHEASTERLY CORNER OF THE HEREIN DESCRIBED lMCf; THENCE,SOUlli 17 DEGREES 43 MINUTES 80 SECONDS EAST, 121.82 FEET TO AN EXISTING IRON PIN BEING LOCATED ONTliE SOlJTHWESTERLY RIGHT OF WAY OF GOULD BOULEVARD {FORMERLY KNOWN AS ANDY HOLT BOULEVARD);THENCE Willi THE SAID RIGHT OF WAY WITlf THE FOLLOWING THREE {3) CALLS, COMMENONG WITH A CURVE TO THE LEFT WITH A DELTA OF 16 DEGREES 13 MINUTES 11 SECONDS, A RADIUSOF 745.20 FEET AND AN ARC LENGTH OF 2i1.24 FEEf TO AN IRON PIN {SET);THENCE CONTINUING WITH THE SOUTHWESTERLY RIGHT OF WAY OF GOULD BOULEVARD SOUTH 17 DEGREES 53 MINUTES 47 SECONDS EAST, 1005.96 FEET TO A (EXISTING) CONCRETE MONUMENT;THENCE Wffii A CURVE TO lliE LEFT WITH A DELTA OF SOUlli MINUTES 46 SECONDS, A RADIUS OF 630.00 FEET AND AN ARC LENGTH Of 7S.46 FEET TO AN IRON PIN SET,SAID PIN BEING THE SOlJTHEASTERLY CORNER OF THE HEREIN DESCRIBED TRACT AND lliE NORTHEASTERLY CORNER OF LOT NO. 1,ON THE AFOREMENTIONED "REVISED SECTION III,INTERCHANGE OTY INDUSTRIAL PARK"; THENCE LEAVING THE RIGHT OF WAY OF GOULD BOULEVARD AND RUNNING WITH THE NORTHERLY UNE OF SAID LOT NO. 1, Wrni THE FOLLOWING TWO (2) CALLS,SOUTH 72 DEGREES 06 MINUTES 13 SECONDS WEST, 239.66 FEET TO AN IRON PIN SET; THENCE 50\JTH 43 DEGREE35 MINlJfES 52 SECONDS WEST, 208.67 FEET TO AN IRON PIN SET, SAID IRON PIN LYING IN THE NORTHEASTERLY RIGHT OF WAY OF INTERSTATE 1-24 AND BEING TiiE SOUTHWESlERLY CORNER OF THE HEREIN DESCRIBED lRACT; THENCE CONTINUING WITH SAID INTERSTATE RIGHT OF WAY NORTH 46 DEGREES 33 MINUTES 10 SECONWEST, 1640.85 FEET TO AN EXISTING CONCRETE HIGHWAY MONUMENT AND A BREAK IN THE RIGHT OF WAY;lliENCE NORTH 28 DEGREES 33 MINUTES 00 SECONDS WEST,708.94 FEET TO AN EXISTING CONCRETE MONUMENT LYING AT THE INTERSECTION OF THE NORTHEASlERLY RIGHT OF WAY OF AFORESAID INTERSTATE I-24 AND lliE EASTERLY RIGHT OF WAY OF OLD HICKORY BOULEVARD;lliENCE CONTINUING WITH SAID OLD HICKORY BOULEVARD NORTH 6 DEGREES 20 MINUTES 44 SECONDS WEST, 302.53 FEET TO THE POINT OF BEGINNING AND CONTAINING 31.482 ACRES,MORE OR LESS. LESS AND EXCEPT THAT PORTION OF THE LAND CONVEYED TO TliE STATE OF TENNESSEE BY WARRANTY DEED OF RECORD IN BOOK 11048,PAGE 764,IN TilE REGISTER'S OFACE FOR DAVIDSON COUNTY, TENNESSEE AND THAT PORTION AS CONVEYED TO MICHAEL NARRATO, JR. BY DEED OF RECORD IN BOOK 11222, PAGE 524, ALSO IN SAID REGISTER'S OFFICE. . I of2

BEING lliE SAME PROPERTY CONVEYED TO NATIONAL AUTO{TRUCKSTOPS, INC., A DELAWARE CORPORATION BY SPEOAL WARRANTY DEED FROM UNION OIL COMPANY OF CAUFORNIA, A CAUFORNIA CORPORATION OF RECORD IN BOOK B918, PAGE 629; THE SAID NATIONAL AUTO[TRUCKSTOPS, INC. HAVING SINCE MERGED UfTO TA OPERATING CORPORATION; A DELAWARE CORPORATION BY CERTIACATE OF MERGER OF RECORD IN INSTRUMENT# 2000111701142'15, BOTH IN THE REGISTER'S OFFICE FOR DAVIDSON COUNTY, TENNESSEE. 2of2

EXHIBIT A-32 TJ\ Ganado 802 E. York. Highway 59 Ganado. TX BEING a 11.40 acre tract or parcel of ground being .situated in the.John Davis survey, Abstract 16, Jackson County, Texas. Said tract or parcel of grouud also being part of a 48.742 acre tract recorded in Volume 769, Page 118 among Deed Records of Jackson county, Texas, and being more particularly described by metes and boundsbelow: COMMENCING at a 5/8 inch iron rod Ccimd in the SDtlth lioe of !he South access lane to State Hig!tway No. 59 (froatage road) for the Northwest comer of tbe herein described 11.40 acres, also beiug the Northeast corner of a 4.00 acre tract recorded in a deed liom T!ll(as A & M University Development Fowu!atico to BiUy's Lease Service, Inc., recorded in Volume ll, Page 661 ofllu:Official Rc:oords ofiacl:son County, Tc:xas; THENCE with the e11:isting South line of said State Highway No.59 the following 6 courses: North 64a 45' 07" Easl, 150.35 feet to a S/8 inch lroo rod set; North 66°34' 54" East, 121.78 feet lo aS/8 iocb iron rod set; North 70° 04' 07" East, 91.15 feet to a 5/8 inch iroa rod set, replacing a brokea T.H. D. concrete monument found; THENCE by a curve to the right having 11 radius of3769.12 feet, an arc of 1263.50 feet and a chord of North 81" 02' 27" East, 1257.59 feel to a 518 inh iron rod &et; THENCE South 89" 21' 20" East, 544.07 feel to 11.5/8 inch Iron rod set, replacing a broken T. H. D. concrete monument found; TI!ENCE by s curve to the right having a radius of l8.59.86 feean arc or36.60 feet and a chord of South 8&" 47' J I" Eas 36.60 feet.to a 5/8 inch iron rod set in the center ofa drainage ditch at the POJNI' OF BEGINNING of this description; TI!ENCE still with the C tisliDg SouUa line of said State Highway No• .59 and following 4 courses: By a curve to the right having a radius of I 859.86 feet, an arc of 264.66 feet and a chord of South 84" 09' 06" East, 264.44 feet to a 5/8 inch iron rod set, replacing a broken T. H. D. coacrcte monumeot found; By a curve to the left having a radius of1959.86 fi:ct, an ere of317.46 feet and a chord of South 84" 42' 55" Ea&t, 317.1 I fret lo a 518 Inch iron rod sel, replacing a broken T. H. D. concrete monument found; TIIENCE Soulh 89" 21' 20" East, 425.00 feet to aT. H. D. concrete monument found; TIIENCE South 4sa 48' 14" East, 72.43 feet to a5/8 inch iron rod set in the Wet>tline of Airport Road; THENCE South 02" 14' 43" Ea!lt25.37 feet \vith the West line of said Airport Road to a 5/8 incb iron rod set; TIIENCE South 25" 25' 50" West, 88.57 feet to a 518 inch iron rod set in tbc Noitbwestlioc of Old Highway No. 59 (Loop 522}; THENCE Sooth 53" 28' 21" West, 757.06 feet with !he Northwest line of said Old Highway No. 59 to a 5/8 inJ;h iron rod set al the inten;cclioo of the Nonh line of Mauritt Avenue as shown on a plat of the noitb Gauado Addition as recorded in Volwne V, Page 179 of the Deed Records of Jackson County,Teus; THENCE S.ou!h 87" 22' 20" West, 381,41 feet with tho North line of said Maurilt Avenue loa Sf8 inch iron rod set in the center of said drainage ditch; TIIENCE Noitb 02" 27' 14" West, 685.50 feet acrOS!l said 48.742 acre tract and with the center of said drainage ditch to the POINT OF BEGINNING, CONTAINING 11.40 acres ofl811d. I of2

Tr:tctTwo: BEING a 3l.05 acre lract or parcel of ground being situated in the John Davis Survey, Abstract 16, Jacl<ron County, Texas. Said Inlet or puroel of ground also bl:ing pllfl of a 48.742 acre tract recorded in Yolnme 769, Page 118 among Deed Records of Jaclc.son County, Ta.;os aad beinc: more panicularly do:scribed by metes and bounds as follows: BEG.INNING at a 518 i!Jch iron rod round in the South line of the South access lane to SIBle Highway No. 59 (frontage road) for the Northwest corner of the herein described 33.05 acres, also being the Northea&t corn<:r of a 4.00 acre·!niel teeord<:d in a deW from TCICIIS A & M UniveJ:Slty Development Foundation to Billy's Lease Service, Inc.., recorded in Volume 22, Page: 661 of the Official Records of Jackson County, Texas; THENCE with the cxls.ting South &c ofd State Highway No.59 the following 6 cou e.s: North 6445' 07" East, 150.35 feet to • SIB inch iron rod set; North 66" J4' 54" East 121.78 feet to a SIB inch iron rod set; North 70" 04' OT'East, 91.15 fee( to a 518 inch iron rod set, replacing a broken T. H. D.concrete monulllCill found; Til.ENCE by a curve to the right hiiVlng a radius of3769.12 feet, an arc of 1263.50 feet and a chord of North HI" 02' 27" East, 1251.59 feel to a S/8 loch iron rod set; . . THENCE South 89" 21' 20" East, 544.07 feet to a SIB inch iron rod set, replacing a broken T. H. D. concrete monument found; TIIENCE by a curve Ia the right having a radius of 1859.86 feet, aa arc ofJ6.60 feet and a chord of South 88" 47' 31" East 36.60 feel to a S/8 inch iron rod set In!he center of 11 dminage dilch; THENCE South 02" 27' 14" Easl685.50 feet across said 48.742 acre tract and with the center of said drainage ditch to a 5!8 inch iron. rod set; lliENCE Sou!h sr 22' 20West2168.31 feel wilh the Noith lint> of Mauritz Avea; toSIB inch iron rod found a!lhe Sou!heast corner of said 4.00 au<: tract; THENCE NOith 02" 29' 20" West 452.16 feot with the East line of said 4.00 acre truct to the POINT OF BEGINNING, Containing 3.05 acres ofJand. 2 of2

EXHIBIT A-33 TA Rockw tll 2105 S. Goliad Street Rockwall. TX Legal Description B ing Lots 1 and 2, in Block A, of TRAVEL CENTERS OF AMERICA ADDITION, an Addition to the City of Rockwall, Rockwall County, Texas, according to the Map thereof recorded in cabinet F, Slide 96, of the Plat Recorda of Rockwall County, Texas.

, ;\ Tonclc S 36 Clinton Landing Rd !! 36 N. High\' ay 40 rooclc (Salt Lake City). UT i j Legal Description A tract of land situate in Section 35, Township 1 South,Range 4 West, Salt Lake Baand Meridian,Tooele County,Utah,more particularly described as follows: Beginning on the Southeasterly right-of-way line of U. S.Highway '10 at a point that Is 70.00 feet perpendiOJiarly distant Southwesterly from the 'L' line of State Highway Project No. I-BQ-2 (3) 79, said point of beginning being due West 2148.70 feet and due North 35.72 feet from the Tooele County monument at the East Quarter Comer of said Section 35 (said monument bears North 0°14''19" East 2634.05 feet from the Southwest Comer of said Section 35 and North 0°18'29" East 2938.98 feet from the Tooele County witness monument for said Southwest Comer of said Section 35); thence South 52°45'30" East along the frontage road right-of-way line 11.27 feet to the point of tangency with a .190.00 foot radius curve to Ule left; thence Easterly 356.00 feet along said frontage road right-of-way line and the arc of said curve through a central angle of 107°21'20" (Olord Bears North 73°32'50" East 306.17 feet) to a point that is 50.00 feet perpendiaJiarly distance Southeasterly from said Highway 'L' line; thence along said frontage road right-of-way line North 19°52'10 East 831.62 feet to a point on the aforesaid Southeasterly right-of-way line of U. S. Highway 40; thence along said Highway right-of-way line North 34°10'27" East 176.06 feet; thence East 680.92 feet;thence South '191.03 feet; thence along an existing Fence fine South 89°45'57" West 374.79 feet to a fence corner;thence along an existing fence South 0°05'24" West 679.74 Feet to a point on the extension of an existing Fence fine; thence along said extension and said fence line North 89°33'48" West 726.32 feet and North 89°56'19" West 370,66 feet to a point on the aforesaid rlght-of·way line of U. S. Highway '10; thence along said Highway right-of-way line North 3'1°10'27" East 191.82 feet to i:he point of beginning. ,,

EXHIBIT A-35

TA Wytheville
1025 Peppers Ferry Road
Wytheville, VA

LEGAL DESCRIPTION

All that certain real property situated in the County of Wythe, State of Virginia, more particularly described as follows:

BEGINNING at a concrete right of way monument at the intersection of Route 610 and Route I-77 right of way lines; thence with the West right of way line of Route I-77, South 54 degrees 06 minutes East 87.12 feet to a right of way monument; thence continuing East 776.48 feet to a right of way line, South 05 degrees 38 minutes East 776.48 feet to a right of way monument; thence with Route I-77 and Route I-81 right of way line, South 06 degrees 29 minutes West 286.80 feet to a right of way line, South 68 degrees 34 minutes West 393.20 feet to a right of way line, North 71 degrees 32 minutes West 163.60 feet to an iron pin located on the center line of an 88 K.V. power line, thence two courses, North 18 degrees 41 minutes West 743.90 feet to an iron pin located under the center of a tower, thence North 21 degrees 55 minutes West 271.94 feet to an iron pin in the South right of way line of Route 610, the following four courses to the BEGINNING, North 75 degrees 55 minutes East 83.41 feet to an iron pin; thence North 67 degrees 35 minutes East 48.29 feet to an iron pin; thence South 19 degrees 06 minutes East 43.14 feet to a right of monument; thence North 67 degrees 56 minutes East 658.00 feet to the PLACE OF BEGINNING, containing 17.25 acres, more or less.

LESS AND EXCEPT that portion conveyed to the Commonwealth of Virginia, by Deed dated January 12, 1978, recorded in Deed Book 260, page 691, et seq., office of Clerk, Circuit Court, Wythe County, Virginia.

Also described as follows:

Said property being more particularly described on plat of survey dated January 28, 1993, prepared by J.L. Zeh, C.L.S., to wit:

BEGINNING at a concrete right of way monument found at the intersection of VA – RTE 610 (Peppers Ferry Road) and Route I-77 right of way lines;

THENCE, with the right of way of I-77, S 54-17-07 E, 87.3 feet to a concrete right of way monument found;

THENCE, continuing with I-77 right of way, S 05-47-05 E, 776.36 feet to a concrete right of way monument found;

THENCE, continuing with I-77 right of way, S 06-19-22 W, 287.14 feet to a concrete right of way monument found at the intersection of I-77 and I-81 right of way lines;

THENCE, leaving I-77 right of way, and with I-81 right of way, S 68-19-44 W, 393.07 feet to a concrete monument fond;

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THENCE, continuing with I-81 right of way, N 71-51-43 W, 163.39 feet to an iron pin found in a fence line and on the center line of an 88 K.V. power line;

THENCE, leaving I-81 right of way, and with the center line of said power line, N 18-41-00 W, 743.62 feet to an iron pin found under the center of a tower;

THENCE, continuing with said power line, N 21-55-00 w, 226.15 feet to an iron pin set on the south right of way line of VA - RTE 610;

THENCE, continuing with the southern right of way line of VA – RTE 610 the following calls: N 72-13-43 E, 175.77 feet to a point; N 78-56-13 E, 25.79 feet to an iron pin set; with a curve to the left, having delta angle of 05-53-00; radius of 2936.82; arc length of 301.56 feet to an iron pin set, N 63-49-41 E, 101.58 feet to an iron pin set; N 67-55-12 E, 177.74 feet to the POINT OF BEGINNING, and containing 17.016 acres of land, more or less.

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EXHIBIT A-36 Ti\ Seattle East '-1-6630 North Bend WLt\' North Bend (Seattle East). WA LEGAL DESCRIPTION: Parcel A: That portion of the Northeast quarter of the Northeast quarter of Section 24, Township 23 North,Range 8 East, W.M.,ln King County, Washington, lying West of the West right-of-way line of %8th Avenue Southeast and North of the North right-of-way line of Interstate Highway No. 90 and East of the following described line: Commendng at the Northeast romer of said subdlvlslon; Thence North 87°57'30" West along the North line thereof a distance of 918.13 feet to the true point of beginning; Thence South 01°32'10" West a distance of 755.54 feet,more or less, to the North right-of-way line of Interstate Highway No.90 and the terminus of this line; · Except any portion thereof conveyed to the State of Washington for highway purposes by deeds rerorded November 30, 1955, December.16, 1955 and July 25,1969 under Recording Nos. 4641665, 4646940 and 6542836; And Except any portion thereof condemned in King County Superior Court cause No. 716816 for highway purposes; AndExcept that portion described as follows: Commencing at the Northeast comer of Section 24,Township 23 North, Range 8 East, W.M.,in King County, Washington; Thence North 87°57'30" West along the section line a distance of 25.0 feet; Thence South 01°22'29" West a distance of 413.35 feet; Thence North 88°37'31" West a distance of 5.0 feet; Thence South 01°22'29" West a distance of 144.00 feet; Thence North 88°37'31" West a distance of 250.00 feet; Thence South 01°22'29" West a distance of 47.0 feet to the true point of beginning; Thence North 88°37'13" West a distance of 164.00 feet; Thence South 01°22'29" West a distance of 190.0 feet,more or less, to the Norther1y line of Interstate Highway No. 90 as condemned In King County Superior Court Cause No. 716616; Thence North 81°22'28" East along said line a distance of 165 feet,more or less,to a point which bears South 01°22'28" East along said line a distance of 165 feet, more or less,to a point which bears South 01°22'29" West from the true point of beginning; Thence North 01°22'29" East a distance of 160 feet,. more or less, to the true point of beginning; (Said exception also being known as a portion of unrerorded King County Lot Line Adjustment No. 285001}; And Except that portion deeded to King County by Instrument recorded October 14, 2004 under King County Recording No. 20041014001147. Parcel B: Commencing at a concrete monument, being the Northeast comer of Sectlon 24, Township 23 North,Range 8 I of2

East W.M.,in King County, Washington; Thence North 87°57'30" West along the section line a distance of 25.0 feet; Thence South 01°22'29" West a distance of 413.35 feet; Thence North 88°3731" West a distance of 5.0 feet; Thence South 01°22'29" West a distance of 144.00 feet; Thence North 68°3731" West a distance of 250.00 feet; Thence South 01°22'29" West a distance of 47.0 feet to the true point of beginning; Thence North 88°3731" West a distance of 164.00 feet; Thence South 01°22'29" West a distance of 190.0 feet,more or less, to the Northerly line of Interstate Highway No.9.0 as condemned In King County Superior Court Cause No. 716616; Thence North 81°22'28" East a distance of 165 feet, more or less, to a point which bears South 01°22'29" West from the true point of beginning; Thence North 01°22'29" East a distance of 160 feet,more or less, to the true point of beginning; (Also Known as a portion of unrecorded King County Lot Une Adjustment No.285001); Situate in the County of King, State of Washington. 2 of2

EXHIBIT A-37

TA Hurricane
4195 State Rt. 34
Hurricane, WV

TRACT 1

All the certain tract or parcel of real estate situate in Scott District, Putnam County, West Virginia, and being more particularly bounded and described as follows:

From an iron pin in the easterly right of way line of West Virginia State Route 34, the Hurricane-Winfield Road, said iron pin being approximately ¼ mile north of the Teays Valley Road, Secondary No. 33 and is the common corner of land now or formerly owned by Michael S. Fletcher and Norma C. Fletcher, his wife, and Lovell Grant; thence N. 36° 48′ E. 114 feet along said easterly right of way of State Route No. 34 to an iron pin; thence S. 53° 12′ E. 175 feet to the place of beginning; beginning at this point and thence running N. 36° 48′ E. 351.88 feet to an iron pin; thence S. 87° 55′ E. 408.6 feet to a 36 inch white oak tree hacked three times as a corner; thence S. 2° 58′ W. 272.9 feet to a 10 inch post as a corner; thence S. 82° 27′ W. 511.96 feet to a point; thence N. 53° 12′ W. 121.69 feet to the place of beginning, containing 3.75 acres, more or less.

Right of Way for Tract 1:

Beginning at an iron pin in the easterly right of way line of West Virginia State Route 34, said iron pin being located along said right of way line N. 36° 48′ E. 114 feet from the Fletcher-Grant corner mentioned above; thence running with the easterly right of way line of West Virginia 34, N. 36° 48′ E. 30.65 feet to an iron pin; thence at right angles leaving the said right of way line and running with two lines of a 0.0982 acre lot S. 53° 12′ E. 100 feet and N. 81° 48′ E. 106.06 feet to an iron pin in the west line of the 3.75 Acre tract of which this driveway easement is an appurtenance; thence with the west line of the 3.75 Acre tract S. 36° 48′ W. 105.65 feet to the southwest corner of the 3.75 acre tract; thence N. 53° 12′ W. 175 feet to the place of beginning, which said easement shall extend to and be for all purposes of access to and from adjacent land now owned by Union Oil Company of California, a California corporation, as well as the 3.75 Acre tract above described.

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TRACT 2

All that certain tract or parcel of land, situate on Poplar Fork of Hurricane Creek, in Scott District, Putnam County, West Virginia, and being more particularly bounded and described as follows:

> BEGINNING at an iron pin located at the intersection of the southerly controlled access right of way line of Ramp "D" to Interstate Route 64 and the easterly right of way line of old West Virginia State Route 34; thence running along said southerly controlled access right of way line of Ramp "D", N. 88° 18' E. 1199.37 feet to an iron pin located in the easterly boundary line of the original tract of 72 acres conveyed to the party of the first part by deed from C. C. Delaney and Grace Delaney, his wife, dated August 11, 1945, recorded in the office of the Clerk of the County Commission of Putnam County, West Virginia, in Deed Book 82, page 58; thence leaving said controlled access right of way lines of Ramp "D" and running with said easterly boundary line of the original tract of 72 acres, S. 1° 25' W. 611.4 feet (old call S. 2 ½° E.) to an iron pin located at the southeastern corner of said original tract of 72 acres; thence with the southerly boundary lines of said tract of 72 acres S. 82° 27' W. 863.75 feet (old call S. 83° W.) to an iron pin located at the southeastern corner of a tract of 5.75 acres conveyed to C. L. Hankins and Ruth C. Hankins, his wife, by deed dated August 10, 1950, recorded in the aforesaid Clerk's office in Deed Book 98, page 516; thence with the easterly boundary line of said tract of 5.75 acres N. 2° 58' E. 275.3 feet (S. 5° 10' W. 273.81 feet in the aforesaid deed to C. L. Hankins and wife, dated August 10, 1950) to a 24" white oak located at the northeastern corner of said tract of 5.75 acres ("36 inch white oak tree hacked three times as a corner" in the aforesaid deed to C. L. Hankins and wife); thence with then northerly boundary line of said tract of 5.75 acres N. 87° 55' W. 621.5 feet (S. 85° 27' E. 621.48 feet to the aforesaid deed to C. L. Hankins and wife) to an old iron pin located in the easterly right of way line of old West Virginia State Route 34; thence with said easterly right of way line N. 36° 48' E. 211.36 feet to an iron pin, N. 33° 36' E. 255 feet to an iron pin, S. 58° 57' E. 5 feet to an iron pin; thence N. 30° 53' E. 14.46 feet to the PLACE OF BEGINNING; containing 17.306 acres, more or less.
>
> **THERE IS RESERVED AND EXCEPTED FROM THE ABOVE TWO TRACTS OF LAND THE FOLLOWING TWO PARCELS:**

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Parcel One: That certain tract or parcel of land more particularly bounded and described as follows:

Beginning at a 5/8 inch rebar with cap set in the line of the South Putnam Public Service District tract recorded in Deed Book 299, at Page 254, and the Pure Oil tract recorded in Deed Book 153, at page 77, and from which a one inch iron pipe found corner to the said South Putnam Public Service District tract bears S. 87° 09' W. 86.33 feet; thence through the said Pure Oil tract from which this tract is a part for three (3) calls: N. 46° 09' E. 62.03 feet to a 5/8 inch rebar with cap set; N. 88° 02' E. 38.41 feet to a 5/8 inch rebar with cap set; and S. 34° 20' E. 47.03 feet to a 5/8 inch rebar with cap set in the line of the said Pure Oil tract and the Teays Valley Public Service District tract recorded in Deed Book 253, page 650; thence with said tracts, S. 87° 09' W. passing a one inch iron pipe found corner to the said Teays Valley Public Service District tract at 76.00 feet, in all 109.78 feet to the place of beginning, containing 2,996.61 square feet, more or less, as shown on a map titled, "PLAT OF SURVEY FOR SOUTH PUTNAM PUBLIC SERVICE DISTRICT SHOWING 2,996.61 SQ. FT. TRACT', dated May 27, 2005.

And being the same property conveyed to South Putnam Public Service District, a political subdivision, by TA Operating Corporation, by deed dated June 29, 2005 and recorded in said Clerk's office in Deed Book 457, page 780.

Parcel Two: That certain tract or parcel of land more particularly bounded and described as follows:

Beginning at an existing ¾" rebar at the northwesterly corner of a tract conveyed to G. & G. Investments, in Deed Book 351, page 495, as recorded in the aforementioned Clerk's office, said point also being in the southerly existing controlled access right of way line of Interstate 64; thence with said G. & G. Investments tract, S. 1° 20' 27" W. 619.97 feet to an existing ½" rebar at the northeasterly corner of a tract conveyed to Sherman Joseph Wood, in Deed Book 353, page 694, as recorded in the aforementioned Clerk's office; thence leaving said G. & G. Investments tract, and with said Good tract, S. 82° 05' 44" W. 146.43 feet to a set rebar; thence leaving said Good tract and meandering with Poplar Fork, the following courses and distances: N. 24° 13' 34" W. 9.66 feet to a point; thence N. 45° 42' 44" W. 33.57 feet to a point; thence N. 13° 26' 16" W. 172.55 feet to a point; thence N. 48° 46' 33" W. 36.72 feet to a point; thence N. 68° 53' 46" W. 32.80 to a point; thence, S. 88° 16' 15" W. 31.81 feet to a point; thence S. 56° 03' 50" W. 38.76 feet to a point; thence S. 47° 18' 08" W. 30.98 feet

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to a point; thence S. 64° 50' 06" W. 77.06 feet to a point; thence S. 66° 25' 41" W. 81.02 feet to a point; thence S. 74° 07' 28" W. 38.38 feet to a point; thence S. 77° 16' 25" W. 9.12 feet to a point; thence N. 56° 21' 29" W. 6.61 feet to a point; thence N. 37° 45' 49" W. 34.75 feet to a point; thence N. 11 o 36' 34" W.15.75 feet to a point; thence N. 9° 26' 49" E. 12.19 feet to a point; thence N. 28° 42' 16" E. 39.89 feet to a point; thence N. 35° 28' 41" E. 129.77 feet to a point; thence N. 34° 29' 45" E. 265.23 feet to a point; thence N. 28° 15' 34" E. 76.08 feet to a point; thence N. 21° 16' 30" E. 30.31 feet to a set rebar in the aforementioned southerly right of way line of Interstate 64; thence with said right of way line, N. 87° 41' 29" E. 298.91 feet to the point of beginning, containing 5.23 acres. And being the same property conveyed to Gary D. Young and Penny R. Young, husband and wife, by TA Operating Corp<?ration, by deed dated March 8, 2006 and recorded in said Clerk's office in Deed Book 463, page 849. 4 of4

EXHIBIT A-38 T;\ Hudson 713 Highway 12 Hudson. WI A parcel of land located in the Southwest Quarter of the Southwest Quarter (SW 1/4 SW 1/4) of Section Twenty-Seven (27), Township Twenty-Nine (29} Nortn,Range Nineteen (19) West,in the Town of Hudson,St.Croix County, Wisconsin,described as follows: Commencing at the Southwest comer of Section 27; thel'la! North 02°02'37" East, 82.40 feet along the West line of the Southwest 1/"1 or Section 27; thence South 88°00'38" East,2"1.87 feet; thence North 04°26'00" East,360.00 feet along the centerline of U.S.Highway "12";thence South 83°34'00" East,100.00 feet to the point of beginning; thence North 04°26'00" East,310.50 feet; thence Northeasterly 435.20 feet along .the arc of a 11,559.16-foot radius curve concave to the West whose chord bears North 03°21'17" East,435.17 feet; thence South 89°59'50" West, 48.01 feet;·thence North 02°42'04" East,31.54 feet; thence North 89°59'50" East, 789.76 feet;thence South 00°00'35" West, 912.04 feet to the Northerly right-of-way line of interstate "94"; thence Southwesterly 80.07 feet along the arc of a 3629.72-foot radius curve concave to the North whose chord bears South 82°29'57" West, 80.07 feet; thence continuing along said Northerly right-of way line North 78°21'22" West, 728.15 feet to the point of beginning,containing 358,030 square feet (15.106 acres) more or less. EXCEPT that parcel to State of Wlsronsln, Department of Transportation by Award of Damages rerorded October 29, 1996,In Volume 1205, on Page 6"12,as Document No. 551401. All of the above-described land being the same as follows: A parcel located in the Southwest Quarter {SWl/4) of Section Twenty-Seven (27),Township Twenty-Nine (29) North,Range Nineteen (19) West,in the Town of Hudson, St Croix County, Wisconsin, further described as follows: From the Southwest corner of said Section 27 go North along the Section line a distance of 82.4 feet;thence South 88°00' East along the centerline of East-bound lane of Interstate "94" a distance of 24.9 feet;thent;e North 4°26' East along centerline of U.S. Highway "12" a distance of 360.0 feet;thence South 85°34' East a distance of 100.0 feet to point of beginning for parcel to be described herein,said point of beginning being the intersection·of the North right-of-way line of Interstate "94" and the East right-of-way line of U.S. Highway "12"; thence South 78°19' East along said North right-of-way line a distance of 570.0 feet; thence due North a distance of 672.0 feet; thence due West a distance of 55.0 feet; thence due North a distance of 235.0 feet; thence due West a distance of 500.0 feet; thence South 2°10' West a distance of 48.0 feet along the East right-of-way line of U.S. Highway "12";thence South 87°42' East a distance of 48.0 feet; thence Southerly on a curve concave to the West having a radius of 11,559.16 feet and a long chord bearing South 3°22' West a distance of 433.0 feet;thence South 4°26' West a distance of 310.5 feet to the point of beginning. All bearings above are grid bearings taken from I-94 surveys and are not true bearings; EXCEPT the Northerly 16-foot strip along the East 500 feet of the above desaibed parcel. A parcel located In the Southwest Quarter {SWl/4) of Section Twenty-Seven (27), Township Twenty-Nine (29) North, Range Nineteen (19) West, further described as follows: From the Southwest comer of said Section 27 go North along the section line a distance of 82.4 feet;thence South 88°00' East along the centerline of the East-bound lane of Interstate "94" a distance of 24.9 feet;thence North 4°26' East along the centerline of U.S. Highway "12" a distance of 360.0 feet;thence South 85°34' East a distance of 100.0 feet; thence South 78° 19' East along the North right-of-way line of Interstate "94" a distance of 570.0 feet to the point of beginning for the parcelto be conveyed herein; thence due North a distance of 672.0 feet; thence due West a distance of 55.0 feet;thence due North a distance of 219.0 feet;thence due East a distance of 290.0 feet; thence due South a distance of 911:'1 feet to the North right-of-way nne of Interstate "94";thence Westerly along said right-of-way line a distance of 79.2 feet on a chord of a curve concave to the North having a radius of 3629.7 feet; thence North 78°19' West along said right of-way line a distance of 160.0 feet to the point of beginning. All bearings being taken from 1-94 highway bearings which are grid bearings, not true. EXCEPT that parcel to State of Wisconsin,Department of Transportation by Award of Damages recorded October 29, 1996,in Volume 1205,Page 642,as Document No. 551401.

EXHIBIT A-39 TA Cheyenne 4000 1-80 Service Rd. T3 urns (Cheyenne). WY Parcel 1: A tract of land situate in the SWY4 of Section 23,Township 14 North,Range 64 West of the 6th P.M., Laramie County, Wyoming, more particularly described as follows: commendng at the Southwest comer of said Section 23;thence N.09°32'E.,a distance of 362.76 feet to the point of beginning at the intersection of the North right of way line of U.S. Interstate Highway 80 and the East right of way line of County Road Extension 107; thence N.00°22'E.,along the East right of way line of said County Road Extension 107,a distance of 397.03 feet; thence leaving said right of way line S.87°07'23"E.,a distance of 2576.95 feet;thence S.00"32'll"W.,a distance of 203.76 feet; thence N.88"59'W.,a distance of 1156.95 feet; thence S.00°22'W.,a distance of 412.41feet; to a point on the North right of way line of U.S. Interstate Highway 80; thence N.88"21'15"W.,along said North right of way line a distance of 311.05 feet; thence N.7l 0 l2'W.,along said North right of way line,a distance of 972.69 feet; thence N.B8"16'W., along said North right of way line, a distance of 183.30 feet to the point of beginning. AND A tract of land situate in the SEV4 of Sectlon 22, Township 14 North, Range 64 West of the 6th P.M., Laramie County, Wyoming,more particularly described as follows: Commencing at the Southeast comer of said Section 22; thence N.17°11'19"W., a dlstance of 411.39 feet to the point of beginning said point being at the Intersection of the North right of way line of U.S. Interstate Highway 80 and the West right of way line of County Road Extension 107; thence N.14"23'38"E., along said West right of way line of County Road Extension 107 a distance of 300.27 feet; thence leaving said West right of way line N.88"06'25"W.,a distance of 701.35 feet; thence 5.01"53'45"W.,a distance of 416.54 feet to a point on the North right of way line of said U.S.Interstate Highway SO; thence N.72°47'35"E., along said North right of way line of U.S.Interstate Hlghway 80,a distance of 376.55 feet; thence S.88"08'32"E., along said North right of way line of U.S. Interstate· Highway 80; a distance of 280.54 feet to the point of beginning LESS Tract 1,Travel Centers of America Final Plat,Laramie County, Wyoming,EXCEPTING A tract of land being a portion of parcel #1as recorded in Book 1504,Page 160,Laramie County Oerk's Office ,located in the Southwest Quarter {SWI/4) of Section 23,Township 1'1 North,Range 64 West of the 6th P.M.,Laramie County,Wyoming,being more partirulariy desoibed as follows: Beginning at the Southeast comer of said Book 1504,Page 160; from which the Southwest comer of said Section 23 bears S.B8°35'08"W.,a distance of 1477.34 feet,thence N.00°07'41"E.,a distance of 412.62 feet,along the East line of said parcel to the Northeast comer of said parcel; thence N.89"12'18"W., along the North line of said parcel, a distance of 277.63 feet; thence S.05°44'08"W.,a distance of 408.88 feet, to a point on the South line of said parcel; thence S.71°25'50"E., along the South line of said parcel, a distance of 6.91feet; thence S.B8"37'-t3"E.,along said South line, a distance of 311.09 feet to the point of beginning. Parcel 2; Tract 1,Travel Centers of America Final Plat, laramie County, Wyoming.

EXHIBIT B

New Properties

TA Site No.	Property Address
352	1724 West Grand Avenue, Gadsen, AL 35904.
236	21 Romines Dr., Morris, IL 60450.
379	1409 S. Country Road #850 East, Greensburg, IN 47240.
393	3001 TV Road, Florence, SC 29501.

EXHIBIT C

Petro Properties

TA Site No.	Property Address
352	1724 West Grand Avenue, Gadsen, AL 35904.
379	1409 S. Country Road #850 East, Greensburg, IN 47240.
393	3001 TV Road, Florence, SC 29501.

EXHIBIT D

Trade Area Restriction Waivers

TA Site No.	Property Address
397	426 Alabama Highway 69 S, Hanceville, AL 35077.
399	2842 SE Frontage Rd., Johnstown, CO 80534.
377	10200 Old Federal Rd., Carnesville, GA 30521.
376	1035 W. State Road 42, Brazil, IN 47834.
244	5884 S. Wilbur Wright Rd., New Lisbon, IN 47366.
250	1441 W. US Hwy 20, Porter, IN 46304.
382	4230 W. Highway 24, Remington, IN 47977.
243	15587 M-60, Tekonsha, MI 49092.
385	14150 Hwy 418 SW, Deming, NM 88030.
251	1670 U.S. Hwy 601 North, Mocksville, NC 27028.
378	98 Grove St., DuPont, PA 18641.
253	849 Victory Hwy. West, West Greenwich, RI 02817.
255	289 Howard Baker Hwy, Pioneer, TN 37847.
340	101 Cornelius Road North, Hillsboro, TX 76645.
394	110 Interstate 35 Frontage Rd., Pearsall, TX 78061.